EXHIBIT 6.1

PURCHASE AND SALE AGREEMENT

(Trilogy Midwest Multifamily Collection)

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of February 10, 2025 (the "Effective Date"), by and between the Sellers and MORGAN PROPERTIES ACQUISITION COMPANY LLC, a Delaware limited liability company ("Purchaser"). Capitalized terms used herein shall have the meaning given to such terms in APPENDIX A attached hereto.

W I T N E S S E T H:

Each Seller Entity is the owner of its Respective Property. On the terms set forth herein, each Seller Entity desires to sell its Respective Property to Purchaser and Purchaser desires to purchase each Respective Property from the applicable Seller Entity.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, each Seller Entity agrees to sell and convey its Respective Property to Purchaser and Purchaser agrees to purchase each Respective Property from the applicable Seller Entity.

1.2 Excluded Property. Notwithstanding anything to the contrary contained above: (a) Sellers reserve the right to retain copies of all digital information and paper copies of all information related to, or associated with the Properties in Seller’s possession as of the Closing Date (collectively, the “Retained Documents”), subject to Section 10.2 of this Agreement; and (b) the Conveyed Assets shall not include any: (i) bank accounts of any Seller Entity; (ii) any Seller Entity’s rights to payments of Delinquent Rent pursuant to Section 4.4(f) or rights to payments under Section 4.4(j) below; or (iii) any Excluded Information. This Section 1.2 shall survive the Closing.

1.3 Purchase Price. Sellers shall sell and Purchaser shall purchase the Properties for an aggregate total of Five Hundred Five Million and 00/100 Dollars ($505,000,000.00) (the "Purchase Price"), which Purchase Price is allocated among the Properties in accordance with the Allocated Purchase Price for each Property. Purchaser may request to reallocate the Allocated Purchase Prices amongst the Properties by providing a written request to Seller Contract Agent prior to the expiration of the Inspection Period (a “Reallocation Request”). Seller Contract Agent, in its sole discretion, may grant or deny the Reallocation Request, in whole or in part, provided that without the consent of Seller, Purchaser may reallocate (i) up to $5,000,000 of the Allocated Purchase Prices for the Fund II Properties (as defined in Section 13.2) amongst the Fund II Properties (but not any other Properties), and (ii) up to $5,000,000 of the Allocated Purchase Prices for the Fund III Properties (as defined in Section 13.3) amongst the Fund III Properties (but not any other Properties), and provided further that Seller Contract Agent shall not unreasonably withhold, condition or delay its consent to any additional Reallocation Request amongst the Fund II Properties or amongst the Fund III Properties in excess of the permitted thresholds set forth in clauses (i) and (ii) above. If the Reallocation Request is approved by Seller Contract Agent or is otherwise made by Purchaser (without Seller Contract Agent’s consent) as permitted by this Section 1.3, the reallocation of the Allocated Purchase Prices shall be effective only upon an execution of an amendment to this Agreement (which the Parties agree to promptly execute following such Reallocation Request which is consented or not required to be consented to by Seller Contract Agent). The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to an escrow bank account of the Escrow Agent.

1.4 Earnest Money. Within two (2) business days after the Effective Date, Purchaser shall deposit with the Escrow Agent, the sum of Five Million and 00/100 Dollars ($5,000,000.00) (the "Initial Deposit") in good funds, by federal wire transfer. Within one (1) business day following expiration of the Inspection Period, unless this Agreement has previously been terminated, Purchaser shall deliver to the Escrow Agent the additional sum of Five Million and 00/100 Dollars ($5,000,000.00) as additional earnest money (the “Additional Deposit”). The Initial Deposit, the Additional Deposit (if and when made), the Extension Deposit (if and when made pursuant to Section 4.1(b)) and all interest earned thereon (if any) shall be collectively referred to as the “Earnest Money”. The Escrow Agent shall hold the Earnest Money pursuant to the escrow agreement entered into among Sellers, Purchaser and Escrow Agent on the Effective Date in the form attached as EXHIBIT A. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Purchaser’s failure to make the Initial Deposit when required shall result in an automatic termination of this Agreement.

1.5 Independent Consideration. Notwithstanding anything to the contrary in this Agreement, in the event any provision hereof allows for the return of the Earnest Money to Purchaser, such amount shall be immediately returned to Purchaser less One Hundred and No/100 Dollars ($100.00), which shall be paid to and allocated among the Sellers as independent consideration for entering into this Agreement and shall not be refundable in any events. This Section 1.5 shall survive the termination of this Agreement.

1.6 Seller Contract Agent. Each of the Sellers: (a) appoint Trilogy Real Estate Group, LLC as the “Seller Contract Agent” under this Agreement; and (b) grant Seller Contract Agent the right to: (i) give or withhold consents and approvals on behalf of any or all Sellers; (ii) give and receive all notices and demands which may be required or permitted by Sellers under this Agreement; and (c) take any action on the part of any Seller pursuant to this Agreement (including termination and amendment of this Agreement). Seller Contract Agent shall not, however, be a Seller or a Party for purposes of this Agreement. In furtherance of the foregoing, Purchaser shall have the right to conclusively rely on any consents or approvals granted by Seller Contract Agent without further action or inquiry. This Section 1.6 supplants Section 9 of the Access Agreement.

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ARTICLE II

TITLE AND SURVEY

2.1 Commitment for Title Insurance. The Parties acknowledge and agree that Purchaser has received the Title Commitments prior to the Effective Date.

2.2 Survey. As soon as practicable after the Effective Date, Purchaser shall obtain the Surveys. A copy of each Survey shall be provided by Purchaser to Sellers. In the event Purchaser fails to obtain the Surveys prior to the Title Objection Deadline, Purchaser shall have no right to raise any Title Objection with respect to any matter raised on the Surveys after the Title Objection Deadline.

2.3 Title Objections; Cure of Title Objections.

(a) Purchaser shall have until 5:00 PM (Chicago Time) on February 6, 2025 (the “Title Objection Deadline”) to examine title to the Properties and to provide Seller Contract Agent with a written notice (a “Title Objection Notice”) of any objections Purchaser may have to any exceptions to title disclosed in the Title Commitments or matters disclosed by the Surveys (each a “Title Objection”). Purchaser need not submit a Title Objection with respect to Monetary Liens (defined in Section 2.3(e) below). Any exception to title disclosed in the Title Commitments or the Surveys as of the Title Objection Deadline to which Purchaser does not make a Title Objection in a timely Title Objection Notice shall be deemed a Permitted Exception for the applicable Property. Purchaser and Sellers acknowledge that Purchaser delivered a Title Objection Notice dated as of February 3, 2025.

(b) In the event Purchaser timely gives a Title Objection Notice for a Property, each Seller Entity shall have the right, but not the obligation, to elect to remove, satisfy and discharge of record or insure over (provided that Sellers shall only have the right to insure over items which were not voluntarily created by, through or under any Seller Entity) (collectively, “Cure”) any Title Objections as such relate to its Respective Property. On or before 5:00 PM (Chicago Time) on February 12, 2025, Seller Contract Agent may give written notice (a “Title Response”) to Purchaser on behalf of any Seller Entity informing Purchaser of such Seller Entity’s election with respect to the Title Objections relating to its Respective Property. If Seller Contract Agent fails to give a Title Response on or before such date and time with respect to any Title Objections, the applicable Seller Entity shall be deemed to have elected not to Cure such Title Objections. If a Seller Entity elects to Cure any Title Objection as confirmed by a Title Response, Sellers shall be entitled to one reasonable adjournment of the Closing of up to, but not beyond, the tenth (10th) day following the date for Closing set forth in Section 4.1 hereof to attempt such cure, but Sellers shall not be obligated to expend any sums (other than with respect to Monetary Liens), commence any suits or take any other action in order to effect the same.

(c) If a Seller Entity elects not to Cure (or is deemed to have elected not to Cure) any Title Objection other than a Monetary Lien (collectively, a “No Cure Item”), then Purchaser's sole remedy hereunder shall be either: (i) to accept title to the applicable Property subject to the No Cure Item without reduction of the Purchase Price and such No Cure Item shall be deemed Permitted Exceptions hereunder, or (ii) to terminate this Agreement as to all Properties, whereupon the Earnest Money shall be immediately returned to Purchaser and no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations. If, after electing to Cure a Title Objection by confirming such in a Title Response, such Seller Entity fails to timely Cure such Title Objection, then Purchaser shall have the rights and remedies set forth in Section 6.2 of this Agreement.

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(d) To terminate this Agreement pursuant to Section 2.3(c), Purchaser must give written notice to Seller Contract Agent of its election to terminate this Agreement not later than:

(i) the expiration of the Inspection Period with respect to any No Cure Items existing prior to the end of the Inspection Period, (ii) three (3) business days after receipt of written notice (or deemed notice) from Seller Contract Agent that a Title Objection has become a No Cure Item, or (iii) at Closing if a Seller Entity fails to cure any Title Objections and such has become a No Cure Item. If Purchaser fails to give timely notice (on or before the applicable date as provided above) of its election to terminate this Agreement for any reason whatsoever, such No Cure Items shall be deemed to be a Permitted Exception.

(e) Notwithstanding the foregoing, at or prior to Closing, each Seller Entity shall Cure all (i) mortgages or other similar mortgage financing security instruments that were recorded against their Respective Property, subject to Section 13.2(e)(iii) and Section 13.3(e)(iii) of this Agreement, (ii) mechanics’ liens as to its Respective Property, (iii) property tax liens or judgment liens encumbering their Respective Property, (iv) any other monetary liens encumbering their Respective Property and (v) any encumbrances, restrictions or other title matters that have been placed against any Respective Property by, through or under any Seller Entity after the Effective Date (collectively, “Monetary Liens”).

2.4 Conveyance of Title. At Closing, each Seller Entity shall convey and transfer to Purchaser such title to its Respective Property as will enable the Title Company to issue to Purchaser at Closing a Title Insurance Policy covering such Respective Property in form consistent with the terms of this Agreement. Each Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to this Agreement (collectively, the “Permitted Exceptions”). It shall not be a condition to Closing that any Title Insurance Policy contain any endorsements. Purchaser shall determine the availability of any endorsements for each Respective Property prior to Closing. Notwithstanding anything contained herein to the contrary, each Respective Property shall be conveyed subject to (and the applicable Title Insurance Policy may be subject to or contain exceptions for) the following matters, all of which shall be deemed to be Permitted Exceptions:

(a) the rights of Tenants under the Assigned Leases, with no options to purchase or rights of first refusal;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Respective Property;

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(d) items which are or become Permitted Exceptions expressly pursuant to this Agreement, including pursuant to Section 2.3 or Section 2.5 hereof; and

(e) acts done or caused by or through Purchaser or matters arising by virtue of the legal identity or status of Purchaser;

(f) all matters which would have been shown by the Surveys, if the Surveys are not obtained by the Purchaser.

2.5 Gap Period Objections. A “Gap Period Exception” is any adverse exception to title that is first raised by the Title Company or the surveyor of any Survey in any amendments or updates to any Title Commitment or Survey issued after the expiration of the Inspection Period. Purchaser shall have the right to object to any Gap Period Exceptions by giving written notice to Seller Contract Agent of the Gap Period Exceptions within seven (7) business days after the issuance of any such amendment or update (or the Closing Date, whichever is earlier). If Purchaser does not object to any Gap Period Exceptions by giving timely written notice as herein provided, such Gap Period Exception shall become a Permitted Exception. In the event Purchaser gives timely written notice of a Gap Period Objection, Seller Contract Agent shall have three (3) business days to respond to such on behalf of the applicable Seller Entity and Purchaser’s rights and the Seller Entity’s obligations with respect thereto shall be the same as provided with respect to a Title Objection pursuant to the provisions of Sections 2.3(c), 2.3(d) and 2.3(e) (and the Closing Date shall be extended as necessary to allow for Seller Contract Agent to: (x) respond to Purchaser’s notice, if at all; and (y) to Cure the Gap Period Objection as provided in Section 2.3(b)).

2.6 Third Party Estoppels.

(a) As part of its Title Objections for any Property, Purchaser may include a request that the applicable Seller Entity obtain an estoppel certificate from any counterparty to any agreement listed as an exception in a Title Commitment that provides for shared use, costs or maintenance affecting or otherwise provides rights that benefit such Property (including, without limitation, any reciprocal easement agreements) (each a “Third Party Title Agreement”) provided that Purchaser includes a proposed form of the requested estoppel certificate on or prior to February 11, 2025 that complies with the estoppel provisions of the Third Party Agreement (if applicable). An estoppel certificate complying with the terms of this Section 2.6(a) is defined as a “Third Party Estoppel”.

(b) The applicable Seller Entities shall use commercially reasonable efforts to obtain Third Party Estoppels, but shall not be required to: (i) incur any material out-of-pocket expense in connection with the pursuit of the Third Party Estoppels; or (ii) declare any default or institute any actions in order to compel the delivery of a Third Party Estoppel.

(c) Provided that the applicable Seller Entities comply with Section 2.6(b), no Seller Default shall ever exist in the event that a Seller Entity is unable to obtain any Third Party Estoppel. Further, in no event shall the delivery of any Third Party Estoppel be a condition precedent to Purchaser’s obligation to proceed with Closing.

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(d) Upon receipt of an executed Third Party Estoppel, Seller Contract Agent shall provide such to Purchaser. If a Third Party Estoppel discloses a default on the part of the applicable Seller Entity under the terms of the Third Party Title Agreement (a “TPTA Default”), such disclosure shall be deemed to update the applicable Seller Entity’s representations and warranties set forth in Section 5.1(c) with respect to such TPTA Default and Purchaser shall have the rights and remedies (if any) contained in Section 4.6 with respect to such disclosure (provided that: (i) the applicable Seller Entity shall have the right to cure such TPTA Default prior to Closing and once cured Purchaser’s rights under Section 4.6 shall no longer exist with respect to the TPTA Default; and (ii) if the TPTA Default consists solely of the failure to make a payment of a sum certain, the applicable Seller Entity may credit the sum claimed due to Purchaser at Closing and such credit shall be deemed to cure the applicable TPTA Default).

ARTICLE III

INSPECTION PERIOD

3.1 Access Agreement and Continuing Rights of Inspection.

(a) Attached as EXHIBIT B is the Access Agreement dated December 26, 2024 between Purchaser and Sellers (the “Access Agreement”). Except as provided below, Purchaser and Sellers agree that the terms of the Access Agreement are incorporated into this Agreement. To the extent any provision of the Access Agreement conflicts with the terms of this Agreement, the terms of this Agreement shall control. With respect to the Access Agreement, the Parties agree that: (i) Section 3(d) of the Access Agreement is terminated, but Section 3.2(b) of this Agreement shall apply; (ii) Section 8 of the Access Agreement is terminated, but Section 5.4(f) of this Agreement shall apply; (iii) Section 9 of the Access Agreement is terminated, but Section 1.6 of this Agreement shall apply; (iv) Section 10 of the Access Agreement is terminated, but Section 10.5 of this Agreement shall apply; (v) Section 11 of the Access Agreement is terminated, but Section 6.4 of this Agreement shall apply; and (v) Section 12 through and including Section 14 of the Access Agreement are terminated and shall be replaced by the similar provisions of ARTICLE X of this Agreement.

(b) As established by the Access Agreement, Purchaser shall have the Inspection Period to perform its Inspections. For purposes of this Agreement (and notwithstanding anything to the contrary contained in the Access Agreement), the Inspection Period shall expire at 5:00 PM (Chicago Time) on February 14, 2025. Purchaser shall have the continuing right to perform Inspections after the end of the Inspection Period and through Closing pursuant and subject to the terms of the Access Agreement and this Agreement. The license granted in Section 1 of the Access Agreement is extended by Sellers until the earlier of Closing or the termination of this Agreement.

(c) The terms of Section 5 of the Access Agreement continue in full force and effect and are incorporated into this Agreement. The provisions of said Section 5 of the Access Agreement (and hence this Section 3.1(c)) shall not survive the Closing, but shall survive the termination of this Agreement.

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3.2 Inspection Materials.

(a) Certain Inspection Materials have been delivered to Purchaser pursuant to the Access Agreement. If after the Effective Date, any of the Sellers delivers any Inspection Materials or Additional Materials, such shall be delivered in accordance with and subject to the terms of the Access Agreement. With respect to any Property, upon the reasonable request of Purchaser, Seller Contract Agent shall deliver to Purchaser then-current versions of any Rent Roll, AR Report, Concessions Report or Security Deposit Report.

(b) Except for any Seller Representations, no Seller Entity makes any representations or warranties as to the truth, accuracy or completeness of any Inspections Materials or any other data or information delivered by Sellers, Property Manager, Broker or any other person to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all Inspection Materials and other data and information delivered by Sellers, Property Manager, Broker or any other person to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such Inspections Materials, data or other information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated in any Seller Representation. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (i) any environmental or other report with respect to the Properties which is delivered to Purchaser shall be for general informational purposes only, (ii) Purchaser shall not have any right to rely on any such report, but rather will rely on its own inspections and investigations of the Properties and any reports commissioned by Purchaser with respect thereto, and (iii) neither Seller, any affiliate of Seller, Property Manager, Broker or any other person which prepared any such report shall have any liability to Purchaser for any inaccuracy in or omission from any such report. If Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period, Purchaser agrees that it will have had a full opportunity to review all of the Inspection Materials during the Inspection Period and waives any right to claim that it did not receive the Inspection Materials. This Section 3.2(b) shall survive the Closing.

3.3 Right of Termination. If Purchaser determines in its sole discretion, for any reason or no reason, that the Properties (or any of them) are not suitable for its purposes, Purchaser shall have the right to terminate this Agreement as to all Properties only by giving written notice thereof to Seller Contract Agent prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination prior to the expiration of the Inspection Period, this Agreement shall terminate as to all Properties and the Earnest Money shall be immediately returned to Purchaser (without the consent of Sellers or Seller Contract Agent and notwithstanding any objection by Sellers or Seller Contract Agent) and no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations. If Purchaser fails to give Seller Contract Agent a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.3 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement (subject to any other express conditions precedent or termination rights provided herein). If Purchaser terminates this Agreement for any reason permitted in this Agreement prior to Closing, Purchaser acknowledges that the Access Agreement shall likewise terminate on the same date, except that Purchaser shall remain bound by the Surviving Obligations.

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3.4 Roof Warranties. During the Inspection Period, Purchaser shall review and determine if any of the Properties have unexpired roof warranties which are assignable to Purchaser (each an “Assignable Roof Warranty”). Purchaser shall have the right to have the issuer of any Assignable Roof Warranty (an “Issuer”) (or an Issuer’s approved contractor) inspect the applicable roof in order to determine if the Assignable Roof Warranty can be assigned to Purchaser at Closing. Each Seller Entity that holds an Assignable Roof Warranty shall cooperate with the inspection of its applicable roof. Purchaser shall be responsible for the payment of any transfer or assignment fees charged by the Issue (if any) in connection with the assignment of an Assignable Roof Warranty. Provided that Purchaser pays any applicable transfer or assignment fee, each Seller Entity that holds an Assignable Roof Warranty shall execute at Closing any documents of assignment necessary to assign an Assignable Roof Warranty to Purchaser (the “Warranty Assignments”). If an Issuer requires any work to be completed with respect to a roof as a condition to the assignment of an Assignable Roof Warranty to Purchaser (“Required Work”), Sellers shall have no obligation to perform any such Required Work and Purchaser’s sole remedy in such event will be to terminate this Agreement during the Inspection Period pursuant to Section 3.3.

ARTICLE IV

CLOSING

4.1 Time and Place.

(a) The consummation of the transaction contemplated hereby ("Closing") shall be held through an escrow at the offices of Title Company on or before 4:00 PM (Chicago Time) on April 3, 2025 (the “Scheduled Closing Date”), subject to the terms and conditions of this Agreement.

(b) Purchaser shall have the one-time right to extend the Scheduled Closing Date upon satisfaction of the following conditions precedent: (i) Purchaser shall provide Seller with a written notice of its election to extend the Scheduled Closing Date (an “Extension Notice”) not later than 5:00 PM on March 27, 2025; (ii) the Extension Notice must specify a date certain to which the Closing Date is being extended (such date being the “Extended Closing Date”); provided that the Extended Closing Date shall be no later than forty-five (45) days after the Scheduled Closing Date; and (c) within one (1) business day after delivering the Extension Notice, Purchaser shall deposit the sum of Five Million and 00/100ths Dollars ($5,000,000.00) (the “Extension Deposit”) with the Escrow Agent. If Purchaser satisfies all of the foregoing conditions, then the Extended Closing Date specified in the Extension Notice shall automatically become the Scheduled Closing Date for all purposes under this Agreement without any need for any further amendment to this Agreement. If Purchaser shall fail to make the Extension Deposit within one (1) business day after delivery of the Extension Notice, then Purchaser’s Extension Notice shall be null and void, Purchaser may not thereafter send a subsequent Extension Notice and the Closing shall occur on the original Scheduled Closing Date.

(c) The Parties may agree in a written amendment to this Agreement that the Closing shall occur on any date certain. The date on which the Closing actually occurs shall be the “Closing Date”. The Closing shall occur on a so-called “New York style” basis with the disbursement of closing funds prior to the recordation of the Deeds, but only upon satisfaction of the conditions precedent to Closing set forth herein. At Closing, Sellers and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

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(d) Notwithstanding anything in this Agreement to the contrary, in no event shall Sellers be permitted to extend or adjourn Closing under this Agreement (i) such that the calendar day immediately preceding the Closing is a non-business day, or (ii) to a date which would extend beyond thirty (30) days after the Scheduled Closing Date.

4.2 Seller's Obligations at Closing. At Closing, each Seller Entity, with respect to its Respective Property only, shall:

(a) deliver to Purchaser a duly executed deed, in the applicable form attached as Exhibit C-1 through C-8, conveying the Land and Improvements which are a part of the Respective Property, subject only to the Permitted Exceptions applicable to each Respective Property (each, a "Deed");

(b) deliver to Purchaser a duly executed bill of sale conveying the Tangible Personal Property (subject to Section 5.7(g) below) which is a part of the Respective Property in the form attached hereto as EXHIBIT D (each, a “Bill of Sale”);

(c) assign to Purchaser the Seller Entity’s interest as landlord/lessor in and to the Assigned Leases relating to its Respective Property using the form attached hereto as EXHIBIT E (each, a “Lease Assignment”);

(d) assign to Purchaser the Seller Entity's interest in the Assigned Contracts relating to its Respective Property and the other Intangibles using the form attached hereto as EXHIBIT F (each, a “Contract Assignment”);

(e) deliver to Purchaser a notice to Tenants under the Assigned Leases in the form attached hereto as EXHIBIT G (each, a “Tenant Notice”);

(f) deliver to Purchaser a notice to vendors under the Assigned Contracts in the form attached hereto as EXHIBIT H (each, a “Vendor Notices”);

(g) deliver to Purchaser a certificate, dated as of the Closing Date and executed on behalf of such Seller Entity, in the form attached hereto as EXHIBIT I stating that the Seller Representation are true and correct as of the Closing Date subject to the disclosure of any Rep Exceptions (the “Seller Bring-Down Certificate”);

(h) deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of such Seller Entity (each, the “Authority Documents”);

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(i) deliver to Purchaser an affidavit duly executed by either: (A) the Seller Entity if such is not a disregarded entity or (B) the applicable non-disregarded parent of the Seller Entity if the Seller Entity is a disregarded entity, in either case stating that such Seller Entity is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act (each, a “FIRPTA Certificate”);

(j) deliver to the Title Company a customary form of owner’s affidavit in form reasonably acceptable to Sellers and Title Company, along with a gap indemnity (if required by the Title Company), in each case sufficient to remove all pre-printed exceptions and other items from the Title Insurance Policies which are customarily removed with an owner’s affidavit in the applicable jurisdiction (each, an “Owner’s Affidavit”);

(k) deliver to the Title Company any required transfer declarations, change of ownership reports, or other declarations as are required under applicable law from a seller in connection with a transfer of the Respective Property, each executed by such Seller Entity (if required), reflecting the Allocated Purchase Price for such Property (if required) (collectively, the “Seller Local Clearance Documents”);

(l) deliver to the Title Company a settlement statement/closing statement setting forth the Allocated Purchase Price and all additions and subtractions thereto made in accordance with the terms and conditions of this Agreement (each a “Closing Statement”); and

(m) deliver to Purchaser an updated Rent Roll, AR Report, Concessions Report and Security Deposit Report with respect to each Property dated no more than one (1) business day prior to the Closing Date which will be attached to each respective Seller-Bringdown Certificate.

4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

(a) pay to Sellers the Purchase Price by paying to each Seller Entity the full amount of its Allocated Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.3 above, it being agreed that at Closing the Earnest Money shall be retained by Sellers (as allocated by Seller Contract Agent) and applied towards payment of the Purchase Price;

(b) join each Seller Entity in the execution of each Deed (if required), each Lease Assignment, each Contract Assignment and each Closing Statement;

(c) deliver to the Title Company any required transfer declarations, change of ownership reports, or other declarations as are required under applicable law from a purchaser in connection with a transfer of the Respective Property, each executed by such Purchaser (if required), reflecting the Allocated Purchase Price for such Property (if required);

(d) deliver to Sellers a certificate, dated as of the Closing Date and executed by Purchaser, in the form attached hereto as EXHIBIT J stating that the Purchaser Representations are true and correct in all respects as of the Closing Date subject to the disclosure of any Rep Exceptions (the “Purchaser Bring-Down Certificate”);

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(e) deliver to the Title Company evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4 Credits and Prorations.

(a) Pursuant to the other terms and provisions of this Section 4.4, the following shall be apportioned with respect to the Properties as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Properties during the entire day upon which Closing occurs: (i) rents, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by Tenants under the Assigned Leases), (ii) taxes and assessments levied against the Properties, (iii) payments under the Assigned Contracts, and (iv) any other operating expenses or other items pertaining to any Respective Property which are customarily prorated between a purchaser and a seller in the area in which the Respective Property is located as detailed below.

(b) At Closing, each Seller Entity shall, at its option, either deliver to Purchaser any security deposits and other refundable deposits actually held by such Seller Entity pursuant to Assigned Leases or credit to the account of Purchaser the amount of all such security deposits and other refundable deposits (to the extent such security deposits or other refundable deposits have not been applied in accordance with the applicable Assigned Lease in accordance with this Agreement), provided the security deposits with respect to residential tenants only at the Noca Property held by Noca Seller shall be returned to the applicable residential tenants prior to Closing in compliance with all applicable laws.

(c) For each Property other than the St. Joseph Property (which is addressed in Section 11.2(b)) and the Ohio Properties (which is addressed in Section 11.6(b)), only the real estate and personal property taxes (collectively, “Taxes”) payable in the year in which the Closing occurs (the “Closing Year Taxes”) shall be prorated based on the portion of the year which has elapsed prior to the Closing Date. In that regard: (i) Seller shall be responsible for that portion of Closing Year Taxes applicable from January 1st through the day immediately preceding the Closing Date (the “Seller Share”); and (ii) Purchaser shall be responsible for that portion of Closing Year Taxes applicable on and after the Closing Date. For clarity, the Closing Year Taxes shall be the real estate and personal property taxes payable in the year in which the Closing occurs, even if such taxes are: (x) assessed for a different year; or (y) not due or payable as of the Closing Date. If the actual amount of the Closing Year Taxes for a Property has not been determined as of Closing, this proration shall be made based on the most recent ascertainable full-year Taxes and shall be reprorated within thirty (30) days following issuance of the final tax bill for the Closing Year Taxes. If the Closing Year Taxes can be paid on a discounted basis, the proration shall be done on the basis of the discounted amount payable at the earlier of the Closing Date or the date on which such Closing Yeat Taxes were paid. If a Seller Entity has paid all or some of the Closing Year Taxes as of the Closing Date, such payment shall be accounted for when calculating the Seller Share. If a Seller Entity has paid Closing Year Taxes in excess of its applicable Seller Share, then Purchaser shall credit the Seller Entity for the amount of such overpayment. Any installments of special assessments due in the year in which Closing occurs shall be prorated on a similar basis. If, after the Closing, Purchaser or any Seller Entity receives (in the form of a refund, credit, or otherwise) any amounts as a result of a real property tax contest, appeal, or protest (a "Protest"), such amounts will be applied as follows: first, to reimburse Purchaser or the Seller Entity, as applicable, for all reasonable out-of-pocket costs incurred in connection with the Protest; and second to Purchaser to the extent that such refund applies to the period from and after the Closing Date and lastly to the Seller Entity to the extent that such refund applies to the period prior to the Closing Date.

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(d) Each Seller Entity shall use reasonable efforts to cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any Seller Entity fails to do so, then such Seller Entity shall escrow any reasonable amounts required by the Title Company in order for the Title Company to insure that any charges for utilities which may become a lien on the Respective Property are paid through Closing on the applicable Title Insurance Policy. Purchaser shall give the applicable Seller Entity a credit at Closing for all assignable deposits with utility companies serving the Properties in which case such Seller Entity shall assign its rights to such deposits to Purchaser at the Closing; or, at such Seller Entity’s option, the Seller Entity shall be entitled to receive a refund of such deposits from the utility companies, and Purchaser shall post its own deposits.

(e) All reimbursable utility bills for utility charges incurred and paid by a Seller Entity and reimbursable to such Seller Entity by the Tenants under the Assigned Leases for periods prior to Closing for such Seller Entity’s period of ownership of its Respective Property (“RUBS”), if received by Purchaser within ninety (90) days after the Closing Date, shall be remitted by Purchaser to such Seller Entity on the Final Reproration Date (as hereinafter defined). Residential utility service invoiced for periods commencing on or after the Closing Date shall be paid by Purchaser, and Sellers shall have no right to any RUBS income due from and paid by Tenants attributed to such post-Closing residential utility service.

(f) All collected rent and other collected income under Assigned Leases in effect on the Closing Date for the month in which Closing occurs shall be prorated as of the Closing. Any prepaid rents received by a Seller Entity for the period from and after the Closing Date shall be paid over by the Seller Entity to Purchaser. Uncollected rent due to any Seller Entity for periods prior to Closing (“Delinquent Rents”) shall not be prorated at Closing. All rent for the period after Closing collected by any Seller Entity after Closing shall be promptly remitted to Purchaser. Anything herein to the contrary notwithstanding, Sellers and Purchaser agree that all rents received by any Seller Entity or Purchaser after the Closing Date shall be applied to current rentals and other amounts then due to Purchaser, and then to Delinquent Rents due to Sellers. Purchaser will make a good faith effort (i.e. Purchaser shall indicate, on Purchaser’s rent invoices to each applicable tenant) after Closing for a period of ninety (90) days to collect Delinquent Rent in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect Delinquent Rent. Sellers shall only be entitled to engage in collection efforts against any tenants after Closing for any Delinquent Rent due to Sellers (and not previously paid to such Sellers) under a Lease to the extent such tenant is no longer a tenant at any Property. Except as set forth in the immediately preceding sentence, Purchaser shall have the exclusive right to collect any sums due Sellers from tenants under the Leases, and Sellers hereby waive the right to pursue any such sums. Sellers shall pay in full all leasing commissions and locators’ and finders’ fees, if any, due to leasing or other agents for each Lease entered into prior to Closing.

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(g) Sellers agree that, at Closing, Purchaser shall receive a credit against the Allocated Purchase Price for a Respective Property in an amount equal to the product of (i) the number of apartment units at such Respective Property on the date which is five (5) business days prior to the Closing Date which are both vacant and not in Rent-Ready Condition, and (ii) $750, plus (a) the number of apartment units at such Respective Property on the date which is five (5) business days prior to the Closing Date which are both vacant and in Damaged Condition, and (b) $1,500. “Rent- Ready Condition” means the physical condition to which such Seller Entity, in the ordinary course of its business, would prepare apartment units in anticipation of renting such apartment units to prospective tenants which shall include, without limitation, that such units are equipped with all standard appliances typically found in such units and such are installed and in good working order, all walls freshly painted (or touched up) as necessary, all carpets cleaned (or replaced) as necessary, all in accordance with such Seller Entity’s normal business practices and procedures as of the Effective Date. “Damaged Condition” shall mean an apartment unit with missing appliances or appliances that are not in good working order; missing cabinets or cabinets in need of material repair or replacement; missing flooring or flooring in need of material repair or replacement; or an apartment unit otherwise requiring material repair, replacement or work in order to bring the apartment unit into Rent-Ready Condition. Purchaser shall have the right to inspect such vacant apartment units up to five (5) business days prior to the Closing Date to determine the number of units which are in Damaged Condition or which are not in Rent Ready Condition.

(h) Charges and revenues arising out of Assigned Contracts shall be prorated between Sellers and Purchaser at the Closing. Any reasonable quantities of supply items on order in the ordinary course of business, but undelivered as of the day before the Closing Date, will be accepted by Purchaser, the charges for the same to be paid by Purchaser directly to the supplier. Prepaid “door fees” or lump sum inducement payments received by any Seller Entity, any affiliate of any Seller Entity or Property Manager prior to Closing under any Assumed Contracts shall not be prorated, provided that, in lieu thereof, Sellers shall provide a credit to Purchaser at Closing in the fixed amount of $50,000.

(i) [Intentionally Deleted]

(j) If final prorations cannot be made at Closing for any item being prorated under this Section 4.4, then Purchaser and Sellers agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with Tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than (i) with respect to real estate taxes for each Respective Property, within thirty (30) days following receipt of the applicable final real property tax bill for such Respective Property, and (ii) in all other cases, on the fifteenth (15th) day of the month which is three (3) months after the Closing Date (as applicable, the “Final Reproration Date”). Purchaser or the applicable Seller Entity shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment provided written notice thereof is given to the applicable Party prior to the applicable Final Reproration Date. Payments in connection with the final adjustment shall be due within 10 days of written notice. Charges referred to in Section 4.4(a) above which are payable by any Tenant directly to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the Tenant responsible therefor for the payment of the same. Any discounts for the prepayment by any Seller Entity of any taxes, water rates or sewer rents shall be prorated over the applicable period to which such discounts apply.

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(k) The provisions of this Section 4.4 shall survive Closing for the periods identified in Section 4.4(j) above.

4.5 Closing Costs.

(a) Sellers shall pay: (i) the fees of any counsel representing it in connection with this transaction; (ii) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company; (iii) the cost of the Title Commitments and the Title Insurance Policies apportioned to Seller in the Property Exhibits; (iv) any deed or transfer tax apportioned to Seller as set forth in the Property Exhibits, (v) all costs in connection with the Defeasances (as defined below), except any time and expense incurred by Purchaser or its counsel in connection with the Defeasances, (vi) the cost of the Surveys apportioned to Sellers in the Property Exhibits, and (vii) premiums for the Non-Imputation Endorsements (as defined in ARTICLE XII), and premiums for any other any other endorsements that are required to Cure any items Sellers are obligated or elect to Cure under this Agreement.

(b) Purchaser shall pay: (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) the cost of the Title Commitments and the Title Insurance Policies apportioned to Purchaser in the Property Exhibits; (iii) the cost of the Surveys apportioned to Purchaser in the Property Exhibits; (iv) the fees for recording the deeds conveying the Properties to Purchaser; (v) all costs of Purchaser’s due diligence and any costs related to any mortgage financing to be obtained by Purchaser (including mortgagee’s title insurance policies); (vi) one- half (1/2) of any escrow fees charged by the Escrow Agent or Title Company; (vii) any deed or transfer tax apportioned to Purchaser as set forth in the Property Exhibits.

(c) All other costs and expenses incident to this transaction and the closing thereof shall be paid by the Party incurring same.

4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to proceed with Closing on the Closing Date shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a) Each Seller Entity shall have delivered to Purchaser all of the Closing Documents required to be delivered by such Seller Entity pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b) All of the Seller Representations shall be true and correct in all material respects (except if any such Seller Representations are already qualified by materiality, then such Seller Representations shall be true and correct in all respects taking into account said existing materiality qualifier) as of the Closing Date (subject to Section 5.3).

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(c) No uncured Seller Default shall exist as of the Closing Date.

(d) Sellers shall have performed, in all material respects, all of their covenants and obligations under this Agreement.

(e) Subject to Purchaser complying with the Title Company requirements that are applicable to Purchaser, the Title Company shall be irrevocably committed to issue the Title Insurance Policies (including the Non-Imputation Endorsements required pursuant to Section 12.6(b)).

In the event any of the foregoing conditions are not fulfilled by Sellers or waived by Purchaser in writing by Closing, Purchaser may terminate this Agreement as to all Properties by giving written notice to Seller Contract Agent on the Closing Date and the Earnest Money shall be immediately returned to Purchaser and no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations; provided, however, that if the failure of such condition precedent is or was due to a Seller Default, the terms of Section 6.2 shall apply. If Closing shall occur, all of the foregoing conditions precedent shall be deemed to have been satisfied (provided that the same shall not affect or limit Sellers’ liability or obligations with respect to the Seller Post- Closing Obligations).

4.7 Conditions Precedent to Obligation of Sellers. The obligation of Sellers to proceed with Closing on the Closing Date shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller Contract Agent in its sole discretion:

(a) Sellers shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) Purchaser shall have delivered to Sellers all of the Closing Documents required to be delivered by Purchaser, including but not limited to, those provided for in Section 4.3.

(c) All of the Purchaser Representations shall be true and correct in all material respects (except if any such Seller Representations are already qualified by materiality, then such Seller Representations shall be true and correct in all respects taking into account said existing materiality qualifier) as of the Closing Date (subject to Section 5.6).

(d) No uncured Purchaser Default shall exist as of the Closing Date.

In the event any of the foregoing conditions are not fulfilled by Purchaser or waived by Sellers by Closing, Sellers may terminate this Agreement as to all Properties by giving written notice to Purchaser on the Closing Date and the Earnest Money shall be retained by Sellers and no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations; provided, however, that for clarity if the failure of such condition precedent is due to a Purchaser Default, the terms of Section 6.1 shall apply. If Closing shall occur, all of the foregoing conditions precedent shall be deemed to have been satisfied.

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4.8 Possession and Post-Closing Deliveries. Possession of each Respective Property (subject to the applicable Permitted Exceptions) shall be delivered by each Seller Entity to Purchaser at Closing. Additionally: (a) within five (5) business days after Closing, Sellers shall deliver to Purchaser, the Assigned Leases, Assigned Contracts, Permits, if any, in the possession of Sellers or Property Manager, together with such leasing and property files and records (or Sellers may satisfy such requirement by leaving the same at their Respective Properties at Closing, if such are located at the Respective Properties); and (b) to the extent in Sellers’ possession or the possession of Property Manager, Sellers shall deliver all keys, codes and other security devices applicable to the Properties (and Sellers may satisfy such requirement by leaving the same at their Respective Properties at Closing, if such are located at the Respective Properties). Purchaser shall cooperate reasonably (at no out-of-pocket cost, expense or liability to Purchaser) with any Seller Entity for a period of two (2) years after Closing in case of such Seller Entity’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against any Seller Entity, by allowing such Seller Entity and its agents or representatives reasonable access, upon reasonable advance notice (which notice shall identify the nature of the information sought by such Seller Entity), during normal business hours to examine and make copies of any and all instruments, files and records for which such Seller Entity did not retain copies (but such shall become Retained Documents subject to Section 10.2 of this Agreement), which right shall survive the Closing. This Section 4.8 shall survive the Closing.

4.9 Closing; Title Company’s Instructions at Closing. The transaction contemplated hereby shall be closed by means of a so-called “New York Style” closing with the concurrent delivery of the Deeds and payment of the Purchase Price through an escrow with the Title Company. At Closing, Sellers and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof in order to consummate the transactions contemplated hereunder; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Except to the extent disclosed on any of the Property Exhibits, each Seller Entity makes the following representations and warranties to Purchaser as of the Effective Date with respect to itself and its Respective Property only (and not as to any other Seller Entity or other Property):

(a) Seller Entity has been duly organized and is validly existing and in good standing under the laws of Delaware and is qualified to transact business in in the jurisdiction where its Respective Property is located. Seller Entity has the full right and authority to enter into this Agreement and to transfer all of its Respective Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller Entity. The person signing this Agreement on behalf of Seller Entity is authorized to do so.

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(b) There is no agreement to which Seller Entity is a party or, to Sellers’ Knowledge, binding on such Seller Entity which is in conflict with this Agreement, or which limits or impairs Seller Entity’s ability to execute or perform its obligations under this Agreement. Subject to obtaining the consent of the Facility Lender to any Fund II Loan Assumption or Fund III Loan Assumption (should such occur), no consent, waiver, approval or authorization is required from any person or entity that has not already been obtained in connection with the execution and delivery of this Agreement by Seller Entity or the performance by Seller Entity of the transaction contemplated hereby.

(c) There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against Seller Entity or its Respective Property, except for lawsuits for personal injury (if any) that are covered by the applicable Seller Entity’s insurance policies (the “Covered Personal Injury Suits”).

(d) Each Rent Roll for a Respective Property delivered to Purchaser pursuant to the Access Agreement or after the Effective Date pursuant to this Agreement: (x) is the Rent Roll used by such Seller Entity in the ordinary course of its business, and (y) contains a complete list in all material respects of all of the Leases affecting such Respective Property as of the date of such Rent Roll. Except as expressly set forth in each Rent Roll or in any accounts receivable report delivered by a Seller Entity to Purchaser (an “AR Report”) or in any concessions report delivered by a Seller Entity to Purchaser (a “Concessions Report”) or in any security deposit report delivered by a Seller Entity to Purchaser (a “Security Deposit Report”): (i) all Leases are in full force and effect and, to Sellers’ Knowledge, there exists no material default on the part of any Seller Entity as landlord or the Tenant thereunder; (ii) no Tenant under a Lease possesses any option, right of first offer or right of first refusal to expand its leased premises or renewal option which may be exercised by a Tenant (except to the extent required under any applicable laws), and no Tenant has any right or option under any Lease or other agreement to purchase any Property in whole or in part; (iii) no Seller Entity has given or suffered any assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder except with respect to the Existing Loans (as hereinafter defined); (iv) no Tenants under any Leases have prepaid any fixed rent under the Leases more than one month in advance; (v) there are no concessions, bonuses, free rental, rebates or other matters affecting the future rent due under any Lease after Closing; (vi) no finder’s fee or other compensation will be due or payable after the Closing with respect to the Leases set forth in the applicable Rent Roll, other than any such which will be paid by the applicable Seller Entity on or prior to Closing; and (vii) there are no security deposits under the Leases and (as of the date of the applicable Security Deposit Report) such security deposits are held by the applicable Seller Entity and have not been applied in accordance with the terms of the Leases. Each AR Report, Concession Report or Security Deposit Report for a Respective Property delivered to Purchaser pursuant to the Access Agreement or after the Effective Date pursuant to this Agreement: (1) is the AR Report, Concession Report or Security Deposit Report (as applicable) used by such Seller Entity in the ordinary course of its business, and (y) to Sellers’ Knowledge, sets forth all of the information relating to the applicable Respective Property that is intended to be contained in such AR Report, Concession Report or Security Deposit Report (as applicable).

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(e) Seller Entity has not: (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Seller Entity’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Seller Entity’s assets, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller Entity’s assets.

(f) To Sellers’ Knowledge, Seller Entity has not received prior to the Effective Date any written notification from any governmental or public authority that its Respective Property is in violation of any applicable fire, health, building, use, occupancy, zoning laws or Environmental Laws, and which violation remains outstanding as of the Effective Date.

(g) To Sellers’ Knowledge, except as disclosed in any of the Title Commitments, no condemnation proceedings relating to its Respective Property are pending or have been threatened in writing.

(h) There are no Contracts relating to its Respective Property in effect as of the Effective Date except as set forth in the applicable Property Exhibit. Seller Entity has not given or received any written notice of an uncured default under any Assigned Contract and, to Sellers’ Knowledge, no default exists under any Assigned Contract.

(i) Seller Entity is not a person or entity with whom U.S. persons are restricted from doing business under the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of Treasury (e.g. OFAC’s Specially Designated and Blocked Persons list), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 (“Executive Order 13224”), or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (“USA Patriot Act”).

(j) Seller Entity has no employees.

(k) To Sellers’ Knowledge, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to its Respective Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable, and no such assessments or levies are pending or threatened.

(l) There is no pending Protest with respect to its Respective Property.

(m) To Sellers’ Knowledge, attached to each Property Exhibit is a list of the material items constituting Tangible Personal Property for the applicable Property as of the Effective Date. Seller Entity owns all its respective Tangible Personal Property conveyed to Purchaser on the Closing Date free and clear of any liens, other than Permitted Exceptions.

(n) All operating statements, financial statements and historical financial information prepared by or on behalf of each Seller Entity and provided to Purchaser by such Seller Entity were prepared by or for such Seller Entity and are the same statements and information used by such Seller Entity in the ordinary course of its business.

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(o) To Sellers’ Knowledge, there has been no organized rent strike by tenants or joint action by a tenant group to withhold rent from any Seller Entity at its Respective Property within the last two (2) years.

(p) No Seller Entity holds the “plan assets” of any employee benefit plan or other plan within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA

5.2 Sellers’ Knowledge Defined. "Sellers’ Knowledge" shall mean and refer only to the actual knowledge of the Seller Designated Individual (as hereinafter defined) who is affiliated with the Sellers and who is the representative of Seller with the adequate knowledge about the representations and warranties of Sellers set forth in this Agreement, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of any Seller Entity, Seller Contract Agent, Property Manager, or to any other officer, agent, manager, representative or employee of any Seller Entity or any affiliate thereof. There shall be no obligation or duty upon such Seller Designated Individual to investigate the matter to which such actual knowledge, or the absence thereof, pertains, other than a reasonable duty of inquiry with the Property Manager as to the Seller Representations. Purchaser acknowledges that the Seller Designated Individual is named solely for the purpose of defining and narrowing the scope of each Seller Entity’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Seller Designated Individual to Purchaser. As used herein, the term "Seller Designated Individual" shall mean Girish Gehani.

5.3 Limitations Regarding Seller Representations. All Seller Representations set forth shall survive Closing for a period of one hundred eighty (180) days (the “Survival Period”). Seller may disclose to Purchaser any Rep Exception to any Seller Representations at any time after the Effective Date and prior to Closing. In no event shall any Seller Entity ever be liable for damages to Purchaser for, or shall a Seller Default be deemed to exist by virtue of, any Rep Exception to any Seller Representations which results from any occurrence, fact or circumstance that: (a) occurs between the Effective Date and the Closing Date (other than a Rep Exception resulting from a Seller Default or a breach by any Seller Entity under this Agreement), or (b) is expressly permitted under the terms of this Agreement (including by virtue of each Seller Entity’s rights under Sections 5.4). Notwithstanding the preceding sentence, a Rep Exception, if materially adverse to Purchaser, shall constitute the non-fulfillment of the condition set forth in Section 4.6(b). If Closing occurs despite the existence of any Rep Exceptions to any Seller Representations of which Purchaser had actual knowledge, then Seller Representations shall be deemed to have been modified by all such Rep Exceptions, including any Rep Exceptions set forth in the Seller Bring-Down Certificate. Notwithstanding anything to the contrary contained in this Agreement, Seller may update the Seller Representations (including by way of the Seller Bring-Down Certificate) for any Rep Exceptions necessitated by actions taken strictly in accordance with Section 5.4 and such Rep Exceptions shall not: (x) constitute the non-fulfillment of the condition set forth in Section 4.6(b); (y) give rise to a right in favor of Purchaser to terminate this Agreement; or (z) constitute a Seller Default.

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5.4 Covenants of Sellers. Each Seller Entity covenants with Purchaser as to itself and its Respective Property only as follows (and not as to any other Seller Entity or other Property):

(a) From the Effective Date until the Closing or earlier termination of this Agreement:

(i) Seller Entity shall maintain, repair, replace, manage, operate and insure its Respective Property in substantially the same manner with the manner in which Seller Entity has operated and maintained the Respective Property prior to the Effective Date, (ii) Seller Entity shall perform in all material respects its obligations under the Leases and any Assigned Contracts, (iii) Seller Entity shall pursue collection of rents from Tenants at its Respective Property in accordance with past practices (including the filing of eviction actions against Tenants in accordance with past practices) and shall not materially modify its current practice for having third parties review a tenant’s credit profile with respect to leases at its Respective Property, (iv) Seller Entity shall use good faith efforts to advertise units for rent and to market units for rent at its Respective Property consistent with past practices, and (v) Seller Entity shall not apply any security or other refundable deposits against unpaid rents due from a Tenant if the Tenant remains in occupancy of its applicable unit.

(b) From the Effective Date until the Closing or earlier termination of this Agreement, no Seller Entity, without the prior written consent of Purchaser, shall: (i) enter into a new lease or renew an existing lease for a unit within its Respective Property except substantially in the form of lease in use by such Seller Entity as of the Effective Date; or (ii) collect rent for more than one (1) month in advance, except as expressly provided in any of the Leases. Otherwise, each Seller Entity shall be entitled to, in the ordinary course, negotiate with prospective tenants and enter into new leases and enter into renewals of existing leases on terms that are substantially consistent with each such Seller Entity’s current leasing guidelines. In all cases, without the consent of Purchaser, no Seller Entity shall enter into a new Lease or an amendment to a Lease except a new Lease or amendment which is at current market rent, with reasonable concessions determined in good faith by the applicable Seller Entity, and with a term of not less than six (6) months or more than fifteen (15) months, and which otherwise complies with the terms of the applicable Existing Loan Documents (as hereinafter defined). Notwithstanding anything in this Agreement to the contrary, no Seller Entity shall enter into any leases for any use other than as a residential apartment unit without the consent of Purchaser, which may be withheld in Purchaser’s sole discretion. No Seller Entity makes any covenant, representation or warranty to Purchaser that any particular Lease will be in force or effect at the Closing or that the Tenants under any Leases will have performed their obligations thereunder.

(c) Each Seller Entity shall have the right to continue to enter into New Contracts (provided such are terminable upon 30 days notice or less without fee or premium) for its Respective Property pursuant to its normal course of business, and, upon request, shall keep Purchaser reasonably informed as to the existence of any New Contracts which could survive Closing. Notwithstanding the foregoing, after the Inspection Period, Seller Entity shall not enter into any New Contract without the prior consent of Purchaser, which consent may be withheld by Purchaser in its sole discretion; provided, however, no Purchaser consent is required for: (i) any New Contract required in connection with an emergency; (ii) any New Contract that will be fully performed or cancelled by Seller Entity prior to Closing; or (iii) any New Contract required to fulfill a Seller Entity’s obligation under a Lease, Monetary Lien or Permitted Exception; provided that with respect to clauses (i) and (iii) such New Contracts are terminable upon 30 days notice or less without fee or premium. In the event Purchaser disapproves of any such New Contract, Purchaser shall, with its disapproval notice, provide Seller Contract Agent with the detailed reason for such disapproval (identifying the objection thereof), together with a reasonable alternative therefor, which such Seller Entity may then execute upon. If any Seller Entity enters into a New Contract without Purchaser’s consent when required hereunder, such shall not constitute a Seller Default so long as such New Contract is terminated by the applicable Seller Entity prior to Closing in accordance with Section 5.4(d).

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(d) Prior to expiration of the Inspection Period, Purchaser may in a written notice to Seller Contract Agent designate those Contracts, which by their terms are terminable without payment or penalty prior to the Closing, which Purchaser desires to have any Seller Entity terminate effective as of the Closing (“Terminated Contracts”). Seller Entity agrees to so terminate the Terminated Contracts prior to or effective as of the Closing; provided that Purchaser hereby acknowledges and agrees that Purchaser shall be required to assume, and shall assume at Closing, those Contracts identified on any Property Exhibit as a “Must Take Contract”. Any income, credits, expenses, or other amounts due under any Assigned Contracts shall be prorated by the parties at Closing pursuant to Section 4.4 hereinabove. In all events, Seller Entity is required to terminate its management agreement with Property Manager (the “Management Agreement”) effective as of the Closing. If a Contract is terminable, but not terminable effective at or prior to Closing, Seller Entity shall nonetheless terminate such Contract at Purchaser’s written request and use commercially reasonable efforts to terminate such Contract effective as of the Closing, but such shall become an Assigned Contract for any period of time after the Closing that the Contract remains in effect. If Contracts are terminable, but only upon payment of a fee, Purchaser may direct Seller Entity to terminate such in accordance with the above terms, but Purchaser shall reimburse Seller Entity or pay at Closing any fees or penalties which are necessary to terminate such Contract. No Seller Entity shall terminate or cancel any Contract other than a Terminated Contract or the Management Agreement without the consent of Purchaser, except for terminations or cancelations of Contracts: (i) by virtue of the expiration of a Contract by its terms or (ii) a termination by virtue of a default by the vendor under the Contract.

(e) From the Effective Date until the Closing or earlier termination of this Agreement, no Seller Entity shall: (i) transfer its fee title to its Respective Property; or (ii) record, create or consent to any new encumbrance against title to its Respective Property (except for any recordation specifically contemplated to occur at or prior to Closing in connection with this Agreement). Notwithstanding anything to the contrary herein, each Seller Entity shall be permitted in its sole discretion and without any notification to Purchaser, to modify any Monetary Liens at any time prior to the Closing, provided that such Monetary Liens, as modified, shall be Cured as provided in Section 2.3(e).

(f) From the Effective Date until the Closing or earlier termination of this Agreement, Sellers shall not: (i) solicit proposals from any other potential purchasers (other than Purchaser) for the sale of the Properties or any interest therein; or (ii) negotiate or enter into any agreement with any person or entity (other than Purchaser) for the sale of the Properties or any interest therein. Sellers will not be deemed to have violated this Section 5.4(f) by Sellers’ receipt of unsolicited offers in response to offering materials circulated prior to the Effective Date.

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(g) From the Effective Date until the Closing or earlier termination of this Agreement, no Seller Entity shall remove any material Tangible Personal Property from its Respective Property (either individually or when aggregated with other removed Tangible Personal Property) except that a Seller Entity may: (i) remove or replace any Tangible Personal Property in the ordinary course provided that any such is replaced with Tangible Personal Property of similar quality and quantity; (ii) consume Tangible Personal Property consisting of inventory or supplies provided that such the Seller Entity maintains a reasonable amount of such supplies or inventory in accordance with current inventory and management standards of such Seller Entity for its Respective Property; and (iii) dispose of any damaged or obsolete Tangible Personal Property provided that any disposed of Tangible Personal Property is replaced with Tangible Personal Property of similar quality and quantity. For purposes of the Bill of Sale executed by a Seller Entity, the term “Tangible Personal Property” as used in such Bill of Salle shall be interpreted as meaning the Tangible Personal Property of such Seller Entity as of the Closing Date taking into effect the provisions of this Section 5.4(g). Notwithstanding anything to the contrary contained in Section 6.2, Purchaser agrees that a Seller Entity’s failure to comply with the terms of this Section 5.4(g) shall never result in a Seller Default giving Purchaser a right to terminate this Agreement, but rather Purchaser’s sole remedy in the event of a breach of this Section 5.4 shall be to require the applicable Seller Entity to credit to Purchaser an amount sufficient to properly compensate Purchaser on account of the Seller Entity’s breach of this Section 5.4.

(h) From the Effective Date until the Closing or earlier termination of this Agreement, no Seller Entity shall (i) institute a Protest with respect to its Respective Property, unless the applicable Seller Entity has prepared and delivered drafts of the proposed Protest paperwork to Purchaser for review prior to filing and the Purchaser has approved the filing of such paperwork (such approval not to be unreasonably withheld or delayed), or (ii) settle any existing Protest to the extent such settlement affect periods on or after Closing without the approval of Purchaser (such approval not to be unreasonably withheld or delayed).

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers:

(a) Purchaser has the full right, power and authority to purchase the Properties as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c) Purchaser’s source of funds for the acquisition of the Properties will not involve any amounts that violate or would be subject to seizure under 18 U.S.C. §§1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 21 U.S.C. § 881 (Drug Property Seizure), Executive Order 13224, or the USA Patriot Act. Neither Purchaser nor any of its affiliates nor any person or entity owning an interest in either of them is a person or entity with whom U.S. persons are restricted from doing business under OFAC, Executive Order 13224 or the USA Patriot Act.

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(d) Purchaser is not acquiring the Properties in whole or part with the assets of any employee benefit plan as defined in Section 3(3) of ERISA.

5.6 Limitations Regarding Purchaser Representations. All Purchaser Representations shall survive Closing for the Survival Period. Purchaser may disclose any Rep Exception to Seller at any time after the Effective Date and prior to Closing. Additionally, in no event shall Purchaser ever be liable to the Sellers for, or shall a Purchaser Default shall not be deemed to exist by virtue of, any Rep Exception to any Purchaser Representations which results from any occurrence, fact or circumstance that: (a) occurs between the Effective Date and the Closing Date (other than a Rep Exception resulting from a Purchaser Default), (b) is disclosed to Seller in writing prior to Closing (including in a Purchaser Bring-Down Certificate), (c) is expressly permitted under the terms of this Agreement or (d) is beyond the reasonable control of Purchaser to prevent. Notwithstanding the preceding sentence, a Rep Exception that is not caused by a Purchaser Default may, if materially adverse to any Seller Entity, constitute the non-fulfillment of the condition set forth in Section 4.7(c). If Closing occurs despite the existence of any Rep Exceptions to the Purchaser Representations, then Purchaser Representations shall be deemed to have been modified by all such Rep Exceptions, including any Rep Exceptions set forth in the Purchaser Bring-Down Certificate.

5.7 Covenants of Purchaser.

(a) “Trilogy Employee” means any individual that is employed by Seller Contract Agent or Property Manager on the Effective Date or thereafter. “On-Site Employee” means any Trilogy Employee that exclusively or primarily performs its employment duties on-site at a single Property or Properties in a neighboring vicinity (each an “On-Site Employee”); provided that none of the following Trilogy Employees shall ever be considered an On-Site Employee: (1) any Trilogy Employee whose primary work location is 520 West Erie, Suite 100, Chicago, Illinois; (2) any Trilogy Employee whose primary work location is their home or other remote working location (other than a Property); or (3) any employee that has responsibility for a region or territory even if their primary working location is one of the Properties. Unless approved in advance in writing by Seller Contract Agent, Purchaser shall not (and shall not permit its affiliates or any property manager that may be engaged by Purchaser to):

(i) discuss offers of employment with any On-Site Employee until the expiration of the Inspection Period and then only provided that: (A) Purchaser has not terminated this Agreement; (B) all employment discussions with On-Site Employees shall be coordinated through the Seller Contract Agent (who shall reasonably cooperate with such employment discussions); and (C) the On-Site Employees shall commence employment with Purchaser (or its property manager) only after a Closing actually occurs (any employment of an On-site Employee in accordance with this Section 5.7(a)(i) shall be referred to as a “Permitted Hire”); or

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(ii) except for Permitted Hires: (A) solicit for hire any Trilogy Employee, or (B) encourage, induce, attempt to induce, solicit or attempt to solicit (on Purchaser’ own behalf or on behalf of any other person) any Trilogy Employee to leave or curtail his or her employment with Seller Contract Agent or Property Manager; provided that. this Section 5.7(a)(ii) shall not prevent Purchaser (or its affiliates or property manager) from (x) undertaking general or public solicitations of employment not targeted at Trilogy Employees or (y) soliciting or hiring any individual whose employment with Seller Contract Agent or Property Manager has been terminated for at least three (3) months prior to any solicitation (unless the individual termination was involuntary on the part of the individual in which event the three (3) month period shall not apply).

For clarity, no Permitted Hires shall be allowed if this Agreement terminates for any reason prior to Closing. The covenant contained in Section 5.7(a)(ii) shall commence on the Effective Date and continue until the third (3rd) anniversary of the Effective Date.

(b) After Closing, Purchaser shall deliver the Tenant Notices to each of the Tenants under the Assigned Leases and the Vendor Notices to each of the vendors under the Assigned Contracts.

(c) The provisions of this Section 5.7 shall survive Closing or the termination of this Agreement.

ARTICLE VI

DEFAULT AND REMEDIES

6.1 Pre-Closing Default by Purchaser.

(a) If a Purchaser Closing Default occurs, then Sellers shall be entitled, as their sole and exclusive remedy, to terminate this Agreement as to all Properties and retain the Earnest Money as liquidated damages on account of the Purchaser’s Closing Default, in which event no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations. The Parties agree that the actual damages to Sellers in the event of a Purchaser Closing Default are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. For purposes of this Section 6.1, “Earnest Money” shall mean all Earnest Money which should have been deposited at the time of the Purchaser Closing Default, regardless of whether Purchaser has actually made the required deposit of Earnest Money.

(b) In the event of Purchaser Default, other than a Purchaser Closing Default, the liquidated damages provisions of Section 6.1(a) shall not apply, but Seller shall have all rights and remedies available at law or in equity in connection with such Purchaser default. Without limiting the generality of the preceding sentence, in the event of a Purchaser Default, other than a Purchaser Closing Default, then Sellers may terminate this Agreement and bring an action against Purchaser to recover any and all damages suffered by Sellers on account of such Purchaser Default. For clarity, this subsection (b) shall apply to any suffered by Seller to enforce Surviving Obligations.

PURCHASER:	SELLER:

PURCHASER: SELLER:

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6.2 Pre-Closing Default by Seller. If a Seller Default occurs prior to Closing, then Purchaser shall be entitled, as its sole and exclusive remedy, either: (a) terminate this Agreement and receive: (A) an immediate return of the Earnest Money, in which event in which event no Party hereto shall have any further rights, obligations or liabilities hereunder except for Surviving Obligations; and (B) an amount not to exceed $400,000 on account of Purchaser’s actual, documented, third party out-of-pocket expenses in connection with the transactions contemplated hereby (the “Expense Reimbursement”); or (b) to enforce specific performance of all of the Seller Entities’ obligation to execute the documents required to convey the Properties to Purchaser and to complete Closing as required under this Agreement. Notwithstanding the preceding sentence, if Purchaser seeks specific performance on account of a Seller Default and the remedy of specific performance is not available to Purchaser because any Seller Entity voluntarily sold or transferred its Respective Property (or any portion of the fee interest therein) to a party other than Purchaser, then Purchaser shall be entitled to seek all rights and remedies at law or in equity in order to recover its actual damages incurred in connection with such breach. Purchaser acknowledges that the remedy of specific performance shall not be available to enforce any other obligation of any Seller Entity hereunder. Purchaser expressly waives its rights to seek damages in the event of any default by the Seller Entities hereunder. Purchaser shall be deemed to have elected the option in Section 6.2(a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which each Property is located, on or before forty-five (45) days following the date upon which Closing was to have occurred.

6.3 Post-Closing Remedies. If a Closing occurs, Sellers will be deemed to have waived any Purchaser Defaults existing at Closing that were actually known to Sellers. Likewise, if a Closing occurs, Purchaser will be deemed to have waived any Seller Defaults existing at Closing that were actually known to Purchaser. Except as provided in this Section 6.3: (a) in the case of a default by Purchaser in the performance of any Purchaser Post-Closing Obligations, each Seller Entity shall have all remedies existing under applicable law with respect thereto; and (b) in the case of a default by Seller in the performance of any Seller Post-Closing Obligations, Purchaser shall have all remedies existing under applicable law with respect thereto, subject to the limitations set forth in this Agreement (including Section 5.3, this Section 6.3, Section 6.5 andARTICLE IX). Notwithstanding the foregoing, in no event shall Purchaser or Seller ever be entitled to rescind this Agreement after Closing. In no event shall a Party recover any consequential, exemplary, special or punitive damages of account of any default in the performance of any Purchaser Post-Closing Obligations or Seller Post-Closing Obligations (as applicable). Further, if any default in the performance of any Purchaser Post-Closing Obligations or Seller Post-Closing Obligations is curable by the defaulting Party, prior to a Party’s exercise of any right or remedy as a result thereof, the non-defaulting Party shall first deliver written notice to the defaulting Party and give the other ten (10) days thereafter in which to cure said default. As used in Section 5.3, this Section 6.3 or Section 6.5, the phrase “actually known” or “actual knowledge” of Purchaser shall mean actual (as opposed to constructive, imputed or implied) present knowledge solely of Rimas Petrulis (“Purchaser Designated Individual”), without any duty of investigation or inquiry whatsoever, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Purchaser or affiliate of Purchaser. Purchaser Designated Individual shall (1) have no personal liability whatsoever under or with respect to this Agreement; and (2) be deemed to have actual knowledge of any Seller Default that is disclosed in any Seller Bring-Down Certificate. As used in this Section 6.3, the phrase “actually known” or “actual knowledge” of Sellers shall mean actual (as opposed to constructive, imputed or implied) present knowledge solely of Seller Designated Individual, without any duty of investigation or inquiry whatsoever, and shall not be construed to refer to the knowledge of any other officer, agent or employee of any Seller Entity or affiliate of any Seller Entity. Seller Designated Individual shall (1) have no personal liability whatsoever under or with respect to this Agreement; and (2) be deemed to have actual knowledge of any Purchaser Default that is disclosed in any Purchaser Bring-Down Certificate. This Section 6.3 shall survive the termination of this Agreement and Closing.

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6.4 Attorneys’ Fees. Should any Party hereto employ an attorney for the purpose of enforcing this Agreement or any Closing Document, or any judgment based on this Agreement or any Closing Document, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the Prevailing Party (defined below) shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys' fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The "Prevailing Party" means the Party in whose favor a judgment, decree, or final order is rendered. A Party’s rights and remedies under this Section 6.4 shall not limit and shall, in any event, be in addition to its rights and remedies under any other provision of this Agreement. This Section 6.4 shall survive the termination of this Agreement and Closing.

6.5 Limitation on Sellers’ Liability for Seller Post-Closing Obligations. No claim against any or all of the Seller Entities on account of a default in the performance of any Seller Post-Closing Obligations (a “Seller Post-Closing Default”) shall be actionable or payable: (a) if the Seller Post-Closing Default results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to Closing, (b) unless and until the valid claims for all such Seller Post-Closing Defaults collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000.00) (the “Liability Basket”), in which event the full amount of such claims shall be actionable, (c) to the extent any claims on account of any Seller Post-Closing Defaults (when aggregated with any and all other claims on account of Seller Post-Closing Defaults) exceeds Five Million and No/100 Dollars ($5,000,000.00) in the aggregate as to all Seller Entities and all Properties (the “Aggregate Cap”); and (d) unless written notice containing a description of the specific nature of such Seller Post-Closing Default shall have been given by Purchaser to Seller Contract Agent prior to the expiration of the Survival Period. In no event whatsoever shall Sellers (in the aggregate) be liable on account of Seller Post-Closing Defaults in any amount in excess of the Aggregate Cap. Purchaser hereby waives any rights to collect damages in excess of the Aggregate Cap as to all Seller Post-Closing Defaults. Notwithstanding anything in this Agreement to the contrary, the Liability Basket and Aggregate Cap shall not apply to Sellers’ liabilities and obligations with respect to: (1) post-Closing prorations under Section 4.4 of this Agreement, or (2) claims for brokerage commissions or fees under Section 8.1 of this Agreement. This Section 6.5 shall survive the Closing.

6.6 Post-Closing Liquidity. During the Survival Period, Sellers shall maintain their existence and have access to available funds (in the aggregate) in an amount not less than the Aggregate Cap. If Purchaser makes any claim for breach of any Seller Post-Closing Obligations prior to the end of the Survival Period, then: (a) each Seller Entity against whom a claim is made shall continue to maintain their existence and (b) such Seller Entities shall continue to have access to funds in an amount equal to the lesser of (i) the Aggregate Cap (as to the Seller Entities collectively), or (ii) the amount of damages actually claimed by Purchaser pursuant to such claims. Access to the amount referred to in Section 6.6(b) shall be maintained until the date after the expiration of the Survival Period when all such claims are finally resolved and any amounts due to Buyer are paid in full. This Section 6.6 shall survive the Closing.

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6.7 Waiver of Special Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall: (a) Purchaser ever be liable for any consequential, exemplary, special or punitive damages in connection with a Purchaser Default under this Agreement (except where a third-party is actually awarded by a court of competent jurisdiction consequential, exemplary, special or punitive damages in connection with a claim that Purchaser is required to indemnify any Seller Entity for pursuant to this Agreement or any Closing Document); or (b) any Seller Entity ever be liable for any consequential, exemplary, special or punitive damages in connection with a Seller Default under this Agreement (except where a third-party is actually awarded by a court of competent jurisdiction consequential, exemplary, special or punitive damages in connection with a claim that a Seller Entity is required to indemnify Purchaser for pursuant to this Agreement or any Closing Document).

ARTICLE

VII RISK OF LOSS

7.1 Minor Damage. In the event of casualty or condemnation to any Property or any portion thereof (in this context a “Damaged Property”) and such is not a Major Loss (as hereinafter defined), this Agreement shall remain in full force and effect provided that the applicable Seller Entity whose Respective Property is the Damaged Property (the “Affected Seller”), at its option, either (a) performs all necessary repairs to the Damaged Property to place the Damaged Property in substantially the same condition as existed prior to the casualty or condemnation, (b) assigns to Purchaser all of its right, title and interest to any claims and proceeds which the Affected Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Damaged Property (other than proceeds of business interruption or rent loss insurance payable with respect to periods prior to Closing) and the Affected Seller obtains written confirmation from the applicable insurance companies confirming that Purchaser will have all benefits of the assigned proceeds and claims as if Purchaser were the primary insured; or (c) credits Purchaser at Closing for the amount that is reasonably estimated to perform all necessary repairs to the Damaged Property to restore the Damaged Property to substantially the same condition as existed prior to such casualty or condemnation. In the event that an Affected Seller elects to proceed under subsection (a) above, the Affected Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date for all Properties (or if mutually agreed to by the Sellers and Purchaser, just the Damaged Property) shall be extended a reasonable time in order to allow for the completion of such repairs but no extension shall be for more than thirty (30) days. If the Affected Seller elects to proceed under subsection (b) above, the Allocated Purchase Price for the Damaged Property shall be reduced by an amount equal to the deductible amount under the Affected Seller’s insurance policy plus any uninsured loss (provided that if such uninsured loss exceeds $2,000,000.00 with respect to any Damaged Property (or $10,000,000.00 with respect to all Damaged Properties) (as applicable, the “Uninsured Loss Cap”) then Seller may elect not to credit Purchaser for the amount of the uninsured loss exceeding the Uninsured Loss Cap, provided further that in such event Purchaser may terminate this Agreement as to the Damaged Property upon written notice to Seller in which event the Purchase Price shall be reduced by the Allocated Purchase Price for the Damaged Property and the Damaged Property shall for all purposes be deemed to have been removed from this Agreement). Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.

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7.2 Major Damage. In the event of a Major Loss to a Property, Purchaser may terminate this Agreement as to the Damaged Property only by written notice to Seller Contract Agent within the time periods provided in this Section 7.2, in which event the Purchase Price shall be reduced by the Allocated Purchase Price for the Damaged Property and the Damaged Property shall for all purposes be deemed to have been removed from this Agreement. In such an event, no Party hereto shall have any further rights, obligations or liabilities hereunder with respect to the Damaged Property except Surviving Obligations with respect to such Damaged Property. If Purchaser elects not to terminate this Agreement as to the Damaged Property within ten (10) business days after Seller Contract Agent sends Purchaser written notice of the occurrence of the Major Loss, then the Purchaser shall be deemed to have elected to proceed with Closing, in which event the Affected Seller shall, at its option, either (a) perform all necessary repairs to the Damaged Property to place the Damaged Property in substantially the same condition as existed prior to the Major Loss, or (b) assign to Purchaser all of its right, title and interest to any claims and proceeds the Affected Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Damaged Property (other than proceeds of business interruption or rent loss insurance payable with respect to periods prior to Closing) and the Affected Seller obtains written confirmation from the applicable insurance companies confirming that Purchaser will have all benefits of the assigned proceeds and claims as if Purchaser were the primary insured; or (c) credits Purchaser at Closing for the amount that reasonably estimated to perform all necessary repairs to the Damaged Property to place the Damaged Property in substantially the same condition as existed prior to the Major Loss. In the event that the Affected Seller elects to proceed under subsection (a) above, the Affected Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs but no extension shall be for more than 30 days. If Seller elects to proceed under subsection (b) above, the Allocated Purchase Price for the Damaged Property shall be reduced by an amount equal to the deductible amount under the Affected Seller's insurance policy plus any uninsured loss (provided that if such uninsured loss exceeds the Uninsured Loss Cap then Seller may elect not to credit Purchaser for the amount of the uninsured loss exceeding the Uninsured Loss Cap, provided further that in such event Purchaser may terminate this Agreement as to the Damaged Property upon written notice to Seller in which event the Purchase Price shall be reduced by the Allocated Purchase Price for the Damaged Property and the Damaged Property shall for all purposes be deemed to have been removed from this Agreement). Notwithstanding the foregoing, if Purchaser has previously terminated this Agreement as to a Damaged Property and another Major Loss occurs with respect to another Property or if a Major Loss occurs with respect to more than one Property, then in either event Purchaser may elect to terminate this Agreement as to all Properties by giving written notice to the other Party within ten (10) days after such Major Loss. If this Agreement as to all Properties pursuant to the preceding sentence, the Earnest Money shall be immediately returned to Purchaser and no Party hereto shall have any further rights, obligations or liabilities hereunder except Surviving Obligations.

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7.3 Definition of "Major Loss". For purposes of Section 7.1 and Section 7.2, "Major Loss" shall mean:

(a) in the case of any casualty to a Damaged Property, a casualty: (x) for which the cost of repairing the Damaged Property to a condition substantially the same as that which existed prior to the casualty or condemnation is equal to or greater than five percent (5%) of the Allocated Purchase Price for the Damaged Property, or (y) which prevents the Damaged Property from being restored to a condition that is substantially the same as that which existed prior to the casualty or condemnation as a result of applicable laws; and

(b) in the case of a condemnation, any condemnation proceeding which results or would result in a permanent loss of (i) any apartment units (or part thereof) at the Damaged Property; (ii) any material amenities (or part thereof) at the Damaged Property; (iii) any point of access to or from the Damaged Property; (iv) more than five percent (5%) of the parking spaces at the Damaged Property; or (v) any Land or Improvements having a value equal to or greater than five percent (5%) of the Allocated Purchase Price for the Damaged Property.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Sellers agree to pay to Newmark and its affiliates (collectively, the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Sellers and Broker. Each Party agrees that: (a) no Party has engaged any broker or finder other than the Broker in connection with the transactions contemplated by this Agreement, and (b) should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said Party or its representatives, said Party will indemnify, defend and hold the other parties free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. In addition, Sellers shall indemnify, defend and hold Purchaser free and harmless from and against any and all loss, liability, cost, damage and expense in connection with any commissions payable to Broker in connection with the transactions contemplated by this Agreement. The provisions of this paragraph shall survive Closing and any termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 DISCLAIMERS.

(a) EXCEPT WITH RESPECT TO THE SELLER POST-CLOSING OBLIGATIONS, IT IS UNDERSTOOD AND AGREED THAT NO SELLER ENTITY IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF ANY OF THE PROPERTIES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE INSPECTION MATERIALS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTIES.

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(b) PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, EACH SELLER ENTITY SHALL SELL AND CONVEY TO PURCHASER (AND PURCHASER SHALL ACCEPT) EACH PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT WITH RESPECT TO THE SELLER POST-CLOSING OBLIGATIONS.

(c) PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND NO SELLER ENTITY SHALL BE LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, INSPECTION MATERIALS DISTRIBUTED WITH RESPECT TO THE PROPERTIES) MADE OR FURNISHED BY SELLERS, THE PROPERTY MANAGER, BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLERS, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT WITH RESPECT TO THE SELLER POST-CLOSING OBLIGATIONS.

(d) PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO (EXCEPT WITH RESPECT TO THE SELLER POST-CLOSING OBLIGATIONS).

(e) UPON CLOSING, EXCEPT WITH RESPECT TO THE SELLER POST- CLOSING OBLIGATIONS, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS.

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(f) EXCEPT WITH RESPECT TO THE SELLER POST-CLOSING OBLIGATIONS, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED ALL OF THE SELLER ENTITIES (AND THE OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS OF EACH SELLER ENTITY) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY SELLER ENTITY (OR ANY OF THE OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS OF ANY SELLER ENTITY) OR PROPERTY MANAGER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS). PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTIES BE REQUIRED AFTER THE CLOSING DATE, PURCHASER HEREBY WAIVES ANY RIGHT TO PURSUE ANY ACTION AGAINST ANY OF THE SELLER ENTITIES (OR ANY OF THE OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS OF ANY SELLER ENTITY) WITH RESPECT TO SUCH CLEAN-UP, REMOVAL OR REMEDIATION.

9.2 ADA/FHA Disclosure. Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the “ADA”) and the federal Fair Housing Act (the “FHA”). Except with respect to the Seller Post-Closing Obligations, Sellers make no warranty, representation or guarantee of any type or kind with respect to any of the Properties’ compliance with the ADA or the FHA (or any similar state or local law), and Sellers expressly disclaim any such representations, warranties and guarantees.

9.3 Radon Gas Disclosure. Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Additional information regarding radon and radon testing may be obtained from the applicable county public health unit.

9.4 Effect and Survival of Disclaimers. Sellers and Purchaser acknowledge that the compensation to be paid to Sellers for the Properties has been decreased to take into account that the Properties are being sold subject to the provisions of this ARTICLE IX. Sellers and Purchaser agree that the provisions of this ARTICLE IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1 Time is of the Essence. Time is of the essence in the performance of each term, condition and covenant contained in this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

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10.2 Confidentiality/Press Releases/Public Announcement.

(a) Any press release or public announcement of the transaction contemplated by this Agreement (or any matters set forth in this Agreement) will be made only in the form approved in writing by Purchaser and Seller Contract Agent, not to be unreasonably withheld, conditioned or delayed. Seller may disclose the existence and terms of this Agreement to any: (i) employee or agent of Sellers: (ii) owner, affiliate, agent, representative, attorney, accountant, investor, partner, advisor or lender of Sellers; (iii) employee, officer, director or owner of any of the persons and entities identified in (ii) (each a “Seller Representative”).

(b) If the Closing shall occur, the Sellers agree that any Retained Documents shall be kept in strict confidence and shall not be disclosed to any individual or entity other than to any Seller Representative. The provisions this of Section 10.2(b) shall not apply to any Retained Documents (or information contained in any Retained Documents): (i) that are in the public domain (other than as a result of a breach of this Section 10.2(b); (ii) that must be disclosed by any Seller Entity or a Seller Representative under applicable law or regulation (provided that prior notice of such disclosure is provided to Purchaser to the extent legally permitted); or (iii) in connection with any enforcement of this Agreement or defense on any claim made against any Seller Entity in connection with this Agreement.

(c) This Section 10.2 shall survive Closing, but shall not survive a termination of this Agreement prior to Closing.

10.3 Discharge of Obligations. The acceptance of the Deeds by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Sellers herein and every agreement and obligation on the part of any Seller Entity to be performed pursuant to the provisions of this Agreement, except for Purchaser Post-Closing Obligations and Seller Post-Closing Obligations. This Section 10.3 shall survive Closing.

10.4 Assignment.

(a) Except as set forth in Section 10.4(b), Purchaser may not assign its rights under this Agreement without first obtaining Seller Contract Agent's written approval, which approval may be given or withheld in its sole discretion. The assignment of any of Purchaser's rights under this Agreement without Seller Contract Agent's prior written consent shall constitute a Purchaser Default.

(b) Subject to Section 10.4(c), but without the consent of Seller Contract Agent being required, Purchaser may: (i) assign this entire Agreement to a Permitted Assignee or (ii) may assign this Agreement in part such that a Permitted Assignee is assigned all of the rights under this Agreement to acquire one or more Properties pursuant to the terms of this Agreement (a “Specific Property Assignment”). “Permitted Assignee” means an entity that is both: (x) controlled by Purchaser or one or more of the principals of Purchaser; or (y) majority owned by Purchaser or investment funds that are controlled by the Purchaser or one or more of the principals of Purchaser. An assignment of this Agreement by Purchaser to a Permitted Assignee in accordance with this Section 10.4 shall be a “Purchaser Assignment”

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(c) Any Purchaser Assignment shall be subject to the following terms and conditions:

(i)	A Purchaser Assignment shall not be effective unless Purchaser provides Seller Contract Agent notice of the Purchaser Assignment at least ten (10) days prior to Closing;

(ii)	Every Permitted Assignee shall be deemed to have made the Purchaser Representations;

(iii)

Every Permitted Assignee is required to execute and deliver to Sellers an instrument whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this agreement, including specifically, without limitation, all obligations concerning the Earnest Money (provided that in the case of a Specific Property Assignment, the Permitted Assignee shall only be required to assume the obligations with respect to the Property identified in the Specific Property Assignment).

(iv)	No Purchaser Assignment shall release or otherwise relieve Purchaser from any obligations hereunder; and

(v)

If, as a result of Specific Property Assignments, there are multiple entities comprising the Purchaser: (A) each Permitted Assignee named in a Specific Property Assignment shall be a Purchaser under this Agreement; (B) prior to Closing, all entities comprising the Purchaser shall be jointly and severally liable for all of the obligations of the Purchaser hereunder; (C) after the Closing, each Permitted Assignee under a Specific Property Assignment shall be liable only for the obligations of the Purchaser with respect the applicable Property that it acquires; (D) the Permitted Assignee named in a Specific Property Assignment shall only be obligated to deliver the Closing Documents with respect to the applicable Properties designated in the Specific Property Assignment; and (E) a Purchaser Default by any of the entities comprising the Purchaser prior to Closing shall be a Purchaser Default by all of the entities comprising the Purchaser.

10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (iii) via e- mail transmission. Notices shall be deemed to have been given: (x) at the time of personal delivery, (y) in the case of overnight delivery, one business day after depositing with the courier, postage prepaid; or (z) in the case of e-mail transmission, as of the date of the transmission provided such is prior to 5:00PM (Chicago Time), otherwise such shall be deemed to have been received on the next business day. For an e-mail transmission to constitute a notice under this Agreement, the e- mail transmission must be identified as a “FORMAL NOTICE” in the subject line of the e-mail and explicitly state that it is intended as a notice under this Agreement (or it must contain an attachment which states such). Notwithstanding the foregoing, notice of on-site Inspections may be given pursuant to Section 2(d) of the Access Agreement without the need to comply with the formalities of the preceding sentence. Unless changed by way of a written notice in accordance with this section, the addresses (and e-mail addresses) for notices given pursuant to this Agreement shall be as follows:

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If to any Seller or Seller Contract
Agent:	Trilogy Real Estate Group, LLC 520 West Erie, Suite 100
Chicago, Illinois 60654
Attention: Neil Gehani, Girish Gehani, Katie Jansen and
K. Shaylan Baldwin
E-mail: ngehani@trilogyreg.com,kjansen@trilogyreg.com; ggehani@trilogyreg.com and sbaldwin@trilogyreg.com

With a copy to: Levenfeld Pearlstein, LLC
120 South Riverside Plaza, Suite 1800
Chicago, Illinois 60606 Attention: Thomas Jaros
E-mail: tjaros@lplegal.com

If to Purchaser:	Morgan Properties Acquisition Company LLC 227 Washington Street
Conshohocken, PA 19428
Attn: Pelayo Coll, Rimas Petrulis and Jonathan Morgan E-mail:pcoll@morganproperties.com; rpetrulis@morganproperties.com and jmorgan@morganproperties.com

With copies to:	Blank Rome
One Logan Square 130 North 18th Street
Philadelphia, PA 19103 Attn: Josh Broderson
E-mail: josh.broderson@blankrome.com

Any counsel designated above (or any replacement counsel designated in a written notice by a Party) is hereby authorized to give notices hereunder on behalf of its respective client. Any notice from Seller Contract Agent shall be deemed a notice from each of the Seller Entities, and Purchaser shall have the right to conclusively rely on any such notice without further action or inquiry. Any notice delivered to the Seller Contract Agent shall be deemed to be delivered to all of the Seller Entities. Notices to be served after Closing shall be governed by this Section 10.5 unless a Closing Document provides otherwise. This Section 10.5 shall survive Closing.

10.6 Binding Effect. This Agreement shall not be binding in any way upon Sellers unless and until each Seller Entity shall execute and deliver the same to Purchaser and such is executed by Purchaser.

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10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Illinois, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Chicago Time. The term “business day” as used herein shall mean any day that federal banks are open for business within the State of Illinois, other than Saturdays and Sundays.

10.9 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.10 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.11 Counterparts/Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. A counterpart of this Agreement executed by electronic means (including so-called PDF) will be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

10.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.13 Applicable Law. This Agreement shall be governed by the laws of the State of Ohio and the substantive federal laws of the United States and the laws of such state. Sellers and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Ohio in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in Franklin County, Ohio. This Section 10.13 shall survive Closing.

10.14 No Third-Party Beneficiary. The provisions of this Agreement and of the Closing Documents are and will be for the benefit of Sellers and Purchaser only (and any Permitted Assignee) and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the Closing Documents. This Section 10.14 shall survive Closing.

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10.15 Exhibits and Schedules. All appendices, schedules and exhibits attached hereto shall be deemed to be an integral part of this Agreement.

10.16 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.17 Construction. The Parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.18 Termination of Agreement. It is understood and agreed that if either Purchaser or Sellers terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve all Seller Entities and Purchaser from all obligations under this Agreement as to all Properties, except for Surviving Obligations; provided, however, that if this Agreement is terminated with respect to a Damaged Property only as provided in ARTICLE VII, then this Section 10.18 shall relieve the Affected Seller(s) and Purchaser only with respect to such Damaged Properties (other than any Surviving Obligations with respect to the Damaged Properties). This Section 10.18 shall survive a termination of this Agreement.

10.19 Survival. Any provisions of this Agreement or the Closing Documents which by their express terms are intended to be performed or be applicable after Closing shall survive Closing. Any provisions of this Agreement or the Closing Documents which by their express terms are intended to be performed or be applicable after termination of this Agreement shall survive such termination. Otherwise, all covenants, representations and warranties of the Parties in this Agreement shall be merged into the execution and delivery of the Deeds. This Section 10.19 shall not modify any express limitation upon the time period of survival contained in this Agreement, including Section 4.4 and Section 5.3. This Section 10.19 is in addition to and not in exclusion of any survival provisions elsewhere set forth in this Agreement. This Section 10.19 shall survive Closing.

10.20 No Recordation. Purchaser shall not record this Agreement or any memorandum of this Agreement against any of the Properties other than a judgment or lis pendens filed by Purchaser in connection with a specific performance action in accordance with Section 6.2. Purchaser’s violation of this Section 10.20 shall be a Purchaser Default. This Section 10.20 shall survive a termination of this Agreement.

10.21 Recourse Limitations. Purchaser’s recourse for any Seller Default or any Seller Post-Closing Default by any Seller Entity shall be limited solely to the Respective Property of such Seller Entity and Purchaser shall have no recourse against any other Properties or the assets of any other Sellers or any member, manager, partner or affiliate of Sellers, provided that following the Closing recourse may be had by Purchaser against the applicable Seller Entity’s interest in the proceeds of the sale, assignment and transfer of its Respective Property pursuant to this Agreement to the extent that such Seller Entity may be liable to Purchaser for a Seller Post- Closing Default. In no event shall Purchaser have any recourse against Seller Contract Agent for any Seller Default, Seller Post-Closing Default or any other obligation under this Agreement or the Closing Documents, all such recourse being expressly waived and released. In no event shall Purchaser have any recourse to (and Purchaser hereby waives the right to bring any claims against) any manager, member, partner, officer, director, employee agent or constituent owner (at any level) of the Seller Entities. In no event shall Sellers have any recourse to (and Sellers hereby waives the right to bring any claims against) any manager, member, partner, officer, director, employee agent or constituent owner (at any level) of Purchaser. The liability of Sellers shall in all events be subject to the limitations set forth in Section 5.3, Section 6.3, Section 6.5, ARTICLE IX and elsewhere in this Agreement. This Section 10.21 shall survive Closing.

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10.22 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE RETAINED COUNSEL OF THEIR OWN CHOOSING AND SUCH COUNSEL HAS FULLY EXPLAINED THE CONTENT AND LEGAL EFFECT OF THIS SECTION 10.22. This Section 10.22 shall survive Closing.

10.23 Cross-Default of Seller Entities; Post-Closing Joint and Several Liability of Certain Sellers. Should any Seller Default occur on the part of any Seller Entity, such shall constitute a Seller Default by all Seller Entities under this Agreement. With respect to any Seller Post-Closing Obligations for which any Fund II Seller is liable, all of the Fund II Sellers shall be jointly and severally liability to Purchaser (subject to the other provisions of this Agreement). With respect to any Seller Post-Closing Obligations for which any Fund III Seller is liable, all of the Fund III Sellers shall be jointly and severally liability to Purchaser (subject to the other provisions of this Agreement).

10.24 1031 Exchange. Purchaser may consummate the purchase of one or more Properties pursuant to Section 1031 of the Internal Revenue Code for non-recognition treatment (the “Exchange”). At Purchaser’s request, Sellers shall execute such documents and take such other action as may reasonably be requested for the purpose of the Exchange. Such cooperation by Sellers shall not entail any additional expense (other than de minimis) or liability to Sellers beyond its existing obligations under this Agreement. Purchaser agrees to indemnify and hold Sellers harmless from and against any actual claims, damages, liabilities, costs and expenses (including reasonable attorney’s fees and costs) arising from Purchaser’s performance under this Section 10.24. The provisions of this Section 10.24 shall survive the Closing.

ARTICLE XI

STATE AND PROPERTY SPECIFIC PROVISIONS

11.1 Properties Located in Illinois. The following provisions shall apply to the property identified on PROPERTY EXHIBIT 11 (the “Noca Property”) and the Seller Entity that owns the Noca Property (the “Noca Seller”):

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(a) Portions of the Noca Property are leased to those non-residential Tenants identified on PROPERTY EXHIBIT 11 (each a “Noca Commercial Tenant”) pursuant to the terms of non- residential leases between the Noca Seller and such Noca Commercial Tenants (collectively, the “Noca Commercial Leases”). For clarity, each of the Noca Commercial Leases is a “Lease”, as such term is used in this Agreement. With respect to such Noca Commercial Tenants and the Noca Commercial Leases, the following provisions shall apply:

(i) In addition to the Seller Representations contained herein which also apply to the Noca Commercial Leases, Noca Seller additionally represents and warrants to Purchaser that: (A) Noca Seller has provided true, correct and complete copies of each Noca Commercial Lease to Purchaser, (B) all work required to be performed by Noca Seller under each Noca Commercial Leases has been completed and paid for in full, (C) all tenant improvement allowances or similar amounts payable by Noca Seller under each Noca Commercial Leases have been paid for in full, and (D) except as expressly provided in any Noca Commercial Lease, no Noca Commercial Tenant is entitled to any period of free rent, concession, allowance, abatement, rebate or refund under a Noca Commercial Lease which has not already been fully utilized by such Noca Commercial Tenant, and (E) no brokerage commissions are due and payable with respect to any such Noca Commercial Lease.

(ii) Assuming this Agreement has not been terminated, between March 3, 2025 and March 7, 2025, Noca Seller shall deliver to the Noca Commercial Tenants a request to execute an estoppel certificate in the form attached hereto as EXHIBIT L each prepared to reflect the terms of the applicable Noca Commercial Lease (each a “Noca Commercial Estoppel”). Noca Seller shall use commercially reasonable efforts to obtain a completed and executed Noca Commercial Estoppel from each of the Noca Commercial Tenants (but shall not be required to declare a lease default or institute any action to obtain such). Upon receipt of an executed Noca Commercial Estoppel from a Noca Commercial Tenant, Noca Seller shall provide such to Purchaser. It shall not be a condition to Closing that the Noca Seller obtain any of the Noca Commercial Estoppels, other than the Noca Commercial Estoppel with respect to the South Loop Marketplace. Provided the Noca Seller delivers the Noca Commercial Estoppel to South Loop Marketplace and Seller uses commercially reasonable efforts to obtain the same, no Seller Default shall ever exist if South Loop Marketplace shall fail or refuse to deliver the Noca Commercial Estoppel. If an executed Noca Commercial Estoppel discloses: (A) a default on the part of Noca Seller under the terms of the Noca Commercial Lease; or (B) terms of a Noca Commercial Lease which are different than the terms of the actual Noca Commercial Lease, such disclosure shall be deemed to update the Noca Seller’s representations and warranties set forth in Section 5.1(d) with respect to such Noca Commercial Lease and Purchaser shall have the rights and remedies (if any) contained in Section 4.6 with respect to such disclosure (provided that if such disclosure was the result of a Seller Default, then Purchaser shall have the rights and remedies set forth in Section 6.2 of this Agreement).

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(iii) If requested by the Facility Lender in connection with the Fund II Loan Assumption or the Fund III Loan Assumption, Noca Seller shall request that each Noca Commercial Tenant execute and deliver a subordination, non-disturbance and attornment agreement in favor of the Facility Lender in the form attached as EXHIBIT P (each a “Noca SNDA”) provided that: (A) Purchaser shall obtain and deliver to Noca Seller the required from of Noca SNDA; and (B) it shall not be a condition to Closing that the Noca Seller obtain any of the Noca SNDAs, other than a Noca SNDA with respect to the South Loop Marketplace. Provided the Noca Seller delivers the Noca SNDA to South Loop Marketplace and Seller uses commercially reasonable efforts to obtain the same, no Seller Default shall ever exist if South Loop Marketplace shall fail or refuse to deliver the Noca SNDA.

(iv) With respect to the Noca Commercial Leases, from the Effective Date until the Closing or earlier termination of this Agreement, Noca Seller hereby covenants that it shall not: (A) file any eviction actions against any Noca Commercial Tenants under Noca Commercial Leases without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed; or (B) amend, extend or modify any of the Noca Commercial Leases without the consent of Purchaser, which may be withheld in Purchaser’s sole discretion.

(b) Provided that Purchaser provides Seller with any information relating to Purchaser that is required to make such filings, then within five (5) business days after the end of the Inspection Period, Noca Seller shall file a notice of sale of business assets (each, a “Bulk Sales Notice”) with (i) the Illinois Department of Revenue pursuant to 35ILCS 5/902(d) or 35 ILCS 120/5j; (ii) the Cook County Department of Revenue Tax Compliance Unit pursuant to Section 34-92 of the Cook County Code of Ordinances; and (iii) the City of Chicago, Department of Finance pursuant to Section 3-4-140 of the Chicago Municipal Code (each, a “Revenue Department” and collectively, the “Revenue Departments”). Noca Seller shall provide Purchaser with a copy of each Bulk Sales Notice promptly after its filing with the applicable Revenue Department. Prior to the Closing Date, Noca Seller shall either (x) deliver to Purchaser a Release of Bulk Sales Stop Order from the Revenue Departments (each, a “Release”), or any equivalent document as may be issued by any Revenue Department (which in the case of the County or the City may be in the form of email confirmation that the applicable laws/ordinances do not apply to the sale of the Property owned by the Noca Seller), or (y) inform Purchaser of all amounts shown on any Bulk Sales Stop Order received from any or all of the Revenue Departments (each, a “Stop Order”), showing outstanding taxes or other sums due and payable to any Revenue Department (such outstanding taxes and other sums are collectively referred to herein as “Outstanding Sums”); or (iii) if applicable, inform Purchaser that neither a Release or Stop Order has been received from an applicable Revenue Department as of the Closing Date (each a “Missing Release”). In the event a Stop Order has been issued, not less than five (5) days prior to Closing, Noca Seller shall deliver evidence satisfactory to Purchaser of Noca Seller’s payment of all Outstanding Sums, along with a Release from the applicable Revenue Department(s), failing which, at Closing a portion of Seller’s sale proceeds in the amount of the Outstanding Sums shall be deposited in escrow with the Title Company, as the escrowee, pursuant to terms and conditions of a holdback agreement reasonably acceptable to Noca Seller and Purchaser, but in any event, in compliance with the applicable sections of the applicable Revenue Department. Noca Seller agrees to reasonably cooperate with Purchaser with respect to providing Purchaser with the necessary information to prepare and make such filings with the Revenue Departments. In the event any Missing Releases exist as of the Closing Date for any Department (a “Missing Department”), hereby agrees to indemnify, defend and hold Purchaser harmless from and against, and shall reimburse Purchaser for, any and all loss, claim, liability, damages, cost, expense, liens, penalties, action or cause of action, arising from, out of or as a consequence of any amounts which are to the Missing Department(s) as set forth in any Stop Order that is ultimately issued by the Missing Department after the Closing (the “Noca Bulk Sales Indemnity”). The Noca Bulk Sales Indemnity shall terminate (automatically) at such time as Noca Seller delivers to Purchaser a Release from each Missing Department. In the event that a Missing Department issues a Stop Order after the Closing Date, Noca Seller shall have the right to contest any assessment set forth in such Stop Order and shall have the right to settle the claims of the Missing Department for any amount Noca Seller deems appropriate provided that such settlement results in the issuance of a Release by the Missing Department. To the extent that Noca Seller requires information relating to the Illinois Property in order to contest the claims in a Stop Order (and Seller did not retain such as Retained Documents), then Purchaser agrees to provide such information to Noca Seller. Noca Seller shall keep the Purchaser reasonably informed of the status of any contest of settlement of the claims set forth in a Stop Order issued by a Missing Department. Purchaser shall not settle the claims of any Missing Department set forth in a Stop Order without the consent of the Noca Seller.

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(c) At Closing, Noca Seller shall deliver notice to the City of Chicago of the sale of the Noca Property pursuant to Section 3 of that certain Affordable Housing Covenant and Agreement dated as of June 26, 2017, and recorded in the Cook County Recorder of Deeds on June 27, 2017 as Document Number 1717822000.

11.2 Properties Located in Indiana. The following provisions shall apply to the property identified on PROPERTY EXHIBIT 6 (the “St. Joseph Property”) and the Seller Entity that owns the St. Joseph Property (the “St. Joseph Seller”):

(a) Within five (5) business days following the Inspection Period, St. Joseph Seller shall apply for an Indiana Tax Clearance Letter addressed to the Purchaser as contemplated in Indiana Code Section 6-8.1-10-9.5 (an “Indiana Certificate”). If St. Joseph Seller applies for an Indiana Certificate, but is unable to obtain one because of outstanding liability, St. Joseph Seller shall pay the amount of the outstanding liability at or prior to Closing. If for any reason St. Jospeh Seller is unable to obtain an Indiana Certificate prior to Closing, such shall not be a Seller Default or a failure of a condition precedent, but the St. Jospeh Seller shall (as a Seller Post-Closing Obligation) indemnify, hold harmless and defend Purchaser from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys’ fees and disbursements directly relating thereto) of any kind whatsoever in connection with the transaction and attributable to any taxes, interest, and penalties owed under Indiana Code Section 6-8.1-10-9.5. The provisions of this Section 11.2(a) shall survive Closing.

(b) On or prior to Closing, St. Joseph Seller shall pay or credit Purchaser for all Taxes for the St. Joseph Property that are assessed for calendar year 2024 (“2024 St. Joseph Taxes”). All Taxes for the St. Joseph Property that are assessed for calendar year 2025 (the “2025 St. Joseph Taxes”) shall be prorated based on the actual amount of 2024 St. Joseph Taxes assessed and shall be paid by Seller for that portion of calendar year 2025 which has elapsed prior to the Closing Date. In that regard: (i) St. Joseph Seller shall be responsible for that portion of 2025 St. Joseph Taxes relating to the period of January 1, 2025 through the day immediately preceding the Closing Date; and (ii) Purchaser shall be responsible for that portion of 2025 St. Joseph Taxes relating to periods on and after the Closing Date. For clarity, (x) the 2024 St. Joseph Taxes shall be the real estate and personal property taxes relating to calendar year 2024, even if such taxes are payable in a calendar year subsequent to calendar year 2024, and (y) the 2025 St. Joseph Taxes shall be the real estate and personal property taxes relating to calendar year 2025, even if such taxes are payable in a calendar year subsequent to calendar year 2025. The prorations made pursuant to this Section 11.2(b) shall be final at Closing and the 2024 St. Joseph Taxes and the 2025 St. Joseph Taxes shall not be subject to reproration pursuant to Section 4.4(c) or Section 4.4(j).

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11.3 Properties Located in Michigan. The following provisions shall apply to any Properties located in Michigan and the Seller Entity whose Respective Property is located in the state of Michigan: NONE

11.4 Properties Located in Kentucky. The following provisions shall apply to the property identified on PROPERTY EXHIBIT 9 (the “Crescent Property”) and the Seller Entity that owns the Crescent Property (the “Crescent Seller”):

(a) At Closing, Crescent Seller and Purchase shall execute and deliver to each other an Assignment and Assumption of Permit and Agreement in the form attached hereto as EXHIBIT N. Crescent Seller shall use commercially reasonable efforts to obtain the consent of Commonwealth of Kentucky, Transportation Cabinet, Department of Highways to such Assignment and Assumption of Permit and Agreement on or prior to Closing (but shall not be required to institute any legal action to obtain such consent); provided that: (i) obtaining such consent shall not be a condition precedent to Purchaser’s obligation to proceed with Closing; and (ii) provided Crescent Seller has used commercially reasonable efforts to obtain the consent, no Seller Default shall exist if such consent cannot be obtained.

11.5 Properties Located in Missouri. The following provisions shall apply to any Properties located in Missouri and the Seller Entity whose Respective Property is located in the state of Missouri:

(a) The Property described in PROPERTY EXHIBIT 10 is subject to a condominium known as SCND Block 4000 Condominium (the “SCND Condominium”) pursuant to a certain Amended and Restated Master Declaration of Condominium Ownership Declaration and By- Laws, Easements, Restrictions and Covenants for SCND Block 4000 Condominium Association dated as April 12, 2017 and recorded in the Recorder of Deeds of St. Charles County, Missouri as Instrument No. 20170412000218890 (the “SCND Declaration”), and which is governed by the SCND Block 4000 Condominium Association, a nonprofit Missouri corporation (the “SCND Association”). With respect to the SCND Condominium, the following provisions shall apply:

(i) TLF II Streets, LLC, a Delaware limited liability company (“Streets Seller”) represents that the SCND Declaration is the only written agreement establishing the SCND Condominium (other than the organizational documents governing the SCND Association). Streets Seller has not received any written notice of any default of any of its obligations under the SCND Declaration which has not been cured. Streets Seller has not provided written notice to the SCND Association or any other party under the SCND Declaration that the SCND Association or such party is in default of any of its obligations under the SCND Declaration.

(ii) From the Effective Date until the Closing or earlier termination of this Agreement, Streets Seller shall and shall cause the SCND Association to: (i) perform its obligations (in all material respects) under the SCND Declaration, and (ii) not amend or modify the SCND Declaration or the organizational documents of the SCND Association without Purchaser’s consent.

(iii) Any assessments applicable to the period in which the Closing occurs which are payable under the SCND Declaration shall be prorated as of the Closing Date.

(iv) Streets Seller shall obtain from the SCND Association an estoppel certificate from the SCND Association pursuant to the SCND Declaration in form and substance attached hereto as EXHIBIT O.

(v) At Closing, Streets Seller shall deliver resignations of all officers of the SCND Association or members of the Board of Managers of the SCND Association appointed by or on behalf of Streets Seller.

11.6 Properties Located in Ohio. The following provisions shall apply to any Properties located in Ohio and the Seller Entity whose Respective Property is located in the state of Ohio:

(a) Purchaser acknowledges that the Ohio Sellers (as defined in Section 12.1 below) are in the process of subjecting the Ohio Properties (as defined in Section 12.1 below) to condominium declarations (the “Ohio Condo Declarations”). During the Inspection Period, Purchaser shall have the right to review the Ohio Condo Declarations and the related associations and ancillary documents to be executed in connection with the Ohio Condo Declarations (collectively, the “Ohio Condo Documents”). It is contemplated that Purchaser will execute and record the Ohio Condo Documents at the Closing and shall subject the Ohio Properties to the Ohio Condo Declarations at the Closing, provided that Purchaser shall have no obligation to do so. In all events, the Ohio Condo Declarations and other Ohio Condo Documents shall be Permitted Exceptions with respect to the Ohio Properties if and to the extent recorded by Purchaser at Closing. While the Parties agree to use commercially reasonable efforts to cause the Ohio Condo Documents to be executed at the Closing, such shall not constitute a condition to Purchaser’s obligation to proceed with Closing.

(b) On or prior to Closing, for each of the Ohio Properties, the applicable Ohio Seller shall pay or credit Purchaser for all Taxes for its Ohio Property that are assessed for calendar year 2024 (“2024 Ohio Taxes”). All Taxes for an Ohio Property that are assessed for the calendar year 2025 (the “2025 Ohio Taxes”) shall be prorated based on the actual amount of 2024 Ohio Taxes assessed and shall be paid by Seller for that portion of calendar year 2025 which has elapsed prior to the Closing Date. In that regard: (i) each Ohio Seller shall be responsible for that portion of 2025 Ohio Taxes relating to the period of January 1, 2025 through the day immediately preceding the Closing Date; and (ii) Purchaser shall be responsible for that portion of 2025 Ohio Taxes relating to periods on and after the Closing Date. For clarity, (x) the 2024 Ohio Taxes shall be the real estate and personal property taxes relating to calendar year 2024, even if such taxes are payable in a calendar year subsequent to calendar year 2024, and (y) the 2025 Ohio Taxes shall be the real estate and personal property taxes relating to calendar year 2025, even if such taxes are payable in a calendar year subsequent to calendar year 2025. The prorations made pursuant to this Section 11.6(b) shall be final at Closing and 2024 Ohio Taxes and the 2025 Ohio Taxes shall not be subject to reproration pursuant to Section 4.4(c) or Section 4.4(j)

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(c) At Closing, Sellers shall obtain a release and lien waiver from Broker in favor of Purchaser and Identified Sellers.

11.7 Properties Located in Oklahoma. The following provisions shall apply to any Properties located in Oklahoma and the Seller Entity whose Respective Property is located in the state of Oklahoma (“VBR Seller”):

(a) With respect to the Allocated Purchase Price for the Property located in Oklahoma, Purchaser and VBR Seller agree that $1,000,000.00 shall be allocated to the Tangible Personal Property relating to such Property, and Purchaser shall be responsible for paying at Closing all sales taxes due to the Oklahoma Tax Commission in connection with the sale of such Tangible Personal Property.

11.8 Properties Located in Tennessee. The following provisions shall apply to any Properties located in Tennessee and the Seller Entity whose Respective Property is located in the state of Tennessee: NONE

ARTICLE XII

OHIO ENTITY TRANSFER PROVISIONS

12.1. Additional Definitions.

(a) “Election Notice” means a written notice from Purchaser to Seller Contract Agent that: (i) is clearly identified as an Election Notice pursuant to this ARTICLE XII; (ii) states that Purchaser is making an Entity Transfer Election; and (iii) identifies with specificity the Ohio Properties that are to be Identified Ohio Properties for purposes of the Entity Transfer Election.

(b) “Entity Transfer Election” means Purchaser’s decision (as evidenced by an Election Notice) to indirectly acquire an Identified Property by means of acquiring the Ownership Interests in the applicable Ohio Seller pursuant to this ARTICLE XII, in lieu of accepting a conveyance of the Ohio Property by Deed in accordance with this Agreement.

(c) “Identified Property” means each of and “Identified Properties” means collectively all of the Ohio Properties identified in an Election Notice for which Purchaser desires to make an Entity Transfer Election.

(d) “Identified Seller” means each Ohio Seller that owns an Identified Property.

(e) “Identified Sole Member” means each Ohio Sole Member that owns an Identified Seller.

(f) “Ohio Property” shall mean each of and “Ohio Properties” shall mean collectively all of the Properties described on PROPERTY EXHIBIT 1 and PROPERTY EXHIBIT 2.

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(g) “Ohio Seller” shall mean each of and “Ohio Sellers” shall mean collectively all of the Seller Entities identified on PROPERTY EXHIBIT 1 and PROPERTY EXHIBIT 2.

(h) “Ohio Sole Member” shall mean each of and “Ohio Sole Members” shall mean collectively all of the Sole Members identified on PROPERTY EXHIBIT 1 and PROPERTY EXHIBIT 2.

(i) “Ownership Assignment” means an assignment of the Ownership Interests from an Identified Sole Member to Purchaser in the form attached hereto as EXHIBIT K.

(j) “Ownership Interest” shall mean 100% of the outstanding membership and managerial interests in the limited liability company that is an Identified Seller.

12.2 Description of Entity Transfer. If Purchaser makes a timely Entity Transfer Election, the transfer at Closing of the Identified Ohio Properties shall be accomplished by each Identified Sole Member assigning to Purchaser all of the Ownership Interests in the applicable Identified Seller. Upon transfer of such Ownership Interests, Purchaser shall become the sole owner of the applicable Identified Seller, thereby becoming the indirect owner of the applicable Identified Property in accordance with this Agreement. Prior to Closing, upon request from Purchaser, each Ohio Seller shall provide Purchaser with copies of: (a) the then current operating agreement for the Ohio Seller which shall evidence that Sole Member is the owner of the Ownership Interests of its applicable the Ohio Seller; (b) a copy of the Delaware certificate of formation for the Ohio Seller; and (c) a copy of the Ohio Seller’s qualification to transact business in the State of Ohio.

12.3. Election. If Purchaser desires to make an Entity Transfer Election, Purchaser shall do so by giving Seller written notice of such Election no later than the end of the Inspection Period. An Election Notice shall be irrevocable once given. Failure to deliver a timely Election Notice shall be deemed a waiver of Purchaser’s right to make an Entity Transfer Election.

12.4 Status of Ohio Sole Member Execution of this Agreement. Each Ohio Sole Member has executed this Agreement in order to be bound by the terms and provisions of this Agreement and (in particular) this ARTICLE XIII. Prior to Purchaser’s delivery of an Election Notice, the Ohio Sole Members shall not be a Party to this Agreement and shall in no manner whatsoever be liable as one of the Sellers under this Agreement. Rather, each Ohio Sole Member is executing this Agreement such that, upon delivery of an Election Notice, an Ohio Sole Member shall immediately become an Identified Sole Member and be bound by the terms and provisions of this Agreement. Therefore, upon delivery of an Election Notice (and only upon such delivery), each Ohio Sole Member that indirectly owns an Identified Property shall become an Identified Sole Member and shall become a Seller Entity and one of the Sellers for purposes of this Agreement as it relates to its applicable Identified Seller and Identified Property.

12.5 Status of Identified Seller and Identified Sole Member After Closing. Immediately after Closing: (a) each Identified Seller (as now owned by Purchaser) shall cease to be a Seller Entity under this Agreement for purposes of performing or enforcing this Agreement after Closing;

(b) each Identified Seller shall be imbued with the rights of Purchaser under this Agreement; and

(c) each Identified Sole Member shall continue to be a Seller Entity for purposes of this Agreement.

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12.6 Additional Matters Regarding Entity Transfers. If an Entity Transfer Election is made, the following additional provisions shall apply:

(a) At Closing:

(i)	the Conveyed Assets of such Identified Sole Member as a Seller Entity shall be the Ownership Interests;

(ii)

each applicable Identified Sole Member shall deliver to Escrow Agent two (2) executed originals of an Ownership Assignment with respect to its applicable Ownership Interest and Purchaser shall deliver two (2) executed counterparts of each Ownership Assignment to Escrow Agent;

(iii)	the Identified Seller(s) shall not be obligated to deliver the Deed, the Bill of Sale, the Lease Assignment or the Contract Assignment with respect to an Identified Property;

(iv)

the Identified Seller(s) shall deliver a Tenant Notice and a Vendor Notice but such shall be modified to simply refer to Purchaser’s new address and contact information (and shall not reference the assignment of any Assigned Leases or Assigned Contracts as remain with the applicable Identified Seller and are not being assigned at Closing);

(v)	each Identified Sole Member shall deliver a Seller Bring-Down Certificate as it relates to the Identified Seller and its Identified Property;

(vi)

to the extent required by the Title Company to issue a Title Insurance Policy for an Identified Property, the Identified Sole Member shall deliver: (A) any required Authority Documents with respect to the Identified Sole Member or the applicable Identified Seller; (B) an Owner’s Affidavit; and (C) any Seller Local Clearance Documents;

(vii)	the Identified Sole Member shall deliver a FIRPTA Certificate;

(viii)	the Identified Sole Member shall deliver a Closing Statement;

(ix)	the Identified Sole Member shall deliver the required Non-Imputation Affidavit (defined below); and

(x)	the Identified Sole Member shall deliver resignations effective as of the Closing Date of any officers and the managing member or manager of each Identified Seller.

(b) As of the Closing Date, the Title Insurance Policy as to an Identified Property shall be delivered to Purchaser in accordance with the terms of this Agreement, except that the insured shall be the Identified Seller (as opposed to Purchaser). Purchaser requires the Title Company to issue a non-imputation endorsement (full equity transfer) to the Title Insurance Policies issued for the Identified Properties (the “Non-Imputation Endorsements”). In connection with the foregoing, (i) to facilitate the issuance of Non-Imputation Endorsements, each Identified Sole Member agrees to execute and deliver a non-imputation affidavit and indemnity in the form attached as EXHIBIT M (the “Non-Imputation Affidavit”) as a required delivery of the Identified Sole Members at the Closing; and (ii) the issuance of Non-Imputation Endorsements shall be a condition to Closing with respect to the Identified Properties (but the failure of the Title Company do so shall never constitute a Seller Default, unless due to an Identified Sole Member’s failure to deliver any Non- Imputation Affidavit). The cost of the issuance of the Non-Imputation Endorsements shall be paid by Sellers.

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(c) After the Effective Date and through the Closing (or earlier termination of this Agreement), no Ohio Seller shall: (i) acquire any assets other than its respective Ohio Property; or (ii) incur any indebtedness or liabilities which would be binding upon Ohio Seller after the Closing (except to the extent such would otherwise have been expressly permitted and binding on Purchaser pursuant to this Agreement).

(d) All calculations and adjustments pursuant to Section 4.4 shall be made on and as of the Closing Date regardless of the delivery of an Ownership Assignment instead of a Deed. If: (i) any Covered Personal Injury Suits exist as of the Closing Date with respect to any of the Ohio Properties or Ohio Sellers; and (ii) the policies of insurance require the Ohio Sellers to pay a deductible in connection therewith; and (iii) such deductible has not been paid by the Ohio Sellers as of the Closing Date, then the applicable Ohio Seller shall provide a credit to Purchaser in the amount of such deductible.

(e) As of the Closing Date, each Identified Sole Member shall be deemed to have made the following additional Seller Representations to the Purchaser in accordance with the terms otherwise provided for in this Agreement:

(i)

each Identified Sole Member owns the Ownership Interests of its respective Identified Seller free and clear of any liens, security interests, rights of first refusal, purchase options or encumbrances of any kind with the full power and authority to convey same to Purchaser, and the Ownership Interests were issued in compliance with all applicable laws and not issued in violation of the Identified Seller’s organizational documents or any other agreement, arrangement, or commitment to which Identified Seller or Identified Sole Member is a party and are not subject to or in violation of any preemptive or similar rights of any person;

(ii)

the Ownership Interests owned by each Identified Sole Member constitute all of the membership interests in the applicable Identified Seller and there are no ownership interests in such Identified Seller other than the Ownership Interests;

(iii)	Since its date of formation, the Identified Seller has not conducted any business or activities other than the ownership of its Respective Property and the related activities in connection therewith;

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(iv)

At the time of Closing, Identified Seller will have no liabilities, except for (i) obligations incurred pursuant to this Agreement, (ii) recurring fees, franchise taxes and charges attributable to each Identified Seller’s existence as a limited liability company, (iii) obligations under the Leases to which it is a party, (iv) obligations under the Assumed Contracts to which it is a party, (v) amounts owed for insurance, utilities, taxes and assessments, and other operating expenses related to its Respective Property which are prorated pursuant to this Agreement (as any such amounts may be subsequently re-assessed, corrected or otherwise adjusted), (vi) any liabilities that may exist with respect to the physical condition of its Respective Property, (vii) any liabilities that may exist under the Permitted Exceptions and (viii) any liabilities that Purchaser would have been liable for had Purchaser acquired the Identified Property by acceptance of a Deed instead of pursuant to an Entity Transfer Election;

(v)

All tax returns of the Identified Sellers required by any federal, state, or local authority have been duly and properly filed, and to the extent any taxes were due and payable by Identified Sellers, the Property Owners caused all such taxes to have been fully paid (or such were subject to proration pursuant to this Agreement). Except for real estate taxes and other taxes that have been prorated at Closing in accordance with this Agreement, there are no: (A) tax claims, audits, or proceedings pending or (to Sellers’ Knowledge) threatened against Identified Seller; (B) encumbrances for taxes (other than for current taxes not yet due and payable) upon the assets of Identified Seller; or (C) tax indemnity, tax sharing, or tax allocation agreements entered into by Identified Seller (other than as evidenced by Permitted Exceptions). Identified Seller has complied with all information reporting and backup withholding provisions of applicable law (including, without limitation, those in force by way of the Bipartisan Budget Act of 2015, Pub. L. 114-74). No claim has been made by any taxing authority in any jurisdiction where Identified Seller does not file tax returns that it is, or may be, subject to tax by that jurisdiction.

(vi)

There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests or partnership interests in any Identified Seller or obligating any Identified Seller or Identified Sole Member, to issue or sell any membership interests, or any other interest, in Identified Seller. Other than the organizational documents of Identified Seller, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Ownership Interests. Except as expressly set forth in this Agreement, there are no outstanding obligations of Identified Seller or Identified Sole Member to repurchase, redeem, or otherwise acquire any Ownership Interests.

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(vii)

Identified Sellers have provided a true, correct, and complete copy of all organizational documents of each Identified Seller including, without limitation, the Identified Seller’s certificate of formation, limited liability company or operating agreement, member resolutions, certificates evidencing the membership interests, if any, and all amendments or modifications to the foregoing and similar governing instruments required by the laws of the governing jurisdiction of formation or organization (collectively, “Organizational Documents”). There are no other agreements between the Company and the Seller or any other persons or entities, other than Organizational Documents.

Identified Sole Members’ liability for the Seller Representations set forth in this Section 12.6(e) (the “Ohio Special Reps”) shall be limited by: (x) the Survival Period, (y) the Liability Basket and (z) the Aggregate Cap plus an additional amount equal to $500,000 (the “Ohio Special Cap”). For clarity, the Ohio Special Cap shall be available only to compensate Purchaser for any breach of the Ohio Special Reps and in that regard, the following shall apply: (A) if the entire Aggregate Cap has been utilized to compensate Purchaser for Seller Post-Closing Obligations relating to Properties other than the Ohio Properties, then Purchaser may access the Ohio Special Cap to compensate Purchaser for breaches of the Ohio Special Reps (but for no other Seller Post-Closing Obligation); (B) if a portion of the Aggregate Cap has been utilized to compensate Purchaser for Seller Post-Closing Obligations relating to Properties other than the Ohio Properties (assume $2,000,000, then Purchaser may access the balance of the Aggregate Cap (i.e $3,000,000) plus the Ohio Special Cap (for a total of $3,500,000) to compensate Purchaser for breaches of the Ohio Special Reps or any other Seller Post-Closing Obligations; and (C) if the Purchaser suffers damages on account of breaches of the Ohio Special Reps and no portion of the Aggregate Cap has been yet utilized, then the Purchaser may access the entire Aggregate Cap ($5,000,000) plus the Ohio Special Cap (for a total of $5,500,000) to address damages related to the Ohio Special Reps or any other Seller Post-Closing Obligations (but such use shall reduce the Aggregate Cap available with respect to all other Seller Post-Closing Obligations as to all other Properties). The terms of this Section 12.6(e) shall survive Closing.

(f) In accordance with the applicable Property Exhibits for the Identified Properties, the Parties shall be responsible to pay all transfer taxes imposed by any taxing authority that would have otherwise been due on the sale of an Identified Property to Purchaser had Purchaser acquired the Property by Deed. Except as expressly set forth in Section 11.6(b), Identified Sole Member shall have no liability to Purchaser or and Identified Seller related to any increase in the value of an Identified Property assessed for Real Estate Taxes if a taxing authority will not accept the transfer of title to the Property as an exempt transfer. Seller makes no representation and warranty as to the legal effect of the transfer of the Ownership Interests upon any real estate taxes or assessment related to the Identified Property.

(g) From and after the date Purchaser makes an Entity Transfer Election until the Closing or earlier termination of this Agreement, each of the Identified Sellers shall not: (i) engage in any business or own any assets other than the acquisition, operation and management of its Respective Property; (ii) incur or become subject to any indebtedness or other liabilities other than as otherwise permitted under this Agreement; (iii) mortgage, pledge or subject to any lien, any of its assets (except pursuant to Permitted Exceptions or a Monetary Lien that will be discharged by Identified Sellers at or prior to Closing); (iv) issue, sell, transfer or redeem any of its equity securities, securities convertible into its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities; (v) make any capital investment in, or any loan to or guaranty for the benefit of, any other person or entity (except to the extent expressly set forth in the Fund II Loan Documents); (vi) make any material capital expenditures or commitments therefor (except to the extent required to perform its express obligations under this Agreement); (vii) fail to comply with the provisions of its Organizational Documents in any material respect; (viii) be treated as anything other than a disregarded entity for tax purposes; or (ix) amend any of its Organizational Documents. The terms of this Section 12.6(g) shall survive Closing.

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(h) Except as expressly set forth in Section 12.6(e) above with respect to the Ohio Special Cap, all liability of an Identified Sole Member in connection with the transfer of any Ownership Interest shall be subject to the terms of Section 5.3, Section 6.3, Section 6.5 and ARTICLE IX of this Agreement to the same extent as if the Identified Sole Member was a “Seller” pursuant to such provisions.

ARTICLE XIII

DEFEASANCE AND LOAN ASSUMPTION PROVISIONS

13.1 Defeasances. “Defeasance Sellers” shall mean the Seller Entities listed on PROPERTY EXHIBIT 10 and PROPERTY EXHIBIT 11, Purchaser acknowledges that the Defeasance Sellers’ existing mortgage debt on their Respective Properties (the “Defeasible Loans”) cannot be prepaid, but rather the Defeasance Sellers must complete a defeasance of such mortgage debt concurrent with the Closing (collectively, the “Defeasances”). In connection with the Defeasances, Purchaser shall be requested to (and Purchaser agrees to or cause its counsel to) reasonably participate in conference calls with the defeasance consultant engaged by the Defeasance Sellers and lender’s counsel in order to coordinate the Defeasances in connection with Closing (the “Defeasance Calls”). Approximately three (3) business days prior to the then Scheduled Closing Date, a Defeasance Call (or calls) will be scheduled in order to determine that all conditions to the Closing have been satisfied such that the steps to complete the Defeasances may be initiated prior to Closing (the “Closing Call”). Purchaser or its counsel agrees to participate in the Closing Call. Assuming that all conditions to Closing under this Agreement have been satisfied (or will be satisfied on the Closing Date), Purchaser shall confirm that Closing is ready to occur on the Closing Date. Accordingly, the Parties shall consummate the Closing and the Defeasances by means of a “two-day” defeasance closing in accordance with such procedures as are customary with respect to similar defeasance transactions, and the Defeasance Sellers and Purchaser will work together in good faith and shall engage their respective lenders (if Purchaser has a lender) to coordinate in good faith with one other to accomplish the Defeasances according to a schedule that is agreed upon by all applicable Parties and consistent with the terms hereof, in advance of Closing. Further, in order that the Defeasances may occur as early as possible on the Closing Date: (a) Defeasance Sellers agree to deposit the Closing Documents referred to in Section 4.2 above into the Closing escrow one (1) business day prior to the date of Closing; (b) Section 4.2 shall be modified to include the Defeasance Sellers’ delivery of the documents required to accomplish the Defeasances; (c) Purchaser agrees to deposit the Allocated Purchase Prices applicable to the Properties undergoing the Defeasances into the Closing escrow by 4:00 p.m. Chicago time one (1) business day prior to the date of Closing; (d) all credits and prorations set forth in Section 4.4 of this Agreement which respect to the Properties owned by Defeasance Sellers shall be apportioned as of 12:01 a.m., on the date which is one (1) business day prior to the date of Closing. If for any reason other than a Seller Default the Defeasances cannot proceed on the Closing Date, Sellers reserve the right to extend the Closing by a period of up to ten (10) business days in order to satisfy any conditions to the Defeasances.

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13.2 Loan Assumption – Fund II.

(a) “Fund II Properties” means those Properties identified on PROPERTY EXHIBIT 1 through and including PROPERTY EXHIBIT 5. “Fund II Borrowers” means, collectively, each of the Seller Entities that own the Fund II Properties. “Fund II Guarantor” means Trilogy Multifamily Fund II, LP, a Delaware limited partnership. “Fund II Loan” means those certain loans made by Fannie Mae (“Facility Lender”) to the Fund II Borrowers (jointly and severally). “Fund II Loan Documents” means the documents evidencing and securing the Fund II Loan which are listed on APPENDIX B.

(b) Prior to Closing, Purchaser may (i) review the Fund II Loan Documents; and (ii) interact with Facility Lender for the purpose of determining whether Facility Lender is willing to permit the assumption of the Fund II Loan by Purchaser effective as of Closing and to add the Properties described on PROPERTY EXHIBIT 10 and PROPERTY EXHIBIT 11 to the Fund II Loan or the Fund III Loan (as defined in Section 13.3), as applicable, as of the Closing Date (collectively, a “Fund II Loan Assumption”). Purchaser acknowledges that the Fund II Loan is not assumable by its terms, and that Facility Lender may allow or decline to allow a Fund II Loan Assumption in its sole discretion. The occurrence of a Fund II Loan Assumption shall in no event be a condition to the Closing. Sellers acknowledge that Purchaser desires to proceed with a Fund II Loan Assumption and (in that regard) this Section 13.2 shall apply to any Fund II Loan Assumption.

(c) The following provisions shall govern with respect to a Fund II Loan Assumption:

(i)	The actual occurrence of a Fund II Loan Assumption shall not be a condition to Purchaser’s obligation to proceed with Closing;

(ii)

the Fund II Borrowers and Fund II Guarantor shall reasonably cooperate in satisfying the Facility Lender’s requirements in order to accomplish the Fund II Loan Assumption; provided that such cooperation shall not require any of the Sellers or Fund II Guarantor to: (A) incur any Fund II Loan Expenses (defined below) or any other out-of-pocket expenses in connection with the Fund II Loan Assumption (other than the fees of Sellers’ and Fund II Guarantor’s legal counsel in connection therewith); (B) execute any Fund II Loan Assumption Documents (as defined below) that are not customary or do not comply with the terms of this Section 13.2; or (C) require any of Sellers or Fund II Guarantor to satisfy any non-customary conditions precedent to the Fund II Loan Assumption which result in additional obligations, liability (actual or contingent), exposure or potential exposure, or expense which is not already imposed on Sellers or Fund II Guarantor pursuant to this Agreement;

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(iii)

Fund II Borrowers and Purchaser will each promptly and diligently comply with the provisions of the Fund II Loan Documents regarding the Fund II Loan Assumption (if any) and (upon request) shall keep each other advised of its submissions and progress in obtaining the Facility Lender’s approval of the Fund II Loan Assumption;

(iv)

Fund II Borrowers and Purchaser shall each submit all information reasonably requested by the Facility Lender in a reasonably expeditious manner, forwarding copies of the submission letters (provided no confidential or proprietary information is contained therein) to the other Party;

(v)

Purchaser shall be liable for the following fees, costs and expenses of the Fund II Loan Assumption: (A) the fees, costs and expenses of the Facility Lender and its counsel actually charged by Facility Lender; (B) all title and recording expenses for any updated loan title policies or endorsements reasonably required by the Facility Lender for the Fund II Loan Assumption; and (C) any costs and expenses that Facility Lender actually requires be expended as a condition to the Fund II Loan Assumption (including the costs of any assumption fees, transfer fees, additional reserves, third party reports, searches, title, survey or other expenses) (collectively, the “Fund II Loan Expenses”);

(vi)

the Fund II Borrowers (through Seller Contract Agent) shall have the right to participate in all material negotiations with the Facility Lender relating to the Fund II Loan Assumption except to the extent the same are (A) confidential to Purchaser (such as, but not limited to, as related to the financial standing or credit requirements of Purchaser or any replacement guarantor) or (B) do not adversely impact the Fund II Borrowers (such as, but not limited to, Purchaser’s modifications to the Fund II Loan Documents from and after the Closing Date);

(vii)

Upon reasonable request from Seller Contract Agent, Purchaser shall: (A) provide the Sellers with a written status report of the Fund II Loan Assumption process and (B) include Seller Contract Agent (or its legal counsel) in regularly scheduled status calls with the Facility Lender; and

(viii)

Purchaser shall: (A) notify Seller Contract Agent if the Purchaser and Facility Lender have terminated negotiation of a Fund II Loan Assumption; (B) if Facility Lender has issued any form of commitment (conditional or firm) relating to the Fund II Loan Assumption and provide a copy of same to Seller Contract Agent; and (C) provide the Fund II Borrowers with material drafts of all Fund II Loan Assumption Documents to be executed by any Fund II Borrower or Fund II Guarantor promptly after they are circulated.

50

(d) In the event that Purchaser and Facility Lender are able to agree upon the terms of a Fund II Loan Assumption, then the Fund II Borrowers and Fund II Guarantor agree to execute and deliver any customary or commercially reasonable documents required by Facility Lender in order to document the Fund II Loan Assumption (including, without limitation, any customary documentation required by the Facility Lender for similar loan assumptions) (the “Fund II Loan Assumption Documents”) provided that:

(i)

the Fund II Loan Assumption Documents shall expressly contain the Facility Lender’s customary release of the Fund II Borrowers and Fund II Guarantor from certain customary liabilities (given the circumstances) under the Fund II Loan Documents for events first arising or accruing after the Closing Date;

(ii)

the terms of the Fund II Loan Assumption Documents shall not impose any new material obligation or liability upon the Fund II Borrowers or Fund II Guarantor that does not presently exist under the Fund II Loan Documents or which is not customarily imposed by the Facility Lender for similar loan assumptions;

(iii)

the terms of the Fund II Loan Assumption Documents shall require that the Fund II Borrowers or Fund II Guarantor make any non-customary representation or warranty: (A) to Purchaser that is not consistent with any Seller Representations; or (B) which expands the scope of the liability of Fund II Borrowers or Fund II Guarantor in any material respect;

(iv)

if customarily included by the Facility Lender, the Fund II Loan Assumption Documents shall set forth: (i) the outstanding principal balance of the Fund II Loan as of the Closing Date (the “Fund II Balance”); (ii) accrued interest due and payable as of the Closing Date under the Fund II Loan for the month in which Closing occurs (the “Fund II Accrued Interest”); and (C) the amount of all reserves held by the Facility Lender (if any) as of the Closing Date pursuant to the Fund II Loan Documents (the “Fund II Reserves”).

(e) If the Fund II Loan Assumption actually occurs:

(i)

Purchaser shall be entitled to a credit against the Purchase Price for the Fund II Balance, the Fund II Accrued Interest, and any other amounts due or accrued under or with respect to the Fund II Loan or the Fund II Loan Documents but unpaid with respect to periods prior to the Closing Date (other than expenses that are the obligation of Purchaser under this Agreement);

51

(ii)	the Fund II Borrowers shall be entitled to a credit for the amount of any Fund II Reserves (to the extent such Fund II Reserves are not released or otherwise credited to Fund II Borrowers);

(iii)

all Fund II Loan Documents of record against the Fund II Properties, and Fund II Loan Assumption Documents to be recorded against the Fund II Properties, shall be Permitted Exceptions (and not a Monetary Lien);

(iv)	Section 4.2 shall be modified to include the delivery of the Fund II Loan Assumption Documents required to be delivered by the Fund II Borrowers or the Fund II Guarantor; and

(v)	Section 4.3 shall be modified to include the delivery of the Fund II Loan Assumption Documents required to be delivered by the Purchaser.

(f) All Fund II Loan Expenses actually charged by the Facility Lender shall be due and payable by Purchaser regardless of whether any Closing ever occurs, which obligation shall survive the Closing and the termination of this Agreement. In the event the Facility Lender requires that any deposits be made on account of any Fund II Loan Expenses, Purchaser shall be required to fund any such deposits.

(g) If, after the expiration of the Inspection Period: (i) the Facility Lender fails to approve a Fund II Loan Assumption, or (ii) the Facility Lender refuses to proceed with a Fund II Loan Assumption by virtue of the Purchaser’s exercise of its rights under Article VII, then in either case Purchaser shall proceed to Closing on an all-cash basis.

(h) (i) The Fund II Borrowers have provided Purchaser with true, correct and complete copies of each of the Fund II Loan Documents; (ii) the Fund II Loan Documents are listed on APPENDIX B and have not been altered, modified or amended, except as set forth on APPENDIX B; (iii) no Fund II Borrower has delivered or received any written notice asserting a default under any Existing Loan Document which remains uncured; (iv) the Fund II Loan Documents constitute all of the loan documents relating to the Fund II Loan; and (v) to Sellers’ Knowledge, the current outstanding principal balances under each of notes evidencing the Fund II Loan are as set forth on APPENDIX B.

(i) From the Effective Date until the Closing or earlier termination of this Agreement, Fund II Borrowers shall: (i) perform their obligations (in all material respects) under the Fund II Loan Documents, (ii) not amend, modify or extend the Fund II Loan Documents without Purchaser’s consent; and (iii) not prepay any principal sums due under the Fund II Loan.

13.3 Loan Assumption – Fund III.

(a) “Fund III Properties” means those Properties identified on PROPERTY EXHIBIT 6 through and including PROPERTY EXHIBIT 9. “Fund III Borrowers” means, collectively, each of the Seller Entities that own the Fund III Properties. “Fund III Guarantor” means Trilogy Multifamily Fund III, LP, a Delaware limited partnership. “Fund III Loan” means those certain loans made by Fannie Mae (“Facility Lender”) to the Fund III Borrowers (jointly and severally). “Fund III Loan Documents” means the documents evidencing and securing the Fund III Loan which are listed on APPENDIX C.

52

(b) Prior to Closing, Purchaser may (i) review the Fund III Loan Documents; and (ii) interact with Facility Lender for the purpose of determining whether Facility Lender is willing to permit the assumption of the Fund III Loan by Purchaser effective as of Closing and to add the Properties described on PROPERTY EXHIBIT 10 and PROPERTY EXHIBIT 11 to the Fund III Loan or the Fund II Loan, as applicable, as of the Closing Date (collectively, a “Fund III Loan Assumption”). Purchaser acknowledges that the Fund III Loan is not assumable by its terms, and that Facility Lender may allow or decline to allow a Fund III Loan Assumption in its sole discretion. The occurrence of a Fund III Loan Assumption shall in no event be a condition to the Closing. Sellers acknowledge that Purchaser desires to proceed with a Fund III Loan Assumption and (in that regard) this Section 13.3 shall apply to any Fund III Loan Assumption.

(c) The following provisions shall govern with respect to a Fund III Loan Assumption:

(i)	The actual occurrence of a Fund III Loan Assumption shall not be a condition to Purchaser’s obligation to proceed with Closing;

(ii)

the Fund III Borrowers and Fund III Guarantor shall reasonably cooperate in satisfying the Facility Lender’s requirements in order to accomplish the Fund III Loan Assumption and the Fund III Substitution; provided that such cooperation shall not require any of the Sellers or Fund III Guarantor to: (A) incur any Fund III Loan Expenses (defined below) or any other out-of- pocket expenses in connection with the Fund III Loan Assumption (other than the fees of Sellers’ and Fund III Guarantor’s legal counsel in connection therewith); (B) execute any Fund III Loan Assumption Documents (as defined below) that are not customary or do not comply with the terms of this Section 13.3; or (C) require any of Sellers or Fund III Guarantor to satisfy any non-customary conditions precedent to the Fund III Loan Assumption which result in additional obligations, liability (actual or contingent), exposure or potential exposure, or expense which is not already imposed on Sellers or Fund III Guarantor pursuant to this Agreement;

(iii)

Fund III Borrowers and Purchaser will each promptly and diligently comply with the provisions of the Fund III Loan Documents regarding the Fund III Loan Assumption (if any) and (upon request) shall keep each other advised of its submissions and progress in obtaining the Facility Lender’s approval of the Fund III Loan Assumption;

53

(iv)

Fund III Borrowers and Purchaser shall each submit all information reasonably requested by the Facility Lender in a reasonably expeditious manner, forwarding copies of the submission letters (provided no confidential or proprietary information is contained therein) to the other Party;

(v)

Purchaser shall be liable for the following fees, costs and expenses of the Fund III Loan Assumption: (A) the fees, costs and expenses of the Facility Lender and its counsel actually charged by Facility Lender; (B) all title and recording expenses for any updated loan title policies or endorsements reasonably required by the Facility Lender for the Fund III Loan Assumption; and (C) any costs and expenses that Facility Lender actually requires be expended as a condition to the Fund III Loan Assumption (including the costs of any assumption fees, transfer fees, additional reserves, third party reports, searches, title, survey or other expenses) (collectively, the “Fund III Loan Expenses”), provided that the Fund III Loan Expenses shall not include and Sellers shall be solely responsible for the 50 bps substitution fee charged by the Facility Lender at Closing in connection with the Fund III Substitution;

(vi)

the Fund III Borrowers (through Seller Contract Agent) shall have the right to participate in all material negotiations with the Facility Lender relating to the Fund III Loan Assumption except to the extent the same are (A) confidential to Purchaser (such as, but not limited to, as related to the financial standing or credit requirements of Purchaser or any replacement guarantor) or (B) do not adversely impact the Fund III Borrowers (such as, but not limited to, Purchaser’s modifications to the Fund III Loan Documents from and after the Closing Date);

(vii)

Upon reasonable request from Seller Contract Agent, Purchaser shall: (A) provide the Sellers with a written status report of the Fund III Loan Assumption process and (B) include Seller Contract Agent (or its legal counsel) in regularly scheduled status calls with the Facility Lender; and

(viii)

Purchaser shall: (A) notify Seller Contract Agent if the Purchaser and Facility Lender have terminated negotiation of a Fund III Loan Assumption; (B) if Facility Lender has issued any form of commitment (conditional or firm) relating to the Fund III Loan Assumption and provide a copy of same to Seller Contract Agent; and (C) provide the Fund III Borrowers with material drafts of all Fund III Loan Assumption Documents to be executed by any Fund III Borrower or Fund III Guarantor promptly after they are circulated.

54

(d) In the event that Purchaser and Facility Lender are able to agree upon the terms of a Fund III Loan Assumption, then the Fund III Borrowers and Fund III Guarantor agree to execute and deliver any customary or commercially reasonable documents required by Facility Lender in order to document the Fund III Loan Assumption (including, without limitation, any customary documentation required by the Facility Lender for similar loan assumptions) (the “Fund III Loan Assumption Documents”) provided that:

(i)

the Fund III Loan Assumption Documents shall expressly contain the Facility Lender’s customary release of the Fund III Borrowers and Fund III Guarantor from certain customary liabilities (given the circumstances) under the Fund III Loan Documents for events first arising or accruing after the Closing Date;

(ii)

the terms of the Fund III Loan Assumption Documents shall not impose any new material obligation or liability upon the Fund III Borrowers or Fund III Guarantor that does not presently exist under the Fund III Loan Documents or which is not customarily imposed by the Facility Lender for similar loan assumptions;

(iii)

the terms of the Fund III Loan Assumption Documents shall not require that the Fund III Borrowers or Fund III Guarantor make any non-customary representation or warranty: (A) to Purchaser that is not consistent with any Seller Representations; or (B) which expands the scope of the liability of Fund III Borrowers or Fund III Guarantor in any material respect;

(iv)

if customarily included by the Facility Lender, the Fund III Loan Assumption Documents shall set forth: (i) the outstanding principal balance of the Fund III Loan as of the Closing Date (the “Fund III Balance”); (ii) accrued interest due and payable as of the Closing Date under the Fund III Loan for the month in which Closing occurs (the “Fund III Accrued Interest”); and (C) the amount of all reserves held by the Facility Lender (if any) as of the Closing Date pursuant to the Fund III Loan Documents (the “Fund III Reserves”);

(v)

if required by Facility Lender, the Fund III Borrowers shall cause TMF Skokie JV, LLC (the “Optima Borrower”) to execute and deliver to the Facility Lender, at Closing, an amendment to the Fund III Loan Documents and/or other commercially reasonable documentation which removes the Optima Borrower as a borrower under the Fund III Loan and releases certain real property known as Optima Old Orchard and located at 9739 Woods Drive, Skokie, IL 60077 and related collateral (collectively, the “Optima Property”) as collateral under the Fund III Loan Documents (collectively, the “Optima Release”) in order to substitute (i) Noca Seller and Streets Seller as borrowers under the Fund III Loan and (ii) the Properties set forth on PROPERTY EXHIBIT 10 and PROPERTY EXHIBIT 11 and related collateral as collateral under the Fund III Loan Documents (collectively, the “Fund III Substitution”).

55

(e) If the Fund III Loan Assumption actually occurs:

(i)

Purchaser shall be entitled to a credit against the Purchase Price for the Fund III Balance, the Fund III Accrued Interest, and any other amounts due or accrued under or with respect to the Fund III Loans or the Fund III Loan Documents but unpaid with respect to periods prior to the Closing Date (other than expenses that are the obligation of Purchaser under this Agreement);

(ii)	the Fund III Borrowers shall be entitled to a credit for the amount of any Fund III Reserves (to the extent such Fund III Reserves are not released or otherwise credited to Fund III Borrowers);

(iii)

all Fund III Loan Documents of record against the Fund III Properties, and Fund III Loan Assumption Documents to be recorded against the Fund III Properties, shall be Permitted Exceptions (and not a Monetary Lien);

(iv)	Section 4.2 shall be modified to include the delivery of the Fund III Loan Assumption Documents required to be delivered by the Fund III Borrowers or the Fund III Guarantor; and

(v)	Section 4.3 shall be modified to include the delivery of the Fund III Loan Assumption Documents required to be delivered by the Purchaser.

(f) All Fund III Loan Expenses actually charged by the Facility Lender shall be due and payable by Purchaser regardless of whether any Closing ever occurs, which obligation shall survive the Closing and the termination of this Agreement. In the event the Facility Lender requires that any deposits be made on account of any Fund III Loan Expenses, Purchaser shall be required to fund any such deposits.

(g) If, after the expiration of the Inspection Period: (i) the Facility Lender fails to approve a Fund II Loan Assumption, or (ii) the Facility Lender refuses to proceed with a Fund III Loan Assumption by virtue of the Purchaser’s exercise of its rights under Article VII, then in either case. Purchaser shall proceed to Closing on an all-cash basis.

(h) (i) The Fund III Borrowers have provided Purchaser with true, correct and complete copies of each of the Fund III Loan Documents; (ii) the Fund III Loan Documents are listed on APPENDIX C and have not been altered, modified or amended, except as set forth on APPENDIX C; (iii) no Fund III Borrower has delivered or received any written notice asserting a default under any Existing Loan Document which remains uncured; (iv) the Fund III Loan Documents constitute all of the loan documents relating to the Fund III Loan; and (v) to Sellers’ Knowledge, the current outstanding principal balances under each of notes evidencing the Fund III Loan are as set forth on APPENDIX C.

(i) From the Effective Date until the Closing or earlier termination of this Agreement, Fund III Borrowers shall: (i) perform their obligations (in all material respects) under the Fund III Loan Documents, (ii) not amend, modify or extend the Fund III Loan Documents without Purchaser’s consent; and (iii) not prepay any principal sums due under the Fund III Loan.

[signatures on next pages –S-1, S-2, S-3 and S-4]

56

IN WITNESS WHEREOF, Purchaser and Sellers have duly executed this Purchase and Sale Agreement as of the Effective Date.

PURCHASER:

MORGAN PROPERTIES ACQUISITION COMPANY
LLC, a Delaware limited liability company

By:	/s/ Jonathan Morgan
Name:	Jonathan Morgan
Title:	Vice President

SELLERS:

TMF II EASTON, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II CENTRAL, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II PARK, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-1

SELLERS (CONTINUED):

TMF II BAILEY, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II WATERCHASE, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III SAINT, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III COVE, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III WATERFORD PLACE PARTNERSHIP, a
Delaware general partnership

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-2

SELLERS (CONTINUED):

TMF III CRESCENT, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TLF II STREETS, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TF NOCA BLU, LLC, a Delaware limited liability company

By:	/s/ Neil Gehani
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-3

JOINDER OF OHIO SOLE MEMBERS

The undersigned being an Ohio Sole Member of their respective Ohio Seller hereby join in this Agreement pursuant and subject to the terms of Section 12.4 of this Agreement.

OHIO SOLE MEMBERS:

TMF II BRADFORD, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II COLUMBUS, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-4

APPENDIX A

ADDITIONAL DEFINED TERMS

“Allocated Purchase Price” means that portion of the Purchase Price which the parties have allocated to each Property as set forth on each Property Exhibit.

“Assigned Contracts” means, as to each Property: (a) any Existing Contracts in effect as of the Closing Date which are not Terminated Contracts; and (b) any New Contracts in effect as of the Closing Date; in each case which are to be assigned by the applicable Seller Entity to Purchaser pursuant to the terms of this Agreement.

“Assigned Leases” means, as to each Property: (a) all Leases in effect with respect to a Respective Property as of the Closing; and (b) all security deposits and guarantees associated with such Leases; in each case which are to be assigned by the applicable Seller Entity to Purchaser pursuant to the terms of this Agreement.

“Closing Documents” means, collectively, all of the following: (a) any documents to be delivered by any of the Sellers (or their affiliates) pursuant to the terms of this Agreement (including, without limitation, the documents referenced in Section 4.2); and (b) any documents to be delivered by the Purchaser (or their affiliates) pursuant to the terms of this Agreement (including, without limitation, the documents referenced in Section 4.3).

“Contract” means each of and “Contracts” means collectively any and all service contracts, maintenance contracts, utility agreements, operational agreements, equipment leases and similar agreements to which a Seller Entity is a party concerning the furnishing of goods or services to Seller Entity as to its Respective Property, which excludes the Management Agreement.

“Conveyed Assets” means, all of the following as to each Property: (a) the Land; (b) all Improvements; (c) all Assigned Contracts; (d) all Assigned Leases; and (e) any Personal Property.

“Environmental Laws” means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Land or the Improvements, or any portion thereof and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), as amended by the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) (“RCRA”), as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), comparable state and local laws, and any and all rules and regulations under any and all of the aforementioned laws.

Appendix A – Page 1

“Escrow Agent” means Stewart Title Guaranty Company, 10 S. Riverside Plaza, Suite 1450, Chicago, IL 60606, Attn: Vanessa Robbins, Email: vanessa.robbins@stewart.com.

“Excluded Information” shall have the meaning set forth in the Access Agreement. “Existing Contracts” shall mean, collectively, those Contracts for each Property as of the Effective Date as set forth in the Property Exhibits.

“Existing Loans” shall mean, collectively, the Fund II Loan, the Fund III Loan and the Defeasible Loans.

“Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos- containing materials, polychlorinated biphenyls (“PCBs”), PCB containing equipment, radioactive elements, mold, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws, but excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Projects, to the extent in closed containers.

“Improvements” means, as to each Property, all buildings, structures, parking areas or other improvements situated on the Land, but specifically excluding any fixtures and improvements owned by Tenants.

“Inspections” shall have the meaning set forth in the Access Agreement. “Inspection Indemnity” shall have the meaning set forth in the Access Agreement. “Inspection Materials” shall have the meaning set forth in the Access Agreement. “Inspection Period” shall have the meaning set forth in the Access Agreement.

“Intangible Property” means, collectively, to the extent assignable: (a) all assignable licenses, permits, easements, development rights and approvals, deposits, credits, air and water rights, construction and product warranties owned by the Seller Entity for use in connection with the Land or the Improvements, (b) any unexpired warranties for the benefit of the Seller Entity relating to and/or servicing the Improvements or personal property located on or within the Improvements, (c) any “as built” plans and specifications for the Improvements in the possession of the Seller Entity; (d) any rights of the Seller Entity in and to the name of the Respective Property; and (e) other assignable intangible personal property owned by the Seller Entity with respect to the Respective Property, including, without limitation, websites and telephone numbers.

“Land” means each parcel or parcels of real estate comprising a Property, the legal description of which shall be as set forth in the Title Commitment for such Property and which shall expressly include: (a) any strips and gores of land adjoining or abutting such parcel(s) owned by the Seller Entity; (b) any real property owned by Seller Entity lying in the bed of any street, road, avenue or alley, opened or proposed, in front of, running through such parcel(s); (c) any easement or right-of-way over, contiguous to or adjoining such, and all other easements, riparian or littoral rights, if any, inuring to the benefit of such parcel(s); and (d) the appurtenances and hereditaments primarily belonging to or appurtenant to such parcel(s), including any development, air, water, gas, oil or mineral rights in, on, under or with respect to such parcel(s)

Appendix A – Page 2

“Lease” means each of and “Leases” means collectively any and all lease, licenses or agreements between a Seller Entity and a Tenant relating to the use or occupancy of any portion of a Property (but specifically excluding any subleases or licenses entered into by Tenants), including all amendments, modifications, supplements and guaranties related thereto.

“New Contracts” shall mean: (a) any Contract which is entered into by a Seller Entity after the Effective Date; and (b) any amendment, renewal, expansion or modification of any Existing Contract which is entered into by a Seller Entity after the Effective Date; in each case: (x) which are approved (or deemed approved) by Purchaser pursuant to this Agreement; or (y) for which Purchaser’s approval was not required under this Agreement.

“Party” means each of and “Parties” means collectively all of the Purchaser and each Seller Entity. Further, each Sole Member that executes a Sole Member Joinder shall become a Party to this Agreement as a Seller Entity, but only to the extent the Purchaser delivers an Entity Transfer Election.

“Personal Property” means, with respect to each Property, collectively: (a) Tangible Personal Property; and (b) Intangible Property.

“Property” means a reference to each of, and “Properties” means collectively all of, those properties having the common address set forth on the Property Exhibits.

“Property Exhibit” means each of, and “Property Exhibits” means collectively all of, those exhibits attached to this Agreement as PROPERTY EXHIBIT 1 through and including PROPERTY EXHIBIT 11.

“Property Manager” shall have the meaning set forth in the Access Agreement. “Purchaser Closing Default” shall mean a Purchaser Default of the type specified subsections (a) and (b) of the definition of “Purchaser Default”.

“Purchaser Default” means any of the following: (a) Purchaser fails to proceed with Closing on the Closing Date and such failure was not excused by virtue of: (i) the failure of a condition precedent under Section 4.6; or (ii) the existence of a Seller Default; (b) Purchaser fails to deposit any portion of the Earnest Money as and when required pursuant to the terms of this Agreement; or (c) except as provided in (a) or (b) of this definition, Purchaser breaches fails to perform any other provision of this Agreement or any Closing Document and such failure is not cured within five (5) business days after written notice thereof to Purchaser.

“Purchaser Representations” means, collectively, the representations and warranties of Purchaser contained in this Agreement (including Section 5.5) or in any Closing Document.

Appendix A – Page 3

“Purchaser Post-Closing Obligations” means all of the obligations of Purchaser: (a) under this Agreement that survive the Closing pursuant to an express acknowledgment in this Agreement that such will survive the Closing, including (without limitation), the Inspection Indemnity; and

(b) any obligations of Purchaser under any Closing Documents.

“Rent Roll” means the rent roll containing information about the then existing Leases at a Respective Property. For clarity, this definition supplants the same defined term in the Access Agreement.

“Rep Exceptions” means, with respect to Seller Representations or Purchaser Representation, any occurrences, facts or circumstances that result in such no longer being true as of the Closing Date.

“Respective Property” means, for each Seller Entity, the Conveyed Assets with respect to such Seller Entity. For clarity, this definition supplants the same defined term in the Access Agreement.

“Seller Default” means any of the following: (a) any Seller Entity fails to proceed with Closing on the Closing Date and such failure was not excused by virtue of: (i) the failure of a condition precedent under Section 4.7; or (ii) the existence of a Purchaser Default; or (b) except as provided in subsection (a) of this definition, any Seller Entity materially breaches or fails to perform any other provision of this Agreement or any Closing Document and such failure is not cured within five (5) business days after written notice thereof to Sellers.

“Seller Entity” means each Delaware limited liability company or Delaware general partnership identified as such on the Property Exhibits. For clarity, this definition supplants the same defined term in the Access Agreement.

“Seller Post-Closing Obligations” means all of the obligations of any Seller Entity: (a) under this Agreement which survive the Closing pursuant to an express acknowledgment in this Agreement that such will survive the Closing, including (without limitation), the Seller Representations (but subject to Section 5.3, Section 6.3, Section 6.5 and ARTICLE IX); and (b) any obligations of any Seller Entity under any Closing Documents.

“Seller Representations” means, collectively, the representations and warranties of each Seller Entity contained in this Agreement (including Section 5.1) or in any Closing Document.

“Sellers” means a collective reference to all of the Seller Entities. For clarity, this definition supplants the same defined term in the Access Agreement.

“Survey” means each of, and “Surveys” mean collectively a current ALTA survey of the Land and Improvements for each Property containing such Table A items as Purchaser may designate, but Purchaser shall be responsible for providing all information required to obtain such Table A items.

Appendix A – Page 4

“Surviving Obligations” means any right, obligation or liability set forth herein expressly survives termination of this Agreement for the applicable survival period, including (without limitation): (a) each Party’s obligation to permit or cause the delivery of the Earnest Money to the Party entitled thereto in accordance with the terms of this Agreement; (b) the Inspection Indemnity; (c) the provisions of Section 1.5; (d) the provisions of Section 5 of the Access Agreement and by incorporation Section 3.1(c) of this Agreement; (e) the provisions of Section 6.3 and Section 6.4 of this Agreement to the extent incurred to enforce the Surviving Obligations; (f) the provisions of Section 6.5 of this Agreement; (g) the provisions of Section 6 of the Access Agreement and by incorporation Section 3.2(b) of this Agreement; (h) the provisions of Section 8.1 of this Agreement; (i) the provisions of Section 13.2(f) and Section 13.3(f) of this Agreement; and (j) ARTICLE X of this Agreement.

“Tangible Personal Property” means, collectively, the following at a Property: (a) all appliances, furniture, artwork, supplies, and inventory at the Respective Property; (b) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, (c) elevators, (d) and fire prevention and extinguishing systems, in each case owned by the Seller Entity and located in or on the Improvements. A list of Tangible Personal Property as of the Effective Date is attached to each applicable Property Exhibit and the Tangible Personal Property of a Seller Entity shall be subject to the terms of Section 5.7(g).

“Tenant” means each of the, and “Tenants” means collectively all of, the users, licensees, occupants or tenants in possession or having rights of possession over any portion of a Property pursuant to a Lease.

“Title Commitment” means each of, and “Title Commitments” shall mean collectively all of, those title commitments referred to in the Property Exhibits, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

“Title Company” means Stewart Title Guaranty Company, 10 S. Riverside Plaza, Suite 1450, Chicago, IL 60606, Attn: Chistopher Stasko, Email: christopher.stasko@stewart.com.

“Title Insurance Policy” means each of, and “Title Insurance Policies” shall mean collectively all of, the current form ALTA owner’s title insurance policies issued by the Title Company each in the amount of the Allocated Purchase Price for the Property and insuring title to the Land in Purchaser in accordance with this Agreement (subject only to the Permitted Exceptions).

[end of APPENDIX A]

Appendix A – Page 5

APPENDIX B

FUND II LOAN BALANCES AND FUND II LOAN DOCUMENTS

Fund II Loan - Principal Balances:

Note Date	Principal Balance as of Effective Date
June 29, 2018	$24,264,000
June 29, 2018	$28,152,000
November 30, 2018	$83,500,000
December 11, 2020	$23,960,000
December 22, 2021	$22,166,000

Fund II Loan Documents:

1. Initial Funding (June 2018)

a.	Master Credit Facility Agreement dated June 29, 2018
b.	Assignment of Master Credit Facility Agreement and Other Loan Documents dated June 29, 2018
c.	Multifamily Note ($24,264,000) dated June 29, 2018
d.	Multifamily Note ($28,152,000) dated June 29, 2018
e.	Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Easton, LLC dated June 29, 2018
f.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Easton, LLC dated June 29, 2018
g.	UCC Financing Statement (County) listing TMF II Easton, LLC as debtor
h.	UCC Financing Statement (State) listing TMF II Easton, LLC as debtor
i.	Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Central, LLC dated June 29, 2018
j.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Central, LLC dated June 29, 2018
k.	UCC Financing Statement (County) listing TMF II Central, LLC as debtor
l.	UCC Financing Statement (State) listing TMF II Central, LLC as debtor
m.	Compliance Agreement for Mold Operations and Maintenance Plan made by TMF II Easton, LLC dated June 29, 2018
n.	Compliance Agreement for Mold Operations and Maintenance Plan made by TMF II Central, LLC dated June 29, 2018
o.	Guaranty of Non-Recourse Obligations dated June 29, 2018
p.	Environmental Indemnity Agreement dated June 29, 2018
q.	Contribution Agreement dated June 29, 2018

Appendix B – Page 1

r.	Assignment of Management Agreement dated June 29, 2018

2. Add On of Park Laureate, Villas at Bailey Ranch and Waterchase (November 2018)

a.	Addition Request dated November 30, 2018
b.	Future Advance Request dated November 30, 2018
c.	Amendment No. 1 to Master Credit Facility Agreement dated November 30, 2018
d.	Omnibus Amendment No. 1 to Existing Documents dated November 30, 2018
e.	Assignment of Loan Documents dated November 30, 2018
f.	Multifamily Note ($83,500,000) dated November 30, 2018
g.	Joinder to Multifamily Note ($24,264,000) dated November 30, 2018
h.	Joinder to Multifamily Note ($28,152,000) dated November 30, 2018
i.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Park, LLC dated November 30, 2018
j.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Park, LLC dated November 30, 2018
k.	UCC Financing Statement (County) listing TMF II Park, LLC as debtor
l.	UCC Financing Statement (State) listing TMF II Park, LLC as debtor
m.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Bailey, LLC dated November 30, 2018
n.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Bailey, LLC dated November 30, 2018
o.	UCC Financing Statement (County) listing TMF II Bailey, LLC as debtor
p.	UCC Financing Statement (State) listing TMF II Bailey, LLC as debtor
q.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Waterchase, LLC dated November 30, 2018
r.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II TMF II Waterchase, LLC dated November 30, 2018
s.	UCC Financing Statement (County) listing TMF II TMF II Waterchase, LLC as debtor
t.	UCC Financing Statement (State) listing TMF II TMF II Waterchase, LLC as debtor
u.	Confirmation of Guaranty dated November 30, 2018
v.	Confirmation of Environmental Indemnity Agreement dated November 30, 2018
w.	Amendment No. 1 to Contribution Agreement dated November 30, 2018
x.	Organizational Certificate of Borrower dated November 30, 2018
y.	Organizational Certificate of Guarantor dated November 30, 2018

3. Borrow Up #1 (December 2020)

a.	Future Advance Request dated December 11, 2020

Appendix B – Page 2

b.	Amendment No. 2 to Master Credit Facility Agreement dated December 11, 2020
c.	Omnibus Amendment No. 2 to Existing Documents dated December 11, 2020
d.	Assignment of Loan Documents dated December 11, 2020
e.	Multifamily Note ($23,960,000) dated December 11, 2020
f.	First Amendment to Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Easton, LLC dated December 11, 2020
g.	First Amendment to Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Central, LLC dated December 11, 2020
h.	First Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Park, LLC dated December 11, 2020
i.	First Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Bailey, LLC dated December 11, 2020
j.	First Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Waterchase, LLC dated December 11, 2020
k.	Confirmation of Obligations dated December 11, 2020
l.	Compliance Certificate dated December 11, 2020
m.	Confirmation of Guaranty dated December 11, 2020
n.	Confirmation of Environmental Indemnity Agreement dated December 11, 2020
o.	Amendment No. 2 to Contribution Agreement dated December 11, 2018
p.	Interest Rate Cap Reserve and Security Agreement dated December 11, 2020
q.	UCC Financing Statement (State) listing Trilogy Multifamily Fund II LP as debtor
r.	Organizational Certificate of Borrower dated December 11, 2020
s.	Organizational Certificate of Guarantor dated December 11, 2020

4. Borrow Up #2 (December 2021)

a.	Future Advance Request dated December 22, 2021
b.	Amendment No. 3 to Master Credit Facility Agreement dated December 22, 2021
c.	Omnibus Amendment No. 3 to Existing Documents dated December 22, 2021
d.	Assignment of Loan Documents dated December 22, 2021
e.	Multifamily Note ($22,166,000) dated December 22, 2021
f.	Second Amendment to Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Easton, LLC dated December 22, 2021
g.	Second Amendment to Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Central, LLC dated December 22, 2021

Appendix B – Page 3

h.	Second Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Park, LLC dated December 22, 2021
i.	Second Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Bailey, LLC dated December 22, 2021
j.	Second Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Waterchase, LLC dated December 22, 2021
k.	Confirmation of Obligations dated December 22, 2021
l.	Compliance Certificate dated December 22, 2021
m.	Confirmation of Guaranty dated December 22, 2021
n.	Confirmation of Environmental Indemnity Agreement dated December 22, 2021
o.	Amendment No. 3 to Contribution Agreement dated December 22, 2021
p.	Organizational Certificate of Borrower dated December 22, 2021
q.	Organizational Certificate of Guarantor dated December 22, 2021
r.	Notice of Obligation to Comply with Applicable Law (CARES Act) dated December 22, 2021

[end of APPENDIX B]

Appendix B – Page 4

APPENDIX C

FUND III LOAN BALANCES AND FUND III LOAN DOCUMENTS

Fund III Loan - Principal Balances:

Note Date	Principal Balance as of Effective Date
November 30, 2018	$62,200,000
May 31, 2019	$17,360,000
December 11, 2020	$17,950,000
March 31, 2022	$13,934,000
August 23, 2023	$28,696,000

Fund III Loan Documents:

1.  Initial Funding (November 2018)

b.	Master Credit Facility Agreement dated November 30, 2018
c.	Assignment of Master Credit Facility Agreement and Other Loan Documents dated November 30, 2018
d.	Multifamily Note ($62,200,000) dated November 30, 2018
e.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Saint, LLC dated November 30, 2018
f.	Assignment of Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF II Easton, LLC dated November 30, 2018
g.	UCC Financing Statement (County) listing TMF III Saint, LLC as debtor
h.	UCC Financing Statement (State) listing TMF III Saint, LLC as debtor
i.	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Cove, LLC dated November 30, 2018
j.	Assignment of Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Cove, LLC dated November 30, 2018
k.	UCC Financing Statement (County) listing TMF III Cove, LLC as debtor
l.	UCC Financing Statement (State) listing TMF III Cove, LLC as debtor
m.	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Waterford Place Partnership dated November 30, 2018
n.	Assignment of Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Waterford Place Partnership dated November 30, 2018
o.	UCC Financing Statement (County) listing TMF III Waterford Place Partnership as debtor

Appendix C – Page 1

p.	UCC Financing Statement (State) listing TMF Waterford Place Partnership as debtor
q.	Guaranty of Non-Recourse Obligations dated November 30, 2018
r.	Environmental Indemnity Agreement dated November 30, 2018
s.	Contribution Agreement dated November 30, 2018
t.	Assignment of Management Agreement dated November 30, 2018

2. Add On of Crescent (May 2019)

a.	Addition Request dated May 31, 2019
b.	Future Advance Request dated May 31, 2019
c.	Amendment No. 1 to Master Credit Facility Agreement dated May 31, 2019
d.	Omnibus Amendment No. 1 to Existing Documents dated May 31, 2019
e.	Assignment of Loan Documents dated May 31, 2019
f.	Multifamily Note ($17,360,000) dated May 31, 2019
g.	Joinder to Multifamily Note ($62,200,000) dated May 31, 2019
h.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Central, LLC dated May 31, 2019
i.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Central, LLC dated May 31, 2019
j.	UCC Financing Statement (County) listing TMF III Central, LLC as debtor
k.	UCC Financing Statement (State) listing TMF III Central, LLC as debtor
l.	Confirmation of Guaranty dated May 31, 2019
m.	Confirmation of Environmental Indemnity Agreement dated May 31, 2019
n.	Amendment No. 1 to Contribution Agreement dated May 31, 2019
o.	Organizational Certificate of Borrower dated May 31, 2019
p.	Organizational Certificate of Guarantor dated May 31, 2019

3. Borrow Up #1 (December 2020)

a.	Future Advance Request dated December 11, 2020
b.	Amendment No. 2 to Master Credit Facility Agreement dated December 11, 2020
c.	Omnibus Amendment No. 2 to Existing Documents dated December 11, 2020
d.	Assignment of Loan Documents dated December 11, 2020
e.	Multifamily Note ($17,950,000) dated December 11, 2020
f.	First Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Saint, LLC dated December 11, 2020
g.	First Amendment to Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Cove, LLC dated December 11, 2020

Appendix C – Page 2

h.	First Amendment to Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Waterford Place Partnership dated December 11, 2020
i.	First Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Central, LLC dated December 11, 2020
j.	Confirmation of Obligations dated December 11, 2020
k.	Compliance Certificate dated December 11, 2020
l.	Confirmation of Guaranty dated December 11, 2020
m.	Confirmation of Environmental Indemnity Agreement dated December 11, 2020
n.	Amendment No. 2 to Contribution Agreement dated December 11, 2018
o.	Interest Rate Cap Reserve and Security Agreement dated December 11, 2020
p.	UCC Financing Statement (State) listing Trilogy Multifamily Fund III LP as debtor
q.	Organizational Certificate of Borrower dated December 11, 2020
r.	Organizational Certificate of Guarantor dated December 11, 2020

4. Borrow Up #2 (March 2022)

a.	Future Advance Request dated March 31, 2022
b.	Amendment No. 3 to Master Credit Facility Agreement dated March 31, 2022
c.	Omnibus Amendment No. 3 to Existing Documents dated March 31, 2022
d.	Assignment of Loan Documents dated March 31, 2022
e.	Multifamily Note ($13,934,000) dated March 31, 2022
f.	Second Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Saint, LLC dated December 11, 2020
g.	Second Amendment to Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Cove, LLC dated December 11, 2020
h.	Second Amendment to Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Waterford Place Partnership dated December 11, 2020
i.	Second Amendment to Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF III Central, LLC dated December 11, 2020
j.	Confirmation of Obligations dated March 31, 2022
k.	Compliance Certificate dated March 31, 2022
l.	Confirmation of Guaranty dated March 31, 2022
m.	Confirmation of Environmental Indemnity Agreement dated March 31, 2022
n.	Amendment No. 3 to Contribution Agreement dated March 31, 2022
o.	Organizational Certificate of Borrower dated March 31, 2022
p.	Organizational Certificate of Guarantor dated March 31, 2022

Appendix C – Page 3

5. Add On of Optima Condos (August 2023)

a.	Addition Request dated August 23, 2023
b.	Future Advance Request dated August 23, 2023
c.	Reaffirmation, Joinder and Amendment No. 4 to Master Credit Facility Agreement dated August 23, 2023
d.	Omnibus Amendment No. 4 to Existing Documents dated August 23, 2023
e.	Assignment of Loan Documents dated August 23, 2023
f.	Multifamily Note ($28,696,000) dated August 23, 2023
g.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
h.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
i.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
j.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
k.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
l.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
m.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
n.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
o.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
p.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
q.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
r.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
s.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
t.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
u.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
v.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
w.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
x.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023

Appendix C – Page 4

y.	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023

Note: Because of the number of permanent index numbers, the Couty recorded required the recording of 19 separate identical mortgages.

z.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
aa.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
bb.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
cc.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
dd.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
ee.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
ff.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
gg.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
hh.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
ii.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
jj.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
kk.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
ll.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
mm.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
nn.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
oo.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
pp.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
qq.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023
rr.	Assignment of Open-End Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by TMF Skokie JV, LLC dated August 23, 2023

Note:	Because of the number of permanent index numbers, the County recorded required the recording of 19 separate identical assignments.

ss.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
tt.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
uu.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
vv.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
ww.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
xx.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
yy.	UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor
zz.

UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor aaa. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor bbb. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor ccc. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor ddd. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor eee. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor

Appendix C – Page 5

fff.

UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor ggg. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor hhh. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor

iii.

UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor jjj. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor kkk. UCC Financing Statement (County) listing TMF Skokie JV, LLC as debtor

Note:	Because of the number of permanent index numbers, the Couty recorded required the recording of 19 separate identical UCCs.

lll.	UCC Financing Statement (State) listing TMF III Central, LLC as debtor mmm. Confirmation of Guaranty dated August 23, 2023
nnn.	Confirmation of Environmental Indemnity Agreement dated August 23, 2023 ooo. Amendment No. 1 to Contribution Agreement dated August 23, 2023
ppp.	Organizational Certificate of Borrower dated August 23, 2023 qqq. Organizational Certificate of Guarantor dated August 23, 2023 rrr. Condominium Estoppel Certificate dated August 23, 2023

[end of APPENDIX C]

Appendix C – Page 6

PROPERTY EXHIBIT 1

[REDACTED]

PROPERTY EXHIBIT 2

[REDACTED]

PROPERTY EXHIBIT 3

[REDACTED]

PROPERTY EXHIBIT 4

[REDACTED]

PROPERTY EXHIBIT 5

[REDACTED]

PROPERTY EXHIBIT 6

[REDACTED]

PROPERTY EXHIBIT 7

[REDACTED]

PROPERTY EXHIBIT 8

[REDACTED]

PROPERTY EXHIBIT 9

[REDACTED]

PROPERTY EXHIBIT 10

[REDACTED]

PROPERTY EXHIBIT 11

NoCa Blu, Chicago, IL

(Cook County)

Property Address:	2340 N California Avenue Chicago, IL 60647
Seller Entity:	TF Noca Blu, LLC, a Delaware limited liability company
Allocated Purchase Price:	$39,400,000.00
Title Commitment	Stewart Title Guaranty Company Commitment # 24000030723 with an effective date of January 15, 2025
List of Existing Contracts:	See list attached to this PROPERTY EXHIBIT 11 • “Must Take Contracts” are identified with *** • Existing Contracts that cannot be assumed by Purchaser at Closing are identified with +++
List of Personal Property:	See list attached to this PROPERTY EXHIBIT 11
Exceptions to Seller Entity’s Representations: (None, if left blank)
Title Expense Allocation:

Seller Entity:

Transfer Taxes (State) – 100% Transfer Taxes (County) – 100%

Transfer Taxes (City) – Split by Ordinance Owner’s Policy Premium – 100%

Escrow Fees – 50% Split

Purchaser:

Transfer Taxes (City) – Split by Ordinance Recording Fees (Deed and Mortgage) – 100% Loan Policy Premium – 100%

Escrow Fees – 50% Split

Survey Expense Allocation:	Seller (up to $5,000 in the aggregate)
Noca Commercial Tenants:	Ramen Lord Blooming Smiles South Loop Marketplace

Attachments to PROPERTY EXHIBIT 11:

•	List of Existing Contracts
•	Personal Property List

[end of PROPERTY EXHIBIT 11]

Property Exhibit 11 – Page 1

EXISTING CONTRACTS

NoCa Blu

Name	Vendor	Must Take Contract?	Buyer Cannot Assume?
Access Gate Contract	Butterfly
Elevator Contract	Smart Elevator
Equipment Contract	State Mechanical
Fire Alarm Contract	Fox Valley
Janitorial Contract	Emeric
Snow Removal Contract	Dryft
Pest Control Contract	Smithereen
Trash Removal Contract	Waste Management
Package Contract	Butterfly
Fitness Equipment Maintenance	The Fitness Connection
Copy Machine Contract	Green Office Partner
Telephone Contract- Offices	ATT-Cell Phones
Telephone Contract-	AT&T	***
Elevators
Music Providers	Cloud Cover		+++

National Accounts -

All Properties

Name	Vendor	Must Take Contract?	Buyer Cannot Assume?
Resident Surveys	Satisfacts/Apatment Rating		+++
Resident Retention	Yelp		+++
Marketing Service	Realync		+++
Chat Bot	Diffe.Rent		+++
Debt Collection	Pay Ready		+++
Pricing Management	LRO		+++
Resident App	Mobile Doorman/Zego		+++
Document Management	Box.com		+++
Inspections	HappyCo		+++
PMS System	Yardi		+++
Listing Management	Yext		+++
Reputation Management	Widewail		+++
Call Center	Leasehawk		+++
On Call Answering Service	Rent Café		+++
Document Fraud Detection	Snappt		+++
PPC Campaign	G5		+++
Move In/Out Assistance	Moved.		+++
CreditRetriver	Transunion		+++
Resident Assistant Program	The Guarantors		+++
ILS- Costar	Costar/Apartments.com		+++
ILS-Zillow	Zillow		+++
ILS-Apartment List	Apartment List		+++
Lease Documents	Bluemoon		+++
SEO	Apartment SEO		+++
Utility Management/Billing	RealPage		+++
Utility Management/Billing	YES Energy Management		+++

PERSONAL PROPERTY

NocaBlu

Date

Location	Quantity	Description	Model #	Serial #
Leasing Office (Equipment, Furniture)
Leasing Office	Desk	Brown wooden desk
Leasing Office	Chair	Black Chair
Leasing Office	Laptop	HP Surface Laptop	HP SurfacePro 7+	5805923453
Leasing Office	Printer	Printer and Scanner	Versalink C605	5RB7578000
Leasing Office	Sceptre Monitor	To create fobs	F22
Leasing Office	Dell Computer	this goes with the HP Monitor to create fobs	D13s	ccl98r2

Manager's Office (Equipment, Furniture)
Managers Office	Desk	Black Desk
Managers Office	Chair	Tan chair
Managers Office	Laptop	HP Laptop	Hp Probook 445	5CD2425KKR
Managers Office	Panini	Check Scanner		6695761

Assistant Manager's Office (Equipment, Furniture)

Maintenance Office (Equipment, Furniture)

Camera/FOB Access-Control Unit/ Key Trak

Clubhouse (Equipment, Furniture)
Pool Table
17 chairs
7 tables

Clubhouse Kitchen (Equipment, Appliances)
Coffee Machine
Wine Fridge
Sink
Microwave

Clubhouse Storage Closets

Pool Storage Room

Fitness Center
Tredmills x2
Ellipticals x2
Full weight machine
Pelaton
Benches x2
Free weights
Stationary bikes x2

Pool Deck

Business Center/WIFI Bar
Table and 4 chairs
Cabinet
Roku TV

Game Room

Movie Theater

Model
Bed
Nightstand
Dining room table and 2 chairs
Sofa
Coffee table
Desk with chair
Entry way glass desk

Maintenance Shop
Pressure Washer	1
Snow Blower	1
Appliance Dolly	1
Regular Dolly	1
Carpet Cleaner	2
Toilet	1
Washer/Dryer	1
Misc Ladders	4

EXHIBIT A

FORM OF ESCROW AGREEMENT

EARNEST MONEY SCROW AGREEMENT

THIS EARNEST MONEY ESCROW AGREEMENT dated February 10, 2025 (the “Effective Date”) by and among entities identified as the Sellers on the signature pages hereto (the “Sellers”); MORGAN PROPERTIES ACQUISITION COMPANY LLC, a Delaware limited liability company ("Purchaser") and STEWART TITLE GUARANTY COMPANY (“Escrow Agent”). Purchaser, Sellers and Escrow Agent are each a “Party” and together collectively are the “Parties”.

WITNESSETH

WHEREAS, Sellers and Purchaser have entered into a Purchase and Sale Agreement dated as of February 10, 2025 (the “Contract”) pursuant to which Sellers have agreed to sell and Purchaser has agreed to purchase certain properties more specifically described in the Contract;

WHEREAS, Purchaser is obligated under the Contract to make an initial deposit in the amount of $5,000,000.00 (the “Initial Deposit”);

WHEREAS, if the Contract has not terminated during the Inspection Period, Purchaser is obligated under the Contract to make an additional deposit in the amount of $5,000,000.00 (the “Additional Deposit”);

WHEREAS, if Purchaser exercises its right to extend the Scheduled Closing Date pursuant to the Contract, Purchaser is obligated under the Contract to make an additional deposit in the amount of $5,000,000.00 (the “Extension Deposit”);

WHEREAS, the Initial Deposit, the Additional Deposit (if made and the Extension Deposit (if made), together with any interest earned thereon, shall be defined as the “Deposit”); and

WHEREAS, in furtherance of the Contract, Sellers and Purchaser desire that the Escrow Agent hold the Earnest Money in escrow, and Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is duly acknowledged, the Parties hereto agree as follows:

1. Delivery of the Earnest Money. The Initial Deposit shall be delivered to the Escrow Agent by wire transfer pursuant to Escrow Agent no later than 5:00 PM (Chicago Time) on [                       ], 2025. The Additional Deposit shall be delivered to the Escrow Agent when required by the Contract. The Extension Deposit shall be delivered to the Escrow Agent when required by the Contract.

A-1

2. Investment. The Earnest Money may be invested at the direction of Purchaser. All interest will accrue to and be reported to applicable taxing authorities, including the Internal Revenue Service, for the account of the Party to whom such interest is or will be paid. Upon request of the Escrow Agent, the Parties hereto shall supply the Escrow Agent with its Federal Employer Identification Number. The failure to submit to Escrow Agent an executed, completed Form W-9 shall stay Escrow Agent’s obligation to deposit the Earnest Money in either a segregated account or an interest bearing account until such time that said form has been provided to Escrow Agent. Any charges imposed by the bank in which the Earnest Money is invested in connection with the Earnest Money will be paid by Escrow Agent. Sellers and Purchaser agree that the Escrow Agent shall not be responsible for any penalties, loss of principal or interest, or the consequences of a delay in withdrawal of the Earnest Money, if any, which may be imposed as a result of the making or the redeeming of the above investment, as the case may be, pursuant to this Agreement. Sellers and Purchaser also agree that Escrow Agent shall not be liable for any loss or impairment of the Earnest Money while the Earnest Money is in the course of collection or of the Earnest Money if such loss or impairment results from the failure, insolvency or suspension of the financial institution in which the Earnest Money is deposited.

3. Disbursement. Escrow Agent shall hold the Earnest Money and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions:

(a)  Escrow Agent shall deliver the Earnest Money to Sellers or Purchaser, as the case may be, as follows:

(i)	to Sellers on the Closing Date, upon completion of the closing under the Contract; or

(ii)	to Sellers or Purchaser as designated by an instruction letter jointly executed by both Sellers and Purchaser; or

(iii)

to Sellers, after receipt of Sellers’ written demand for delivery of the Earnest Money in which Sellers certify either that: (A) Purchaser has defaulted under the Contract, or (B) the Contract has been otherwise terminated or canceled, and Sellers are thereby entitled to receive the Earnest Money (a “Seller Escrow Demand”), but only if Escrow Agent has not received a Notice of Objection (defined below) from Purchaser on or prior to the Objection Deadline (defined below); or

(iv)

to Purchaser, after receipt of Purchaser’s demand in which Purchaser certifies that either: (A) Sellers have defaulted under the Contract, or (B) the Contract has been otherwise terminated or canceled, and therefore Purchaser is thereby entitled to receive the Earnest Money (a “Purchaser Escrow Demand”), but only if Escrow Agent has not received a Notice of Objection from Sellers on or prior to the Objection Deadline.

A-2

Escrow Agent shall deliver the Earnest Money to the Party entitled to receive the same by wire transfer of immediately available funds to an account designated by such Party.

(b)  A Seller Escrow Demand or a Purchaser Escrow Demand are each a “Demand Notice”. The party to the Contract (i.e. Purchaser or Sellers, as applicable) that sends a Demand Notice is the “Demanding Party” and the other party to the Contract (i.e. Purchaser or Sellers, as applicable) shall be the “Receiving Party”. A Demanding Party must send a copy of its Demand Notice to both Escrow Agent and the Receiving Party simultaneously and the date on which such is delivered is the “Demand Date”. On or before 5:00 PM (Chicago Time) on the third (3rd) business day after the Demand Date (the “Objection Deadline”), but not thereafter, the Receiving Party may object to delivery of the Earnest Money to the Demanding Party by giving a written notice of objection to Escrow Agent and the Demanding Party setting forth with specificity the basis of its objection to the Demand Notice (“Notice of Objection”). If Escrow Agent received conflicting Demand Notices from Sellers and Purchaser, then Escrow Agent shall be deemed to have received a Notice of Objection from each of Sellers and Purchaser.

(c)  After receiving a Notice of Objection, Escrow Agent may elect to either:

(i)

continue to hold the Earnest Money until Escrow Agent receives a written agreement of Purchaser and Sellers directing the disbursement of the Earnest Money, in which event Escrow Agent shall disburse the Earnest Money in accordance with such agreement; or

(ii)

continue to hold the Earnest Money until Escrow Agent receives an order of court directing Escrow Agent to deliver the Earnest Money to Purchaser and/or Sellers, in which event Escrow Agent shall disburse the Earnest Money in accordance with such order; or

(iii)

deposit the Earnest Money into any state or federal court of competent jurisdiction sitting in the State of Illinois and bringing any action of interpleader to resolve the dispute over the Earnest Money.

(d)  If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder, absent joint written direction from Purchaser and Sellers, Escrow Agent may take only the actions referred to in Section 3(c)(ii) or Section 3(c)(iii). In the event of any dispute whatsoever among the Parties with respect to disposition of the Earnest Money, Purchaser and Sellers shall each pay one-half of the reasonable attorneys’ fees and disbursements incurred by Escrow Agent for any litigation in which Escrow Agent is named as, or becomes, a party.

(e)  Notwithstanding anything in this Agreement or the Contract to the contrary, if Purchaser terminates the Contract pursuant to Section 3.3 of the Contract prior to 5:00 PM (Chicago Time) on February 14, 2025 (the “Inspection Period Deadline”), then (i) Sellers shall have no right to deliver a Seller Escrow Demand, (ii) Escrow Agent shall immediately deliver the Earnest Money to Purchaser without the consent of Sellers or Seller Contract Agent and notwithstanding any Seller Escrow Demand provided by Sellers or Seller Contract Agent. If the Sellers and Purchaser execute an amendment to the Contract that extends the Inspection Period Deadline to a new date (an “Updated Inspection Period Deadline”), a copy of such amendment shall be delivered to Escrow Agent and (upon receipt) this Section 3(e) shall be interpreted by Escrow Agent taking into account the Updated Inspection Period Deadline.

A-3

4. Escrow Agent Liabilities. Upon delivery of the Earnest Money in accordance with this Agreement, Escrow Agent shall be relieved of all liability hereunder. Escrow Agent shall have no duties or responsibilities except those set forth herein, which the Parties hereto agree are ministerial in nature. Sellers and Purchaser acknowledge that Escrow Agent is serving solely as an accommodation to the Parties hereto, and except for the gross negligence or willful misconduct of the Escrow Agent, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Sellers and Purchaser jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all suits, actions, loss, costs, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (“Liabilities”) which may be incurred by reason of its acting as Escrow Agent, unless resulting from Escrow Agent’s gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for any lost profits or for any incidental, special, consequential or punitive damages whether or not the Escrow Agent knew of the possibility or likelihood of such damages. Purchaser and Sellers agree to jointly and severally indemnify the Escrow Agent, and its successors and assigns, from and against any and all Liabilities asserted against them in connection with this Agreement, other than those Liabilities caused by their gross negligence or willful misconduct of the Escrow Agent.

5. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) via e- mail transmission. Notices shall be deemed to have been given: (x) at the time of personal delivery, (y) in the case of overnight delivery, one (1) business day after depositing with the courier, postage prepaid; or (z) in the case of e-mail transmission, as of the date of the transmission provided such is prior to 5:00PM (Chicago Time), otherwise such shall be deemed to have been received on the next business day. For an e-mail transmission to constitute a notice under this Agreement, the e- mail transmission must be identified as a “FORMAL NOTICE” in the subject line of the e-mail and explicitly state that it is intended as a notice under this Agreement (or it must contain an attachment which states such). Unless changed by way of a written notice in accordance with this section, the addresses (and e-mail addresses) for notices given pursuant to this Agreement shall be as follows:

If to Sellers:	Trilogy Real Estate Group, LLC
520 West Erie, Suite 100
Chicago, Illinois 60654
Attention: Neil Gehani, Katie Jansen and
K. Shaylan Baldwin
E-mail: ngehani@trilogyreg.com, kjansen@trilogyreg.com and sbaldwin@trilogyreg.com

With a copy to:	Levenfeld Pearlstein, LLC
120 South Riverside Plaza, Suite 1800
Chicago, Illinois 60606
Attention: Thomas Jaros
E-mail: tjaros@lplegal.com

A-4

If to Purchaser:	Morgan Properties Acquisition Company LLC
227 Washington Street
Conshohocken, PA 19428
Attn: Pelayo Coll and Jonathan Morgan
E-mail: pcoll@morganproperties.com
and jmorgan@morganproperties.com

With copies to:	Blank Rome
One Logan Square 130 North 18th Street
Philadelphia, PA 19103
Attn: Josh Broderson
E-mail: josh.broderson@blankrome.com

If to Escrow Agent:

Attn:
E-mail:

Any counsel designated above (or any replacement counsel designated in a written notice by a Party) is hereby authorized to give notices hereunder on behalf of its respective client. Any notice from Trilogy Real Estate Group, LLC (or its counsel above) shall be deemed a notice from each of the entities comprising the Sellers. Any notice delivered to Trilogy Real Estate Group, LLC shall be deemed to be delivered to all of the Sellers.

6.   Escrow Agent’s Reliance. In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any instrument, document or item deposited with it, and shall have no responsibility other than to faithfully follow the instructions contained herein (unless in the case of a Demand Notice, the Escrow Agent has received a Notice of Objection). Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Escrow Agent shall have no obligation to review or confirm that actions taken pursuant to such notice in accordance with this Agreement comply with any other agreement or document.

7.   Escrow Agent Resignation. Escrow Agent hereunder may resign at any time on giving five (5) business days prior written notice to that effect to Sellers and Purchaser. In such event, a national commercial office of a national title insurance company shall be selected by Sellers to act as successor to Escrow Agent. Upon execution of an agreement substantially similar to this Agreement with such successor Escrow Agent (a “Successor Escrow Agreement”) (which Purchaser and Sellers agree to do), Sellers shall notify Escrow Agent and Escrow Agent shall then deliver to the successor escrow agent the Earnest Money and any interest earned thereon, if any, to be held by the successor escrow agent pursuant to the terms of the Successor Escrow Agreement. If no successor to Escrow Agent is designated and qualified within five (5) business days after Escrow Agent’s resignation is effective, Escrow Agent may apply to a qualified court for the appointment of a successor to Escrow Agent. The expenses thereof shall be equally borne by the Sellers and Purchaser.

A-5

8.   Escrow Agent Duties. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. Except as set forth herein, Escrow Agent will not be charged with knowledge of any provisions of the Contract or any other documents executed in connection with the Contract. Escrow Agent shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

9.   No Third Party Beneficiaries. It is expressly agreed that this Agreement is for the sole benefit of the Parties hereto and shall not be construed or deemed to have been made for the benefit of any third party or other persons or entities.

10.  Governing Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

11.  Severability. If any provision of this Agreement or the application thereof to any entity, person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.  Entire Understanding. This Agreement contains the entire understanding between the Parties hereto. No waivers, variations, modifications or changes hereto shall be binding upon any Party hereto, unless set forth in a document duly executed by all Parties hereto.

13.  Interpretation. Whenever used herein, the singular number shall include the plural, and the use of any gender shall include all genders. This Agreement shall be binding upon and enforceable between, and inure to the benefit of, the Escrow Agent, Sellers and the Purchaser and their permitted successors or assigns.

14.  Assignment. This Agreement shall not be assigned by any Party without the express written consent of all other Parties, provided that this Agreement shall be automatically assigned from Purchaser to any Permitted Assignees to the extent Purchaser assigns the Contract to such Permitted Assignees.

15.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. A counterpart of this Agreement executed by electronic means (including so-called PDF) will be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

A-6

16.  Jury Waiver. Each Party waives the right to a jury in any dispute relating to this Agreement.

17.  Attorney’s Fees. As between Purchaser and Sellers, the party in any dispute hereunder which is not the “prevailing party” (as defined in Section 6.4 of the Contract) shall pay the reasonable out-of-pocket attorneys’ fees and costs of the prevailing party and shall also be responsible (as between Sellers and Purchaser) for paying any attorney’s fees and costs owed to Escrow Agent or its attorneys hereunder and for any indemnification obligations hereunder in favor of Escrow Agent relating to such dispute.

[signatures on next page]

A-7

IN WITNESS WHEREOF, Sellers, Purchaser and Escrow Agent have duly executed this Earnest Money Escrow Agreement as of the Effective Date.

SELLERS:

[INSERT SIGNATURE BLOCKS FROM

PURCHASE AND SALE AGREEMENT

IN EXECUTION VERSION]

PURCHASER:

MORGAN PROPERTIES ACQUISITION COMPANY

LLC, a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:

A-8

EXHIBIT B

ACCESS AGREEMENT

[see attached consisting of 17 pages]

B-1

ACCESS AGREEMENT

(Trilogy Midwest Multifamily Collection)

THIS ACCESS AGREEMENT (the "Agreement") dated as of December 26, 2024 (the "Effective Date"), by and between by and among entities identified as a “Seller Entity” on EXHIBIT A to this Agreement (each a “Seller Entity” and collectively, the “Sellers”) and MORGAN PROPERTIES ACQUISITION COMPANY LLC, a Delaware limited liability company ("Purchaser"). Purchaser and Sellers are each a “Party” and together collectively are the “Parties”.

RECITALS:

WHEREAS, each Seller Entity is the owner of their respective property identified as a “Respective Property” on EXHIBIT A (each a “Property” and collectively the “Properties”) and for purposes of this Agreement a “Property” shall include any buildings, structures, improvements and fixtures located thereon and certain tangible and intangible property to be more particularly identified in the Purchase Agreement (as defined below);

WHEREAS, Purchaser and Sellers are in the process of negotiating a definitive agreement setting forth the terms of the purchase and sale of the Properties (the “Purchase Agreement”); and

WHEREAS, prior to the execution of the Purchase Agreement, Purchaser wishes to commence its due diligence review and inspection of the Properties, and Sellers are willing to provide Purchaser a non-exclusive revocable license to access the Properties to commence such review and inspection, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

1. Access. Purchaser is hereby granted a non-exclusive revocable license to conduct Inspections (as defined herein) during the period commencing on the Effective Date and expiring at 5:00 p.m. (Chicago Time) on February 14, 2025 (the “Inspection Period”). The interest herein created is a non-exclusive, revocable license and no leasehold or tenancy is intended to be or shall be created hereby.

2. Inspections.

(a) The license granted to Purchaser is solely for the purpose of completing the following at its sole cost and expense (collectively, the “Inspections”): (i) physical inspections of the Properties, including industry standard, surveys, property condition assessments and Phase I environmental site assessments and unit walks of all units; and (ii) review of Inspection Materials (as defined below).

(b) Inspections may be conducted by any Purchaser Representative. “Purchaser Representative” shall mean any: (i) employee or agent of Purchaser: (ii) owner, affiliate, agent, representative, investor, partner, advisor or lender of Purchaser; (iii) employee, officer, director or owner of any of the persons and entities identified in (ii); (iv) third party contractor engaged by Purchaser to perform the Inspections (including On-Site Inspectors (as defined below); or (v) employee, officer, director or owner of any of the persons and entities identified in (iv).

(c) Purchaser and Purchaser Representatives must not alter the physical condition of any Property in connection with its Inspections. In no event whatsoever shall any Inspections involve any invasive testing on the Property (such as core sampling, water sampling, air sampling or any type of drilling) without the express written consent of Seller Contract Agent (defined below) which consent may be granted, withheld or condition in the sole discretion of Seller Contract Agent. Purchaser must restore a Property to substantially the same condition existing immediately prior to Purchaser’s Inspections in the event of any physical damage to a Property caused by Purchaser or any Purchaser Representatives.

(d) No on-site Inspections shall occur prior to January 6, 2025. Any on-site Inspections of any Property shall be conducted upon at least forty-eight (48) hours' prior notice to Seller Contract Agent (which may be given via email to Girish Gehani at ggehani@trilogyreg.com and Katie Jansen at kjansen@triologyreg.com). If required by Seller Contract Agent, any Inspection shall be performed in the presence of a representative of Trilogy Residential Management, LLC, the property manager for each of the Properties (the “Property Manager”), provided that the presence of any such representative shall not be a condition precedent to any such Inspection if the Inspection does not require entry into any building, and if such Inspection does require entry into any building then Seller Contract Agent shall make a representative of Property Manager available for such Inspection provided that such Inspection complies with the terms and conditions of this Agreement. All on-site Inspections shall: (i) occur at reasonable times agreed upon by the Property Manager and Purchaser and (ii) be conducted so as not to interfere unreasonably with: (A) the use of a Property by the applicable Seller Entity, (B) the management of a Property by the Property Manager; (C) the use and occupancy of a Property by it tenants; or (D) any rights of any third parties granted under any documents of record against a Property. Sellers shall use commercially reasonable efforts to accommodate Purchaser’s requested Inspections provided such Inspections are in accordance with the terms and obligations of this Agreement. Subject to the terms of leases and applicable law, Sellers acknowledge that Purchaser intends on conducting unit walks for all units at the Properties and the appropriate Seller Entity shall provide timely notice to tenants under their leases or occupancy agreements to the extent required for same.

(e) Any on-site Inspections performed by a Purchaser Representative that is a third- party contractor engaged by Purchaser (an “On-Site Inspector”) shall be performed by reputable and insured On-Site Inspectors selected and paid for by Purchaser. Purchaser agrees to keep the Property free and clear of any and all liens that may arise as a result of Purchaser’s Inspections, including any liens that may arise by virtue of amounts owed to On-Site Inspectors, by discharging any such liens within ten (10) days after Purchaser’s receipt of notice of such liens.

(f) Purchaser shall maintain and shall ensure that Purchaser and any On-Site Inspectors maintain commercial general liability and property damage insurance in an amount equal to or greater than $2,000,000 (or $1,000,000 with respect to any On-Site Inspector) for personal injury, including bodily injury and death, and property damage. Evidence of such insurance coverage shall be provided to Seller Contract Agent prior to Purchaser’s (or the On- Site Inspector’s) entry upon the Property. The applicable Seller Entity and Property Manager shall be named as additional insured on all such insurance.

2

(g) Without first obtaining the prior written consent of Seller Contract Agent, none of Purchaser or Purchaser Representatives shall: (i) initiate contact with any tenant (whether at the Property or through other means) or conduct any tenant interviews without the prior consent of Seller Contract Agent; (ii) interview any employees of the Property Manager (unless otherwise provided for in a Purchase Agreement); or (iii) contact any governmental authority (except for ordinary requests for information from governmental authorities necessary to prepare title reports, surveys, zoning reports, and Phase I environmental site assessments).

(h) Purchaser shall and shall use commercially reasonable efforts to cause all Purchaser Representatives to comply with all applicable laws, regulations, codes, ordinances and other governmental requirements or court orders pertaining to the access and use rights granted hereunder with respect to the Properties, including without limitation in performing any Inspections.

3. Access to Inspection Materials.

(a) “Inspection Materials” shall mean any information, documents, or materials that are provided to or acquired by Purchaser or any Purchaser Representatives (defined below) with respect to any Property or any of the Sellers, including (without limitation) any that is delivered by any Seller Entity or otherwise obtained by Purchaser or any Purchaser Representative, including: (i) the result of any Inspection, and (ii) any and all reports, assessments and surveys which Purchaser may have obtained with respect to the Property including all third party environmental site assessments, property condition reports, engineering studies of any kind and appraisals.

(b) As part of the Inspection Materials, to the extent in any Seller Entity’s possession or control, each Seller Entity will deliver or cause to be delivered to Purchaser (or made available through a virtual data room), copies of the following documents, schedules and other information described below:

(i)	a copy of the rent roll utilized by each Seller Entity for its Respective Property (each a “Rent Roll”);

(ii)	copies of the leases identified on each Rent Roll (the “Existing Leases”) which may be made available at each Respective Property;

(iii)	a list of any monetary delinquencies under any of the Existing Leases utilized by each Seller Entity for its Respective Property;

(iv)

copies of any service contracts, operating agreements, equipment leases and similar agreements to which a Seller Entity is a party concerning the furnishing of goods or services to its Respective Property;

3

(v)	copies of the tax bills for the two most recent tax years for each Property;

(vi)	copies of the operating statements utilized by each Seller Entity for its Respective Property for the: (i) current calendar year (year-to-date), and (ii) the full year ended December 31, 2023;

(vii)	a copy of the most recent existing survey of each Property; and

(viii)	copies of the items set forth on EXHIBIT B attached hereto.

Delivery of any of the items on EXHIBIT B that are not referenced in subsections (i)-(vii) above shall be subject to the terms of Section 3(c)(i) and (c)(ii) below.

(c)  In addition to the above stated Inspection Materials, Sellers shall (to the extent in any Seller Entity’s possession or control) deliver such additional information as is reasonably related to the Properties (“Additional Information”), subject to the following conditions:

(i)	Any Seller Entity may elect to withhold any portion of Additional Information in its discretion until a Purchase Agreement is executed;

(ii)

No Seller Entity shall be obligated to deliver the following in any instance: (A) any appraisals or property condition reports or assessments relating to the Properties; (B) any environmental reports other than the most recent environmental reports in a Seller Entity’s possession or control; (C) information not directly related to the leasing, maintenance, operation and/or management of the Properties such as any internal memoranda, financial projections, budgets, property management agreements, accounting and tax records (other than real estate property tax records); and (D) any other information which any Seller Entity reasonably determines is confidential or is otherwise privileged; and

(iii)	Upon delivery, all Additional Information shall be treated as Inspection Materials pursuant to the terms of this Agreement.

(d) Except for any representations or warranties made in the Purchase Agreement: (i) no Seller Entity makes any representations or warranties as to: (A) any matters relating to any of the Sellers or the Properties; or (B) the truth, accuracy or completeness of any of the Inspection Materials; (ii) any Inspection Materials are provided only for Purchaser’s convenience in making its own examination and determination prior to the end of the Inspection Period as to whether it wishes to purchase the Properties, and (iii) Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Properties.

4

4. Inspection Indemnity.

(a) Purchaser indemnifies and agrees to protect, defend and hold harmless each of the Seller Related Persons (defined below) for any Losses (defined below) arising out of or resulting from: (i) Purchaser’s or any Purchaser Representatives’ entry onto, Inspections of, or use of the Property prior to Closing (as defined below), (ii) any negligent act or omission by Purchaser or any Purchaser Representatives in connection with this Agreement, or (iii) Purchaser’s or any Purchaser Representative’s breach of any of the terms of this Agreement (collectively, the “Inspection Indemnity”).

(b) The Inspection Indemnity shall not, however, include any Losses that result from (x) the mere discovery, by Purchaser or any Purchaser Representatives, of pre-existing conditions on a Property during any Inspections conducted in accordance with, the terms of this Agreement; provided, however: (i) if such pre-existing conditions are knowingly or negligently exacerbated by Purchaser or any Purchaser Representative, the Inspection Indemnity shall apply to any Losses for and to the extent of the knowingly or negligently exacerbated condition of a Property; and (ii) if such pre-existing conditions were discovered or exacerbated by virtue of invasive testing conducted by Purchaser or a Purchaser Representative in violation of this Agreement, the Inspection Indemnity provided for herein shall apply to the full extent of all Losses, or (y) the negligence or willful misconduct of any Sellers or Seller Related Persons (as defined below).

(c) “Seller Related Persons” means, each Seller Entity, Property Manager and their respective members, managers, partners, mortgagees, employees, brokers, representatives, attorneys and agents. “Losses” shall mean any actual judgment, liability, claim, costs, expenses (including reasonable attorneys' fees actually incurred), damages or injuries. In no event shall Purchaser or any Purchaser Representatives be liable or responsible for any punitive, consequential or special damages in connection with this Agreement, unless such damages are awarded to a third-party claimant.

(d) The obligations of this Section 4 shall survive any of the following events for a period of one year after the Termination Date (defined below).

5. Confidentiality.

(a) Purchaser agrees that all Inspection Materials: (i) shall be used solely for the purpose of determining whether or not the Properties are suitable for Purchaser's purpose and for no other reason; and (ii) shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Purchaser Representatives who need to know the Inspection Materials in order to assist Purchaser in connection with its review of the Properties.

(b) The provisions of Section 5(a)(ii) shall not apply to any Inspection Materials (or information contained in any Inspection Materials): (i) that are in the public domain (other than as a result of a breach of Section 5(a)(ii)); (ii) that must be disclosed by Purchaser or a Purchaser Representative under applicable law or regulation (provided that prior notice of such disclosure is provided to Seller Contract Agent to the extent legally permitted), or (iii) that Purchaser or a Purchaser Representative received from a source other than Sellers (unless Purchaser requested such Inspection Materials and knew such other source was subject to a duty of confidentiality with respect to such Inspection Materials).

5

(c) In the event of a breach or threatened in writing breach by Purchaser or any Purchaser Representative of this Section 5, any Seller Entity shall be entitled to an injunction restraining Purchaser or such Purchaser Representative from disclosing, in whole or in part, any such Inspection Materials. Nothing herein shall be construed as prohibiting any Seller Entity from pursuing any other available remedy at law or in equity for such breach or threatened breach of this Section 5 by Purchaser or any Purchaser Representative. Purchaser will indemnify, defend and hold all Seller Related Persons harmless from and against any and all Losses that any Seller Related Persons may suffer or incur as a result of the breach of this Section 5 by Purchaser or any Purchaser Representative.

(d) The obligations of this Section 5 shall survive the Termination Date for a period of one year.

6. Return, Destruction or Delivery of Inspection Materials. Upon the occurrence of the Termination Date, upon request from Seller Contract Agent, Purchaser shall (at its expense and without compensation from any Seller Entity): (a) re-deliver to Seller Contract Agent all of the Inspection Materials delivered to Purchaser (provided that such requirement shall not apply with respect to any information which is a matter of public record or which was made available by web portal); or (b) destroy all Inspection Materials (provided that Purchaser and Purchaser Representatives may retain a single copy of any Inspection Materials pursuant to applicable document retention policies). The obligations of this Section 6 shall survive the Termination Date for a period of ninety days.

7. Purchase Agreement.

(a) The Parties agree that this Agreement shall not in any way constitute a Purchase Agreement and that no Party to this Agreement shall be required to enter into a Purchase Agreement. The entry into any Purchase Agreement shall be at the sole discretion of the Parties.

(b) If a Purchase Agreement is executed, this Agreement shall: (i) continue in full force and effect after the execution of the Purchase Agreement; (ii) be incorporated into the Purchase Agreement and (iii) be governed by the terms of the Purchase Agreement. If the Purchase Agreement terminates for any reason (a “PSA Termination”), then this Agreement shall be deemed terminated on the same date as the PSA Termination. If a closing of the transactions contemplated by a Purchase Agreement shall actually occur under the Purchase Agreement (a “Closing”), then this Agreement shall terminate on the date of the Closing.

(c) This Agreement: (i) is terminable by either Purchaser or Sellers at any time prior to the entry into a Purchase Agreement by giving written notice to the other Party in accordance herewith; and (ii) shall automatically terminate at the end of the Inspection Period unless a Purchase Agreement has been executed (each, a “Pre-PSA Termination”).

(d) The date on which this Agreement terminates by virtue of the occurrence of a Pre-PSA Termination, a PSA Termination or Closing shall be referred to as the “Termination Date”.

8. Exclusivity. The term “Exclusivity Period” shall mean that period beginning upon the Effective Date and ending on the earlier to occur of: (a) the Termination Date; or (b) the thirtieth (30) day after the Effective Date. During the Exclusivity Period, Sellers and Purchaser shall negotiate exclusively with each other with respect to the sale and purchase of the Properties. Because Purchaser will expend substantial time, effort and resources to conduct the Inspections, Sellers shall not: (i) solicit proposals from any other potential purchasers (other than Purchaser) for the sale of the Properties or any interest therein; or (ii) negotiate or enter into any agreement with any person or entity (other than Purchaser) for the sale of the Properties or any interest therein. Sellers will not be deemed to have violated this Section 8 by Sellers’ receipt of unsolicited offers in response to offering materials circulated prior to the Effective Date.

9. Seller Contract Agent. Each of the Seller Entities: (i) appoints Trilogy Real Estate Group, LLC as the “Seller Contract Agent” under this Agreement; and (ii) grants Seller Contract Agent the right to: (A) give or withhold consents and approvals on behalf of any or all of the Seller Entities; (B) give and receive all notices and demands which may be required or permitted by any Seller Entity under this Agreement; and (iii) take any action on the part of any Seller Entity pursuant to this Agreement (including termination and amendment of this Agreement). Seller Contract Agent shall not, however, be a Seller Entity or a Party for purposes of this Agreement.

6

10. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) via e- mail transmission. Notices shall be deemed to have been given: (x) at the time of personal delivery, (y) in the case of overnight delivery, one business day after depositing with the courier, postage prepaid; or (z) in the case of e-mail transmission, as of the date of the transmission provided such is prior to 5:00 PM (Chicago Time), otherwise such shall be deemed to have been received on the next business day. Except as provided in the next sentence, for an e-mail transmission to constitute a notice under this Agreement, the e-mail transmission must be identified as a “FORMAL NOTICE” in the subject line of the e-mail and explicitly state that it is intended as a notice under this Agreement (or it must contain an attachment which states such). Notwithstanding the foregoing, notice of on-site Inspections may be given pursuant to Section 2(d) without the need to comply with the formalities of the preceding sentence. Unless changed by way of a written notice in accordance with this section, the addresses (and e-mail addresses) for notices given pursuant to this Agreement shall be as follows:

If to any Seller Entity Or Seller Contract Agent:	Trilogy Real Estate Group, LLC
520 West Erie, Suite 100
Chicago, Illinois 60654
Attention: Neil Gehani, Katie Jansen and
K. Shaylan Baldwin
E-mail: ngehani@trilogyreg.com,
kjansen@trilogyreg.com and sbaldwin@trilogyreg.com

With a copy to:	Levenfeld Pearlstein, LLC
120 South Riverside Plaza, Suite 1800
Chicago, Illinois 60606
Attention: Thomas Jaros
E-mail: tjaros@lplegal.com

If to Purchaser:	Morgan Properties Acquisition Company LLC
227 Washington Street
Conshohocken, PA 19428
Attn: Pelayo Coll and Jonathan Morgan
E-mail: pcoll@morganproperties.com
and jmorgan@morganproperties.com

With copies to:	Blank Rome
One Logan Square
130 North 18th Street
Philadelphia, PA 19103
Attn: Josh Broderson
E-mail: josh.broderson@blankrome.com

Any counsel designated above (or any replacement counsel designated in a written notice by a Party) is hereby authorized to give notices hereunder on behalf of its respective client. Any notice from Seller Contract Agent shall be deemed a notice from each of the Sellers. Any notice delivered to the Seller Contract Agent shall be deemed to be delivered to all of the Sellers.

11.  Attorney’s Fees. In the event any legal action is taken by a Party against the other to enforce any of the terms and conditions of this Agreement, it is agreed that the unsuccessful Party to such action shall pay to the prevailing Party all court costs, reasonable attorneys’ fees and expenses incurred by the prevailing Party.

12.  Entire Agreement/Amendments. Unless and until the Purchase Agreement is executed and delivered by the Parties, this Agreement embodies the entire agreement between the Parties and supersedes all prior agreements and understandings of the Parties relating to the Property. This Agreement may only be amended or supplemented by a written instrument mutually executed by the Parties.

13.  Execution. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. A counterpart of this Agreement transmitted by any electronic means will, if it is executed, be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature with the same binding legal effect as an original executed counterpart of this Agreement.

7

14.  Miscellaneous. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Illinois without giving effect to its conflicts of law principles. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, successors and assigns; provided, however, except as permitted by the Purchase Agreement Purchaser may not assign this Agreement without Seller Contract Agent’s express written consent. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein, provided, however, that the Parties hereto shall endeavor in good faith to rewrite the affected provision to make it valid and consistent with the intent of the original provision. PURCHASER AND SELLERS DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[Remainder of Page Left Intentionally Blank]

[Signature Pages Follow Immediately as Pages S-1, S-2 and S-3]

8

IN WITNESS WHEREOF, Purchaser and Sellers have executed this Access Agreement as of the date set forth above.

PURCHASER:

MORGAN PROPERTIES ACQUISITION COMPANY LLC, a Delaware limited liability company

By:	/s/ Jonathan Morgan
Name:	Jonathan Morgan
Title:	Authorized Signatory

SELLERS:

TMF II EASTON, LLC,a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II CENTRAL, LLC,a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II PARK, LLC,a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-1

IN WITNESS WHEREOF, Purchaser and Sellers have executed this Access Agreement as of the date set forth above.

PURCHASER

MORGAN PROPERTIES ACQUISITION
COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

SELLERS:

TMF II EASTON, LLC, a Delaware limited liability company

By:
Name : Neil Gehani
Title: President and Chief Executive Officer

TMF II CENTRAL, LLC, a Delaware limited liability company

By:
Name: Neil Gehani
Title: President and Chief Executive Officer

TMF II PARK, LLC, a Delaware limited liability company

By:
Name: Neil Gehani
Title: President and Chief Executive Officer

S-1

SELLERS (CONTINUED):

TMF II BAILEY, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TMF II WATERCHASE, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TMF III SAINT, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TMF III COVE, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TMF III WATERFORD PLACE PARTNERSHIP, a Delaware general partnership

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

S-2

SELLERS (CONTINUED):

TMF III CRESCENT, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TLF II STREETS, LLC, a Delaware limited liability company

By: _
Name: Neil Gehani
Title: President and Chief Executive Officer

TF NOCA BLU, LLC, a Delaware limited liability company

By:	/s/ Neil Gehani
Name:	Neil Gehani
Title:	President and Chief Executive Officer

S-3

EXHIBIT A

List of Sellers and Properties

Seller	Respective Property
TMF II Easton, LLC	4150 Silver Springs Lane Columbus, OH 43230
TMF II Central, LLC	105 Radio City Boulevard Columbus, OH 43235
TMF II Park, LLC	2050 Stony Brook Drive Louisville, KY 40220
TMF II Bailey, LLC	8751 North 97th East Avenue Owasso, OK 74055
TMF II Waterchase, LLC	3100 Waterchase Way SW Wyoming, MI, 49519
TMF III Saint, LLC	307 E LaSalle Avenue South Bend, IN 46617
TMF III Cove, LLC	13992 Reflection Dr Manchester, MO 63021
TMF III Waterford Place Partnership	8037 Waterford Circle Memphis, TN 38125
TMF III Crescent, LLC	657 South 3rd Street and Louisville, Kentucky
TLF II Streets, LLC	1650 Beale Street St. Charles, MO 63303
TF Noca Blu, LLC	2340 N California Avenue Chicago, IL 60647

A-1

EXHIBIT B

List of Due Diligence Materials

Monthly Operating Statements	· Last 18 Months
Year-End Operating Statements	· Year-end 2022and 2023 - YTD 2024 by month
Trial Balances	· Year-end 2022 and 2023 - YTD 2024
General Ledger	· Detailed general ledger reports for 2022 and 2023 - YTD 2024
Prepaid Rents	· List of Prepaid Rents > 30 days
Contracts (as applicable)

·      Advertising

·      Answering Service

·      Bottled Water

·      Cable TV

·      Collections

·      Credit Checks

·      Elevator Maintenance

·      Equipment – Maintenance

·      Fire Alarm

·      Furniture Rentals – Corporate Units, Model, Office

·      Internet Services

·      Landscaping & Lawn Maintenance

·      Laundry – On-site

·      Maintenance – Pool

·      Pest Control – Lawn

·      Pest Control – Structure

·      Phones

·      Property Management

·      Roofing

·      Security – Monitoring

·      Security – Officer

·       Hallway Cleaning

·      Signage

·      Snow Removal

·      Submetering

·      Trash/Sanitation

·      Uniforms

·      Water Savings

·      Washer and Dryer – in Apartments

·      All Other Vendors and Miscellaneous Contracts

Rent Roll/Rental Matrix	· Current Rent Roll and Summary · Electronic Version of Rent Roll

B-1

Tax Information

-      2021 Real Estate Tax Bill

-      2022 Real Estate Tax Bill

-      2023 Real Estate Tax Bill

-      2024 Real Estate Tax Bill (if available)

-      2021, 2022, 2023 and 2024 (if available) Personal Property Tax Bills

-      Special Assessments (if applicable)

-      Credits (if applicable)

-      List of Ongoing Appeals (if applicable)

Marketing Collateral	· Site Plans · Stacking Plans of Buildings, if applicable · Unit Floor Plans · Leasing Brochure · Amenities Profile
Occupancy, Leasing, Revenue	- Concession History (18 months if available) - Unit Status (on Rent Roll) · Current and Aged Delinquency
· Lease Expiration (in Rent Roll)
· Occupancy Monthly (or Weekly) -2022, 2023 and YTD 2024
· Lease Renewal Percentages and Statistics (18 months)
· Fee and Deposit Schedule
· Standard Lease Form
Other Income Sources (as applicable)	· Leases · Licensing Agreements
Tenant Profile Reports	· Resident Demographics
On-Site Employee Info	· Payroll information · Employee unit information including empl. rental rent concessions
Survey	· Most Recent As-Built Survey of Property
Physical Description –	· As-Built Plans (if available)
Maintenance History	· Work Order Histories 2022, 2023 and YTD
Current Account Receivable Report	· Detailed receivable report showing delinquency amounts by unit
Utility (include Bills and Agreements)	Copies of all utility bills for a consecutive 6-month period for the following utilities: · Water, Sewer · Electricity (Common Areas and Units) · Gas (Common Areas and Units) · Trash
Warranties or Guarantees	· Roofs - Structures · Mechanical Equipment
· Water Heaters
· HVAC
· Appliances
· Termite Bonds
Title and Zoning Information	· Existing Title Insurance Policy
Easements and Encroachments	· Easements (hyperlinked to title commitments) - Home Owners or Condo Association (as applicable)
Licenses and Permits	· Permit Fees
(to extent available)

·      Inspection Reports

·      Business Licenses

·      Certificates of Occupancy

·      Fire/Sprinkler Inspection

·      Life-Safety Inspection

·      Original Building Permits

·      Pool Permits

·      Signage and Access Contracts

·      Site Plan Approval

·      All Other Licenses and Permits needed to Operate the Property

Insurance	· Certificate of Insurance · Claim History (past 5 years) - Loss Run reports
Management Contract	· Copy of Current Contract
Personal Property	· Inventory of Personal Property · Inventory of Washer/Dryers · Inventory of other appliances

B-2

EXHIBIT C-1

INTENTIONALLY OMITTED

C-1-1

EXHIBIT C-2

FORM OF DEED (MICHIGAN)

[NOTE: Need 2 ½” Top Margin on cover page]

COVENANT DEED

                           (“Grantor”), a   , whose address is                          , hereby    sells, conveys, grants and                          bargains    to                             , a                             (“Grantee”), whose address is                                              , the premises situated in the City of                ,            County, Michigan, more specifically described as:

See Exhibit A attached hereto (the “Property”)

for the sum set forth on the Real Estate Transfer Tax Valuation Affidavit filed herewith.

Grantor, for itself, its successors and assigns, covenants, grants, bargains and agrees to and with Grantee, its successors and assigns, that, subject to and except for the encumbrances set forth on Exhibit B attached hereto (the “Permitted Exceptions”), Grantor shall warrant and defend the title to the Property conveyed unto Grantee, its successors and assigns, forever, against the lawful claims of all persons claiming by, through or under Grantor but against no other claims or persons whatsoever, subject, however to the Permitted Exceptions.

Grantor grants to Grantee the right to make 100% of the division under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended.

This Property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act.

[Remainder of page intentionally left blank; Signature page follows]

[SIGNATURE PAGE TO COVENANT DEED]

C-2-1

GRANTOR:

Date: ,2023	By:
Name:
Its:

STATE OF )
) ss.
COUNTY OF )

This instrument was acknowledged before me on this    day of                  , 2023, by   , as  for                                    ,            a              , on behalf of said   .

PrintName:
Notary Public, State of
County of
My commission expires:
Acting in the County of

THIS INSTRUMENT DRAFTED BY

Thomas G. Jaros, Esq.

Levenfeld Pearlstein, LLC

120 S. Riverside Plaza

Suite 1800

Chicago, Illinois 60606

AND WHEN RECORDED RETURN TO:

C-2-2

EXHIBIT A TO COVENANT DEED

 LEGAL DESCRIPTION

C-2-3

EXHIBIT B TO COVENANT DEED

PERMITTED ENCUMBRANCES

C-2-4

EXHIBIT C-3

FORM OF DEED

(KENTUCKY)

Mail Tax Bill, In-Care-Of:

[            ]

SPECIAL WARRANTY DEED

This  Special  Warranty  Deed  is made and entered into this [  ] day of [         ], 2025, by and between: (i) [                       ], a [               ], whose address is [ ] ("Grantor"); and (ii) [                     ], a [   ], whose address is [              ] ("Grantee").

W I T N E S E T H:

THAT for and in consideration of the payment of [                                             ] DOLLARS ($[              ]) by Grantee to Grantor, the receipt and sufficiency of which are hereby acknowledged, Grantor has bargained and sold, and by these presents hereby grants and conveys unto Grantee, in fee simple, its successors and assigns, forever, with covenant of SPECIAL WARRANTY, all of that certain real property, together with all improvements located thereon and all appurtenances thereunto belonging, situated in [ ] County, Kentucky, more particularly described as follows (collectively, the "Property"):

The Land referred to herein below is situated in the County of [                                                         ], Commonwealth of Kentucky, and is described as follows:

[            ]

TO HAVE AND TO HOLD, in fee simple, all of Grantor’s right, title and interest, in and to the Property, together with all the rights, privileges, appurtenances and improvements thereunto belonging, unto Grantee, its successors and assigns, forever.

Grantor hereby specially covenants with Grantee, its successors and assigns, that Grantor will forever warrant and defend all of the Property so granted to Grantee, its successors and assigns, against every person lawfully claiming the same or any part thereof by, through or under Grantor, but not otherwise; and that the Property is free and clear of all taxes, liens and encumbrances, except (a) the lien of current ad valorem taxes not yet due and payable, which are being prorated as of the date hereof, and all future taxes of which Grantee hereby assumes and agrees to pay, and (b) all easements and restrictions of record.

As required by KRS 382.135, Grantor hereby certifies, and Grantee appears herein solely for the purpose of certifying, and does hereby certify, that the consideration stated above is correct.

C-3-1

In Testimony Whereof, witness the signatures of Grantor and Grantee on the day, month and year herein written.

[ ]
By:

("Grantor")

State of [ ] )
)SS:
County of [ ] )

The foregoing Special Warranty Deed and Consideration Certificate were subscribed, sworn to, and acknowledged before me, this       day of        ,  2025,  by           , acting in his capacity as            of           , a                        , the Grantor.

My Commission expires:                                             .

[SEAL]

Notary Public

C-3-2

By:

("Grantee")

State of [ ] )
)SS:
County of [ ] )

The foregoing Special Warranty Deed and Consideration Certificate were subscribed, sworn to, and acknowledged before me, this       day of        ,  2025,  by           , acting in his capacity as            of           , a                        , the Grantor.

My Commission expires:            .

[SEAL]

Notary Public

 This Instrument Prepared By:

Thomas G. Jaros, Esq.

Levenfeld Pearlstein, LLC

120 S. Riverside Plaza

Suite 1800

Chicago, Illinois 60606

C-3-3

EXHIBIT C-4

FORM OF DEED

(OKLAHOMA)

[MARGINS MUST BE 2" AT TOP AND 1" ON SIDE AND BOTTOM]

Margin Above for Recorder Use Only

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

THAT ,  a/an           (the “Grantor”), in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey and assign unto                                                                              , a/an                                                                                 (the        “Grantee”),        whose        address       is                                                                              [the address will be used by the County Treasurer to mail ad valorem tax statements], the following described real property and premises situated in                   County, Oklahoma, to-wit:

INSERT LEGAL DESCRIPTION

TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in any wise appertaining thereto and with all improvements located thereon (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests hereinafter referred to as the "Property") and subject to those exceptions shown on attached Exhibit A ("Permitted Exceptions").

TO HAVE AND TO HOLD, the Property, unto Grantee, and Grantee's successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor's successors and assigns, all and singular, and the Property, unto Grantee and confirms that the Property is free, clear, discharged and unencumbered of and from all former and other grants, titles, charges, judgments estates, taxes, assessments and encumbrances of whatsoever nature and kind, except as shown on the Permitted Exceptions;

TO WARRANT and FOREVER DEFEND Grantee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

[Remainder of Page Intentionally Blank; Signature on Following Page]

C-4-1

IN WITNESS WHEREOF, the Seller has executed this document this                                                 day of                , 20  .

, an individual
, a/an

By:
Name:
Title:

(the “Seller”)

ACKNOWLEDGMENT

ACKNOWLEDGMENT

STATE OF OKLAHOMA )
) SS:
COUNTY OF )

This instrument was acknowledged before me on the           day of                       , 20  , by                                                 as                                                  of                                                 .

(SEAL)

Notary Public
My Commission Expires:
My Commission Number:

[OKLAHOMA HAS A COMPREHENSIVE STATUTE SPECIFYING REQUIREMENTS AS TO LEGIBILITY, LEGAL DESCRIPTIONS, RETURN ADDRESS, COLOR, SIZE AND MARGINS OF DOCUMENTS TO BE RECORDED IN THE REAL PROPERTY RECORDS. SEE OKLA. STAT. TIT. 19 § 298 (2024)]

C-4-2

EXHIBIT C-5

FORM OF DEED

(TENNESEE)

SPECIAL WARRANTY DEED

FROM:              , Grantor

TO:                    , Grantee

Address New Owner(s) as Follows:	Name and Address of the Person	Map-Parcel Number:
or Entity Responsible for the
Payment of Real Property Taxes:

Same

STATE OF TENNESSEE )
)
COUNTY OF )

 The actual consideration for this transfer or value of the property transferred, whichever is greater, is                                                                     and 00/100ths DOLLARS ($               .00), which amount is equal to or greater than the amount which the property transferred would command at a fair and voluntary sale.

Affiant

SUBSCRIBED AND SWORN TO before me, this the           day of                         , 20  .

Notary Public
My Commission Expires:

C-5-1

FOR AND IN CONSIDERATION OF the sum of                                                                                                                 AND NO/100 DOLLARS ($                                     ),  the  receipt and sufficiency of which are hereby acknowledged,                                                                           (“Grantor[s]”), [has/have] bargained and sold, and by these presents [do/does] transfer, and convey unto                                                                             (“Grantee[s]”),       [its/his/her/their] [heirs], successors and assigns, a certain tract or parcel of land in                                                    County, State of Tennessee, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements, buildings and structures located thereon (the “Property”).

The Property is [improved/unimproved] property known as                                                                                               .

This conveyance is expressly made subject to those matters more specifically set forth on Exhibit B attached hereto and incorporated herein by this reference.

TO HAVE AND TO HOLD the Property with the appurtenances, estate, title and interest thereto belonging to Grantee[s], [its/his/her/their] [heirs], successors and assigns forever.

And Grantor[s] [do/does] covenant with Grantee[s] that Grantor[s] [is/are] lawfully seized and possessed of the Property in fee simple and Grantor[s] [has/have] a good right to convey the Property.

And Grantor[s] [do/does] further covenant and bind Grantor[s], [its/his/her/their] [heirs], successors and assigns to warrant and forever defend the title to the Property to Grantee[s], [its/his/her/their] [heirs], successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor (other than claims arising from the matters set forth on Exhibit B), but not further or otherwise. This conveyance is expressly made subject to the matters set forth on Exhibit B

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-5-2

Witness my hand this               day of                                                             , 20      .

GRANTOR:

, a

By:

Print Name:

Title:

[ADD APPROPRIATE NOTARY ACKNOWLEDGMENT FORM]

C-5-3

EXHIBIT A

PROPERTY DESCRIPTION

Being the same property conveyed to                                                             by    Deed    of record as Book            , page               , Register’s Office for                          County, Tennessee.

C-5-4

EXHIBIT B

ENCUMBRANCES

County and City taxes for 20              , a lien, but not yet due and payable.

 [List other encumbrances]

C-5-5

EXHIBIT C-6

FORM OF DEED

(INDIANA)

SPECIAL WARRANTY DEED

THIS INDENTURE  WITNESSETH, That                                (“Grantor”),           CONVEYS                 AND        SPECIALLY   WARRANTS      to                         (“Grantee”), for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that certain real estate in          County, in the State of Indiana being more particularly described [as follows, to-wit: / on Exhibit A attached hereto and incorporated herein by reference] (together with all improvements, fixtures, rights, privileges, appurtenances and hereditaments thereon or in any way appertaining thereto, the “Real Estate”);

SUBJECT TO (a) real estate taxes and assessments not yet due and payable; (b) easements, commitments, covenants, and agreements of record; (c) matters which would be disclosed by an accurate survey or physical inspection of the Real Estate; and (d) applicable laws, codes, and ordinances now in effect;

TO HAVE AND TO HOLD the Real Estate to Grantee and its successors and assigns, forever. Grantor shall warrant and defend the same to said Grantee, against the lawful claims and demands of all persons claiming by, through, or under Grantor, but against none other.

The undersigned person executing this Special Warranty Deed on behalf of Grantor represents and certifies that s/he has been fully empowered, by proper resolution of the limited liability company, to execute and deliver this deed; that Grantor has full capacity to convey the Real Estate and that all necessary action for the making of such conveyance has been taken and done.

[Signature Appears on Following Page]

C-6-1

IN WITNESS WHEREOF, Grantor has caused this deed to be executed, to be effective this  day of   , 20 .

“GRANTOR”

By: ___________________________________

Printed: ________________________________

Title:

STATE OF )
)
SS: COUNTY OF )

 Before me, a Notary Public in and for said County and State, personally appeared             , the/a                   of the Grantor, aforesaid, who acknowledged execution of the foregoing Special Warranty Deed for and on behalf of said                       as her/his/its free act and deed.

Witness my hand and Notarial Seal this        day of , 20 .

, Notary Public
My Commission Expires:	(Printed)

My County of Residence is:

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Send Tax Statements to, and the post office address of the Grantee is:

After recording, return Deed to:

This Instrument was prepared by                         .

[NAME AND ADDRESS OF PREPARER]

I affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.    [TYPED NAME]

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EXHIBIT A

LEGAL DESCRIPTION

C-6-4

EXHIBIT C-7

FORM OF DEED

(MISSOURI)

SPACE ABOVE THIS LINE IS FOR RECORDER’S USE ONLY

Title of Document: Special Warranty Deed

Date of Document: , 20

Grantor:

Grantor’s Address:

Grantee:

Grantee’s Address:

Legal Description: See Exhibit A attached hereto on page .

This cover page is attached solely for the purpose of complying with the requirements stated in §§ 59.310.2; 59.313.2 RSMo of the Missouri Recording Act. The information provided on this cover page shall not be construed as either modifying or supplementing the substantive provisions of the attached instrument. In the event of a conflict between the provisions of the attached instrument and the provisions of this cover page, the attached instrument shall prevail and control.

C-7-1

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and entered effective as of the      day of                         , 20  , by and between                                           , a                           (“Grantor”), having an address at                                     , and                   , a                     (“Grantee”), having an address at                        .

WITNESSETH, that Grantor, for and in consideration of the sum of Ten Dollars, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does by these presents, SELL and CONVEY unto Grantee the following described lots, tracts or parcels of land lying, being and situate in the County of                                                  and State of Missouri, to-wit:

See Exhibit A attached hereto and incorporated herein

Together with all improvements and structures thereon, and all of Grantor’s right, title and interest, if any, in and to all abutting roads and rights of way and all reversionary rights therein, but subject to all easements, covenants, restrictions, rights of way, and any other matters of record.

TO HAVE AND TO HOLD the premises aforesaid, with all rights, privileges, appurtenances and immunities thereto belonging or in anywise appertaining unto Grantee, and unto Grantee’s successors and assigns forever.

Grantor hereby covenanting that it and its successors shall and will WARRANT and DEFEND the title to the premises unto Grantee and to its successors and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor but none other, and excepting, however (a) all easements, restrictions and any other matters of record, except liens created by, through or under Grantor, and (b) taxes and assessments, general and special, for 20   and thereafter.

IN WITNESS WHEREOF, the said Grantor has hereunto executed these presents the day and year first above written.

GRANTOR:

a, _____________________________

By: ____________________________
Printed Name: ______________________
Title: ____________________________

C-7-2

STATE OF           )

) SS COUNTY OF

                   )

On this  day of               , in the year 20             , before me,                                        , a Notary Public in and for said state, personally appeared                                                               of                           known to me to be the person who executed the foregoing instrument in behalf of said                                          and acknowledged to me that he or she executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My commission expires:

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EXHIBIT A

Legal Description

[ADD LEGAL DESCRIPTION]

C-7-4

EXHIBIT C-8

FORM OF DEED

(ILLINOIS)

 PREPARED BY:

Thomas G. Jaros, Esq.

Levenfeld Pearlstein, LLC 120 S.

Riverside Plaza Suite 1800

Chicago, Illinois 60606

AFTER RECORDING MAIL TO: SEND FUTURE TAX BILLS TO:

(Above Space for Recorder’s use only)

SPECIAL WARRANTY DEED

On this   day of    , 2025,                                      a             (“Grantor”) whose address is                 , for and in consideration of TEN AND 00/100 DOLLARS, and other good and valuable consideration in hand  paid,  GRANTS,  BARGAINS  AND  CONVEYS  to                                  ,  a                  (“Grantee”) whose address is       , all of Grantor’s rights, title and interests in, to and under that certain real property located in                       County, Illinois legally described as follows (the “Property”):

PINs:

Common Address:

The Property is not homestead property.

Together with all improvements thereon, and all appurtenances, easements and similar rights, all utility capacity, utilities, water rights, and entitlements, and all other rights and benefits attributable to the Property.

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Grantor shall warrant and defend the Property against all persons lawfully claiming by, through or under such Grantor, subject to those matters set forth on attached Exhibit A incorporated herein (the “Permitted Exceptions”).

[Signature on following page]

C-8-2

IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first set forth above.

GRANTOR:

STATE OF          )

) ss. COUNTY OF                )

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify  that                                 ,  the                    of                     who is personally known to me to be the same person whose name is subscribed to the foregoing instrument in as such capacity, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this      day of   , 2025

Notary Public

My Commission Expires:

(Seal)

C-8-3

EXHIBIT A

PERMITTED EXCEPTIONS

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EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

DATED:               , 2025

For good and valuable consideration, the receipt of which is hereby acknowledged, [INSERT APPLICABLE SELLER ENTITY], a Delaware                              (“Seller”), does hereby sell, assign, transfer, convey and set over to                                            , a            (“Purchaser”), all of Seller’s right, title and interest in and to any and all Tangible Personal Property (as such term is defined in the Purchase and Sale Agreement between Purchaser and Seller dated February 10, 2025 [, as amended]) ("Purchase Agreement"), including the following described personal property located at the property more particularly described in EXHIBIT A attached hereto (the “Property”).

Seller hereby represents and warrants to Purchaser that: (a) such Tangible Personal Property is free and clear of all liens, charges and encumbrances (other than the Permitted Exceptions), and (b) Seller has full right, power and authority to make this Bill of Sale.

Purchaser acknowledges that this Bill of Sale is made in accordance with the terms and provisions of the Purchase Agreement, including (without limitation) Section 5.3, Section 6.3, Section 6.5 and ARTICLE IX thereof, and all of Sellers’ representations, warranties and obligations herein shall be limited by and subject thereto. Other than as expressly set forth above and in the Purchase Agreement, the sale of the Tangible Personal Property is made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever.

Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Bill of Sale shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of [INSERT STATE WHERE PROPERTY IS LOCATED].

This Bill of Sale will, if executed by electronic means (including so-called PDF), be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

[remainder of page intentionally left blank]

[signature page(s) follow immediately]

D-1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of date first above written.

SELLER:

[INSERT APPLICABLE SELLER ENTITY],
a Delaware _______________________________

By:
Name:
Title:

[Note: Attach EXHIBIT A to execution version]

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) dated as of            , 2025 (the “Effective Date”) is entered into by and between [INSERT APPLICABLE SELLER ENTITY], a Delaware       (“Assignor”), and                  , a            (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the owner of the property more fully described in EXHIBIT Aattached hereto (the “Property”);

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of February 10, 2025 [, as amended] (the “Purchase Agreement”) with respect to the Property; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignor has agreed to assign to the Assignee all of its right, title and interest in, to and under all leases currently in effect with respect to the Property, as identified on identified on the rent roll attached hereto as EXHIBIT B(the “Assigned Leases”);

WHEREAS, Assignor desires to assign its interest as lessor in the Assigned Leases to Assignee, and Assignee desires to accept the assignment thereof pursuant to the requirements of the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, Assignor and Assignee hereby agree as follows:

1. Assignment. As of the Effective Date, Assignor hereby transfers, assigns and sets over to Assignee all of its right, title and interest as landlord under, in and to all Assigned Leases, including, without limitation, any and all guaranties and security actually held by the landlord in connection therewith.

2. Assumption. As of the Effective Date, Assignee accepts the assignment made in Section 1 above, assumes the Assigned Leases and agrees to perform all covenants, agreements and obligations of the Assignor under the Assigned Leases arising or accruing on and after the Effective Date.

3. Indemnity. Assignee hereby agrees to indemnify, defend and hold harmless Assignor and its employees, contractors and agents from and against any and all claims, damages, losses, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by Assignee and arising out of or in connection with obligations under the Assigned Leases to be performed by Assignee on or after Closing. Assignor hereby agrees to indemnify, defend and hold harmless Assignee and its employees, contractors and agents from and against any and all claims, damages, losses, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by Assignor and arising out of or in connection with obligations under the Assigned Leases to be performed by Assignee prior to Closing.

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4.   Prorations Regarding Assigned Leases. Any rental and other payments under the Assigned Leases shall be prorated between Assignor and Assignee as provided in the Purchase Agreement.

5.   Miscellaneous.

(a)  Purchaser acknowledges that this Assignment is made in accordance with the terms and provisions of the Purchase Agreement, including (without limitation) Section 4.4, Section 5.3, Section 6.3, Section 6.5, and ARTICLE IX thereof. Other than as expressly set forth in the Purchase Agreement, the assignment of the Assigned Leases is made “as-is” and “where- is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever.

(b)  This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of [INSERT STATE WHERE PROPERTY IS LOCATED].

(c)  Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. A counterpart of this Assignment executed by electronic means (including so-called PDF) will be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

[remainder of page intentionally left blank]

[signature page(s) follow immediately]

E-2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases as of the Effective Date.

ASSIGNOR:

[INSERT APPLICABLE SELLER ENTITY], a Delaware _____________________________

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Note: Add EXHIBIT A to execution version – delete this Note]

E-3

EXHIBIT F

FORM OF ASSIGNMENT OF CONTRACTS AND INTANGIBLES

ASSIGNMENT AND ASSUMPTION OF

CONTRACTS AND INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLE PROPERTY (this “Assignment”) dated as of   , 2025 (the “Effective Date”) is entered into by and between [INSERT APPLICABLE SELLER ENTITY], a Delaware            (“Assignor”), and      , a                 (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the owner of the property more fully described in EXHIBIT A attached hereto (the “Property”);

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of February 10, 2025 [, as amended] (the “Purchase Agreement”) with respect to the Property; and

WHEREAS, Assignor desires to assign its interest in certain Assigned Contracts (defined below) and Intangible Property (defined below), and Assignee desires to accept the assignment thereof pursuant to the requirements of the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, Assignor and Assignee hereby agree as follows:

1.   Assignment. As of the Effective Date, Assignor hereby transfers, assigns and sets over to Assignee all of its right, title and interest (if any) under, in and to the following:

(a)  all of Assignor's right, title and interest in and to those certain contracts and agreements listed and described on EXHIBIT B (collectively, the "Assigned Contracts"); and

(b)  all of Assignor's right, title and interest in and to all Intangible Property owned by Assignor with respect to the Property.

2.   Assumption. As of the Effective Date, Assignee accepts the assignment made in Section 1 above, assumes the Assigned Contracts and agrees to perform all covenants, agreements and obligations of the Assignor under the Assigned Contracts arising or accruing on and after the Effective Date.

3.   Indemnity. Assignee hereby agrees to indemnify, defend and hold harmless Assignor and its employees, contractors and agents from and against any and all claims, damages, losses, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by Assignee and arising out of or in connection with obligations under the Assigned Contracts to be performed by Assignee on or after Closing. Assignor hereby agrees to indemnify, defend and hold harmless Assignee and its employees, contractors and agents from and against any and all claims, damages, losses, costs and expenses (including reasonable attorney’s fees) asserted against or incurred by Assignor and arising out of or in connection with obligations under the Assigned Contracts to be performed by Assignee prior to Closing.

F-1

4.   Prorations Regarding Assigned Contracts and Intangibles. Any income and expense related to the Assigned Contracts and Intangibles shall be prorated between Assignor and Assignee as provided in the Purchase Agreement.

5.   Miscellaneous.

(a)  Purchaser acknowledges that this Assignment is made in accordance with the terms and provisions of the Purchase Agreement, including (without limitation) Section 4.4, Section 5.3, Section 6.3, Section 6.5, and ARTICLE IX thereof. Other than as expressly set forth in the Purchase Agreement, the assignment of the Assigned Contracts and Intangibles is made “as- is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever.

(b)  This Assignment shall be binding on and inure to the benefit of Assignor and Assignee, their heirs, executors, administrators, successors in interest and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of [INSERT STATE WHERE PROPERTY IS LOCATED].

(c)  Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. A counterpart of this Assignment executed by electronic means (including so-called PDF) will be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

[remainder of page intentionally left blank]

[signature page(s) follow immediately]

F-2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts and Intangibles as of the Effective Date.

ASSIGNOR:

[INSERT APPLICABLE SELLER ENTITY], a Delaware ___________________________________

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Note: Add EXHIBIT A and EXHIBIT B to execution version – delete this Note]

F-3

EXHIBIT G

FORM OF TENANT NOTICE

NOTICE TO TENANTS

                            , 2025

To:

Re:	Notice of Lease Assignment with respect to the property commonly known as (the “Property”)

Ladies and Gentlemen:

Please be advised that [INSERT APPLICABLE SELLER ENTITY], a Delaware             (“Prior Owner”) has sold the Property to        (“New Owner”) and has assigned your lease to the New Owner. New Owner has also been transferred any refundable security deposit held by Prior Owner under your lease. New Owner has assumed and become solely responsible for the return of any such security deposit under the terms of your lease. All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

In addition, please contact your insurance agent to have a certificate forwarded, naming New Owner as an additional insured.

Thank you for your cooperation. Questions can be directed to New Owner’s representative,                  , at the following number          . This Notice, if executed by electronic means (including so-called PDF), be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

Very truly yours,

PRIOR OWNER:

[INSERT APPLICABLE SELLER ENTITY],

a Delaware ________________________

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF VENDOR NOTICE

          , 2025

To:	All Vendors of (the “Property”)

Re:	Notice of Contract Assignment with respect to the Property

Ladies and Gentlemen:

Please be advised that [INSERT APPLICABLE SELLER ENTITY], a Delaware                                   (“Prior  Owner”)  has  sold  the  Property  to                                (“New Owner”) and has assigned your contract with respect to the Property to the New Owner. All future services shall be rendered to New Owner and all invoices and notices under the terms of your contract shall be sent to the following address:

Thank you for your cooperation. Questions can be directed to New Owner’s representative                                 at the following number                                    . This Notice, if executed by electronic means (including so-called PDF), be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

Very truly yours,

PRIOR OWNER:

[INSERT APPLICABLE SELLER ENTITY],

a Delaware __________________

By:
Name:
Title:

H-1

EXHIBIT I

FORM OF SELLER BRING-DOWN CERTIFICATE

RECERTIFICATION OF

SELLER ENTITY’S REPRESENTATIONS AND WARRANTIES

THIS  RECERTIFICATION  OF  SELLER’S  REPRESENTATIONS   AND WARRANTIES (this “Recertification”) is dated   , 2025, and is given by the undersigned (the “Seller Entity”) pursuant to Section 4.2(g) of that certain Purchase and Sale Agreement dated             , 2025 (the “Purchase Agreement”) by and between, among others, the undersigned Seller Entity and                              (“Purchaser”).

Seller Entity certifies to Purchaser that, except for the Rep Exceptions set forth on EXHIBIT A, the Seller Representations are true and correct in all respects as of the date of this Recertification as though each of such Seller Representations was made on and as of the date hereof.

This Recertification is made in accordance with and subject to the terms and provisions of the Purchase Agreement, including (without limitation) Section 5.2, Section 5.3, Section 6.3, Section 6.5 and ARTICLE IX thereof.

Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Recertification, if executed by electronic means (including so- called PDF), be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

SELLER ENTITY:

[INSERT APPLICABLE SELLER ENTITY], a Delaware _______________________________

By:
Name:
Title:

I-1

EXHIBIT A

TO

RECERTIFICATION OF

SELLER ENTITY’S

REPRESENTATIONS AND WARRANTIES

(1) Attached to this Recertification as Schedule 1 is a Rent Roll for the Respective Property owned by the Seller Entity. For purposes of this Recertification, the Rent Roll referred to in Section 5.1(d) of the Agreement shall mean the Rent Roll attached to this Recertification as Schedule 1.

(2) Attached to this Recertification as Schedule 2 is an AR Report for the Respective Property owned by the Seller Entity. For purposes of this Recertification, the AR Report referred to in Section 5.1(d) of the Agreement shall mean the AR Report attached to this Recertification as Schedule 2.

(3) Attached to this Recertification as Schedule 3 is a Concessions Report for the Respective Property owned by the Seller Entity. For purposes of this Recertification, the Concession Report referred to in Section 5.1(d) of the Agreement is hereby updated to refer to the Concession Report attached to this Recertification as Schedule 3.

(4) Attached to this Recertification as Schedule 4 is a Security Deposit Report for the Respective Property owned by the Seller Entity. For purposes of this Recertification, the Security Deposit Report referred to in Section 5.1(d) of the Agreement is hereby updated to refer to the Security Deposit Report attached to this Recertification as Schedule 4.

(5) Attached to this Recertification as Schedule 5 is a list of the Assigned Contracts for the Respective Property owned by the Seller Entity. For purposes of this Recertification, the Contracts referred to in Section 5.1(h) of the Agreement is hereby updated to refer to the list of Assigned Contracts attached to this Recertification as Schedule 5.

(6) [Insert other qualifications if applicable]

[Note: Add Schedule 1, Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to execution version – delete this Note]

I-2

EXHIBIT J

FORM OF PURCHASER BRING-DOWN CERTIFICATE

 RECERTIFICATION OF

PURCHASER’S REPRESENTATIONS AND WARRANTIES

THIS RECERTIFICATION OF PURCHASER’S REPRESENTATIONS AND WARRANTIES (this “Certificate”) is made as    , 2025 by the undersigned(“Purchaser”) pursuant to Section 4.3(d) of that certain Purchase and Sale Agreement dated             , 2025 (the “Purchase Agreement”) by and between, among others, Purchaser and the “Sellers” referenced therein.

Purchaser certifies to the Sellers that, except for Rep Exceptions set forth on EXHIBIT A, the Purchaser Representations are true and correct in all respects as of the date of this Recertification as though each of such Purchaser Representations was made on and as of the date hereof.

Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Recertification, if executed by electronic means (including so- called PDF), be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

PURCHASER:

By:
Name:
Title:

[Note: Add EXHIBIT A to execution version – delete this Note]

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EXHIBIT K

FORM OF OWNERSHIP ASSIGNMENT

ASSIGNMENT AND ASSUMPTION

OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this "Assignment") is effective as of [    ], 2025 (the "Effective Date") by and between [INSERT APPLICABLE OHIO SOLE MEMBER], a Delaware limited liability company ("Assignor") and [                     ] ("Assignee"), under the following circumstances:

WHEREAS, Assignor is the owner of 100% of the membership interests and governance rights (the "Ownership Interest") in [INSERT APPLICABLE NAME OF OHIO SELLER], a Delaware limited liability company (the "LLC"). The LLC is the owner of that certain real property located in the City of [                  ], [        ] County, Ohio, more particularly described in EXHIBIT A attached hereto, together with any improvements located thereon (the "Property").

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated [  ] (the "Purchase Agreement") which provided for the purchase and sale of the Ownership Interest. Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Assignor is assigning to Assignee its rights in and to the Ownership Interest pursuant to the terms of the Purchase Agreement.

NOW THEREFORE, in consideration of the payment of the Purchase Price (plus or minus the adjustments and prorations thereto as required by the Purchase Agreement), and any other consideration stated in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Assignment and Withdrawal.

(a)  Assignor: (i) assigns, grants, sells, conveys, transfers and sets over the Ownership Interest unto Assignee, together with all rights, title, benefits, and interest of Assignor in and to the Ownership Interest, including without limitation all rights to the capital, voting and management rights, rights to allocations of profits and losses, and rights to distributions of any kind of the LLC, and (ii) resigns and withdraws as the sole member of the LLC.

(b)  Assignor represents and warrants to Assignee that there are no other members or managers of the LLC, and that the Ownership Interest is not subject to any pledge, encumbrance or other agreement created by Assignor in favor of any person, except pursuant to the Purchase Agreement between Assignor and Assignee. Any and all officers of the LLC have resigned and no longer hold any office of the LLC.

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2.   Acceptance and Assumption. Assignee: (a) accepts admittance as the sole member and the managing member of the LLC in place of Assignor; and (b) assumes all of the rights, privileges, obligations and liabilities associated with the Ownership Interest from and after Closing.

3.   Effect of Assignment. Assignor agrees that, as a result of this Assignment: (a) Assignor ceases to be a member of or retain any interest in the LLC, or obligation in connection therewith, from and after the Effective Date; (b) from and after the Effective Date, all cash flow, income, profits, proceeds, gains, losses, and obligations related to the Ownership Interest relating to the period from and after the Effective Date shall belong to Assignee; (c) from and after the Effective Date, all liabilities, debts, losses and obligations of the LLC related to the Ownership Interest shall be the responsibility of Assignee; (d) Assignor shall be responsible for any required tax filings and payments for the period from formation of the LLC to the day prior to the Effective Date, and (e) Assignee shall be responsible for any required tax filings and payments for the period on and after the Effective Date.

4.   Prorations Regarding Ownership Interest. Any rental and other payments under the Ownership Interest or the Property shall be prorated between Assignor and Assignee as provided in the Purchase Agreement.

5.   Release. Assignor hereby forever releases, acquits, exonerates and discharges the LLC and all of its past, present and future officers, managers, partners and members from any and all claims or liability of any kind whatsoever arising after Closing from or related to the ownership by the Assignor of the Ownership Interest; provided, however, this release shall not apply to any claims arising on or prior to the date of this Assignment which are brought against the Assignor and which were covered by insurance maintained by the LLC.

6.   Miscellaneous.

(a)  Purchaser acknowledges that this Assignment is made in accordance with the terms and provisions of the Purchase Agreement, including (without limitation) Section 4.4, Section 5.3, Section 6.3, Section 6.5, ARTICLE IX and Section 12.6(e) thereof. Other than as expressly set forth in the Purchase Agreement, the assignment of the Ownership Interest is made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever.

(b)  This Assignment shall be binding on and inure to the benefit of the Assignor and Assignee, their heirs, executors, administrators, successors in interest and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)  Capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Purchase Agreement. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document. A counterpart of this Assignment executed by electronic means (including so-called PDF) will be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature.

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[signature page(s) follow immediately]

K-2

IN WITNESS WHEREOF, this Assignment and Assumption of Membership Interests has been executed by the parties hereto as of the Effective Date

ASSIGNOR:

[INSERT APPLICABLE OHIO SOLE MEMBER],
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Note: Add EXHIBIT A to execution version – delete this Note]

K-3

EXHIBIT L

FORM OF NOCA ESTOPPEL

TENANT ESTOPPEL CERTIFICATE

[       ], 2025

PROPERTY NAME:	NOCA BLU

PROPERTY ADDRESS:	2340 N California Avenue
(include county)	Chicago, Cook County, IL 60647
(the “Mortgaged Property”)

LEASE DATE:	(Lease)
(First Amendment)

LANDLORD:

(“Landlord”)

TENANT:

(“Tenant”)

LEASE GUARANTOR:
(“Lease Guarantor”)

Tenant acknowledges that (a) CBRE Multifamily Capital, Inc., a Delaware corporation (together with its successors and/or assigns, “Lender”) has agreed, subject to the satisfaction of certain terms and conditions, to make a loan (the “Mortgage Loan”) to Landlord, which loan is or will be secured by a lien on the Mortgaged Property and of which Tenant’s leased space (the “Premises”) is a part, and (b) Lender is requiring this Certificate as a condition to its making the Mortgage Loan. Accordingly, Tenant hereby certifies and confirms to Lender and its transferees, successors and assigns, as follows:

1. A true, complete and correct copy of the lease between Landlord and Tenant with respect to the Premises, together with any other amendment, supplement and/or agreement related thereto, is attached hereto as Exhibit A (collectively, the “Lease”). Other than as attached on Exhibit A, the Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect. The Lease is not in default and is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises.

Tenant Estoppel Certificate Fannie Mae	Form 6413 12-17	Page 2 © 2017 Fannie Mae

2. The Lease provides for an original term of____________ years commencing on_______________ and expiring on____________________ .

3. The Lease makes the following provision for extension of its term beyond the original term: (initial one)

(____) the Lease does not contain an option(s) or other right to extend for any additional term or terms.

(____) the Lease contains an option for additional term(s) of years each.

4. Tenant is in full and complete possession of the Premises and has commenced full occupancy and use thereof. Tenant is operating at the Premises under the name of South Loop Market.

5. The rent and other charges payable in connection with the Lease are as follows:

(a) the fixed monthly rent of $[  ] has been paid through and including [____];

(b) no advance rent or other payment has been made in connection with the Lease, except rent for the current month;

(c) there is no “free rent” or other rent concession or adjustments to which Tenant is entitled under the remaining term of the Lease;

(d) if applicable, the amount of additional charges payable for the most recently completed computation period are as follows:

(i) percentage rent for the last fiscal year is $_____;

(ii) the current monthly common area maintenance charge is $_____;

(iii) the current monthly charge for taxes, including real estate, is $_____;

(iv) the current monthly insurance charge is $_____; and

(v) the current monthly service charges are $_____.

(e) if applicable, all additional charges payable under the terms of the Lease have been paid through and including ;

(f) if applicable, the Base Year (as defined in the Lease) for the purposes of computing tax escalations or any additional charges is ;

Tenant Estoppel Certificate Fannie Mae	Form 6413 12-17	Page 3 © 2017 Fannie Mae

(g) if applicable, gross sales for the most recent fiscal year (as defined in the Lease) are $_____; and

(h) if applicable, all percentage rent payable under the terms of the Lease has been paid for the period through and including           .

6. A security deposit in the amount of $                       has been delivered to Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant. In addition, if applicable, tenant improvement or similar funds have been delivered to Landlord in the amount of $______.

7. The obligations of Tenant under the Lease are guaranteed by Lease Guarantor, and Lease Guarantor joins with Tenant in the execution of this Certificate to acknowledge its concurrence with the statements made herein.

8. All obligations, commitments, deliveries, payments, repairs, build out allowances, inducements, other sums and conditions under the Lease to be performed to date by Landlord have been satisfied, free of defenses and set-offs including all construction work on the Premises.

9.  There is no existing default or unfulfilled obligations on the part of Landlord in any of the terms and conditions of the Lease, and no event has occurred or condition exists which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease.

10. Tenant claims no offsets, set-offs, rebates, adjustments, concessions, abatements or defenses against or with respect to rent, additional rent, security deposits or other sums payable under the terms of the Lease, nor is Tenant aware of any such claims or defenses on the part of Landlord. Tenant agrees not to invoke any of its remedies under the Lease during the period in which Landlord is proceeding to cure any default on the part of Landlord under the Lease, as long as Landlord is acting with due diligence to cure the default.

11. There is no right of first refusal to lease additional space or obligations to lease additional space.

12. Tenant has no right to terminate the Lease [other than as follows:__________].

13. Tenant has no option or right of first refusal to purchase the Premises or any part thereof.

14. No violation of any environmental law or regulation has occurred or currently exists with respect to the Premises.

15. There are no unpaid or outstanding claims, bills or invoices for any labor performed upon or materials furnished to either Tenant or the Premises for which any lien or encumbrance including, without limitation, materialmen, suppliers and mechanic’s liens, have been asserted or may be asserted against either Tenant or the Premises.

Tenant Estoppel Certificate Fannie Mae	Form 6413 12-17	Page 4 © 2017 Fannie Mae

16. There are no actions, voluntary or involuntary, pending against Tenant and/or Lease Guarantor under the bankruptcy laws of the United States or equivalent laws for debtor relief of any state thereof.

17. There are no existing, pending or threatened lawsuits affecting the Premises or the Lease or between Tenant and Landlord.

18. Tenant has all applicable permits, licenses, certificates of occupancy and other documentation required by the applicable governmental authorities in order to operate its business in full accordance with the law.

19. Lender will rely on the representations and agreements made by Tenant herein in connection with Lender’s agreement to make the Mortgage Loan and Tenant agrees that Lender may so rely on such representations and agreements.

[Remainder of Page Intentionally Blank]

Tenant Estoppel Certificate Fannie Mae	Form 6413 12-17	Page 5 © 2017 Fannie Mae

IN WITNESS WHEREOF, the undersigned have signed and delivered this Tenant Estoppel Certificate under seal (where applicable) or have caused this Tenant Estoppel Certificate to be signed and delivered under seal (where applicable) by their duly authorized representative. Where applicable law so provides, the undersigned intend(s) that this Tenant Estoppel Certificate shall be deemed to be signed and delivered as a sealed instrument.

TENANT:

By:
Name:
Title:

Tenant Estoppel Certificate Fannie Mae	Form 6413 12-17	Page 6 © 2017 Fannie Mae

EXHIBIT A

TO

TENANTESTOPPEL CERTIFICATE

(Copy of Lease)

L-1

EXHIBIT M

FORM OF NON-IMPUTATION AFFIDAVIT

NON-IMPUTATION AFFIDAVIT

([Name of Property])

WHEREAS, STEWART TITLE GUARANTY COMPANY (the “Company”) is about to issue an owner’s title insurance policy (the “Title Insurance Policy”) naming [Name of Ohio Seller], a Delaware limited liability company (the “Property Owner”) as the insured thereunder, in respect of the real property commonly known as [Property Address] (the “Property”) which are the  lands  described  in  the  Company's  Commitment  For  Title  Insurance  No.                                           (the “Commitment”);

AND WHEREAS, the Company has been requested to issue the Title Insurance Policy to include an ALTA 15-06 (Non-Imputation – Full Equity Transfer) endorsement (the “Non- Imputation Endorsement"), pursuant to which the Company agrees that, notwithstanding the terms of the Conditions and Stipulations or the Exclusions from Coverage of the Title Insurance Policy to the contrary, in the event of loss or damage insured against under the Title Insurance Policy, the Company will not deny its liability thereunder (to the Insured, Additional Insured, if any, or such other person named in the Non-Imputation Endorsements), under Paragraph 3(a), 3(b) or 3(e) of the Exclusions from Coverage by reason of the action or inaction or knowledge of [Name of Ohio Sole Member], a Delaware limited liability company (the “Sole Member”), all as more fully set forth in the Non-Imputation Endorsement;

AND WHEREAS, the Company would not issue the Non-Imputation Endorsement to the Title Insurance Policy unless it received this Non-Imputation Affidavit.

NOW, THEREFORE, the Sole Member, as a material inducement to the Company to issue the Title Insurance Policy with the Non-Imputation Endorsement, represents and affirms that, other than as disclosed in Schedule B of the Title Insurance Policy, Sole Member has no knowledge of any of the following (“Adverse Interests”): (1) any defects in or liens, encumbrances, restrictions, easements or other adverse claims against the title to the Property as of the Effective Date (defined below); or (2) any inchoate rights which may ripen into any defect, lien, encumbrance, restriction, easement or other adverse claim against the title to the Property as of the Effective Date.

FURTHER, Sole Member covenants and agrees with the Company: (1) to forever fully protect, indemnify, defend and save the Company harmless from and against from any and all loss, cost, damages, attorneys' fees and expenses of every kind and nature which it may suffer, expend or incur under or by reason of, or in consequence of, the existence of claim made by the Property Owner as the insured under the Title Insurance Policy on account of any Adverse Interests which should have been disclosed by Sole Member in this Non-Imputation Affidavit (an “Undisclosed Adverse Interest”); (2) to provide for the defense, at its own expense, on behalf and for the protection of the Company and any parties protected under the Non-Imputation Endorsements, against loss or damage under the Title Insurance Policy (but without prejudice to the right of the Company to defend if it so elects) in all litigation based on any Undisclosed Adverse Interest, when called upon to so defend the Company after thirty (30) days' notice in writing and delivered by nationally recognized overnight mail courier to the Sole Member at the address set out below.

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FURTHER, the Company, in issuing the Title Insurance Policy with a Non-Imputation Endorsement, has done so in reliance upon the undertakings of the Sole Member and the issuance of such Title Insurance Policy with the Non-Imputation Endorsement shall be the consideration for the above undertakings by the Sole Member.

AND FINALLY, the Company shall have the right at any time after the issuance of the Title Insurance Policy, after notice to the Sole Member delivered by nationally recognized overnight mail courier at the address set out below, when the Company shall deem necessary, expedient, desirable or of interest to do so, in its sole discretion, to pay, discharge, satisfy or remove from the title to the Property any Undisclosed Adverse Interest. If the Company takes the action referenced in this final paragraph, the Sole Member covenants and agrees to pay to the Company all amounts so expended on demand.

Effective Date of this Non-Imputation Affidavit:                                    , 2025

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[signature follows on next page S-1]

M-2

IN WITNESS WHEREOF, the undersigned have executed this Non-Imputation Affidavit as of the Effective Date stated above.

[INSERT SIGNATURE BLOCK OF SOLE MEMEBR]

Subscribed and sworn to before me

the undersigned Notary Public this

           day of                            , 2025.

_____________________________________

Notary Public, State of Illinois

My Commission Expires:

M-3

EXHIBIT N

FORM OF CRESCENT SELLER ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF PERMIT AND AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PERMIT AND AGREEMENT (this “Assignment”), is made as of                                , 2025 (the “Effective Date”) by and between TMF III CRESCENT, LLC, a Delaware limited liability company (“Assignor”) and [                                  ] (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor (among others) and Purchaser are parties to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) for The Crescent Centre located at 657 South 3rd Street, Louisville, Kentucky (the “Property”).

WHEREAS, it is the desire of Assignor to assign, transfer, and convey to Assignee all of Assignor’s right and interest in and to the Permit and Agreement (all of which are defined below) in connection with the pedestrian bridge located on the Property.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions herein contained, the parties hereto (together, the “Parties,” and each sometimes a “Party”) hereby agree as follows:

1. Permit. As of the Effective Date, Assignor hereby grants, assigns, transfer, conveys and delivers to Assignee, to the extent assignable, without representation, warranty, or covenant of any kind and only to the extent of the right, title and interest of Assignor, that certain Encroachment Permit issued by the Commonwealth of Kentucky, Transportation Cabinet, Department of Highways (the “State”), Permit No. 5-933-92 (the “Permit”). [Assignee acknowledges that the Permit is by its terms personal to Assignor and is not assignable without the consent of the State, which has not been obtained as of the Effective Date.]

2. Agreement. As of the Effective Date, Assignor hereby grants, assigns, transfer, conveys and delivers to Assignee, to the extent assignable, without representation, warranty, or covenant of any kind and only to the extent of the right, title and interest of Assignor, its entire interest in that certain Above Grade Airspace Agreement by between the State and Great American Insurance Company, dated December 16, 1992 (the “Agreement”). [Assignee acknowledges that the Agreement is by its terms personal to Assignor and is not assignable without the consent of the State, which has not been obtained as of the Effective Date.]

3. Assignor’s Obligation. Upon request by Assignee, Assignor agrees to execute any further document reasonably necessary to effectuate this Assignment as may be required by the State to the extent not inconsistent with this Assignment. The obligations under this Section 3 shall survive the Closing Date as set forth in the Purchase Agreement.

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4. AS-IS. THE PERMIT AND AGREEMENT BEING ASSIGNED “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” AS OF THE DATE OF THIS ASSIGNMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. ASSIGNEE IS HEREBY ACQUIRING THE PERMIT AND AGREEMENT BASED SOLELY UPON ASSIGNEE’S OWN INDEPENDENT INVESTIGATIONS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR’S AGENTS OR CONTRACTORS. ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESSED OR IMPLIED, CONCERNING THE PERMIT AND AGREEMENT OR ASSIGNOR’S INTEREST THEREIN.

5. Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Permit and Agreement. Said assumption shall have application only to those obligations under the Permit and Agreement first accruing or arising on or after the Effective Date of this Assignment and shall have no application to obligations accruing or arising prior to the Effective Date. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions occurring on or after the Effective Date of this Assignment in connection with the Permit and Agreement. Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims asserted against or incurred by Assignee as a result of any acts or omissions occurring before the Effective Date of this Assignment in connection with the Permit and Agreement. "Claims" means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees, whether suit is instituted or not).

6. No Impairment of Purchase Agreement Provisions. Nothing contained in this Assignment shall be deemed to limit any warranty, representation, covenant or indemnification made in the Purchase Agreement by either Party to the extent the same survive closing under the Purchase Agreement. Assignee acknowledges that this Assignment is made in accordance with the terms and provisions of the Purchase Agreement, including (without limitation) Section 4.4, Section 5.3, Section 6.3, Section 6.5, and ARTICLE IX.

7. Authority. Assignor has authority to enter into this Assignment provided that consent of the State is obtained.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

9. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the Commonwealth of Kentucky.

10. Counterparts. This Assignment may be executed in any number of counterparts, each to be deemed an original, but all of which, shall constitute one instrument, and it shall be sufficient if any Party hereto signs any such counterpart, so long as each of the Parties hereto executes at least one such counterpart. This Assignment may be executed and delivered by email, facsimile or other electronic means and such execution and/or delivery shall be deemed as effective as originals.

[remainder of page intentionally left blank]

[signature page(s) follow immediately]

N-2

IN WITNESS WHEREOF, the Parties have caused this Assignment to be executed and delivered by their respective representatives, thereunto duly authorized, as of the date first above written.

ASSIGNOR:

TMF III CRESCENT, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

ASSIGNEE:

By:
Name:
Title:

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EXHIBIT O

FORM OF SCND ASSOCIATION ESTOPPEL

FRACTURED CONDOMINIUM ESTOPPEL CERTIFICATE

CONDOMINIUM NAME AND ADDRESS:	The SCND Block 4000 Condominium 1650 Beale Street, Saint Charles, MO 63303 St. Charles County, MO (the “Condominium”) c/o Cullinan Properties, Ltd. 420 N. Main Street East Peoria, IL 61611

BORROWER:	Residences at the Streets of St. Charles (MO) Owner LLC, a Delaware limited liability company, successor-in-interest to TLF II Streets, LLC, a Delaware limited liability company (“Borrower”)

ASSOCIATION:	SCND Block 4000 Condominium Association (the “Association”)

The Association acknowledges that (a) CBRE Multifamily Capital, Inc. (together with successors and assigns, “Lender”) has agreed, subject to the satisfaction of certain terms and conditions, to make a loan (the “Mortgage Loan”) to Borrower, which Mortgage Loan is or will be secured by (1) Borrower’s interest in Unit 1 (all Residential units) of the Condominium together with Borrower’s undivided interest in the common area of the Condominium (collectively, the “Collateral Condominium Units”), and (2) a first priority Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the “Security Instrument”, and together with any other document or instrument evidencing or securing the Mortgage Loan, the “Loan Documents”) encumbering the Collateral Condominium Units, together with all improvements thereon and appurtenances thereto, and (b) Lender is requiring this Condominium Estoppel Certificate (this “Estoppel”) as a condition to its making the Mortgage Loan. Accordingly, the Association hereby certifies, confirms, covenants and agrees to Lender and its transferees, successors and assigns, as follows:

1. The undersigned is the [President] of the Association and has personal knowledge of the information provided in this Estoppel.

2. The Association is a [not-for-profit] corporation and is currently the only governing body for the Condominium. The Association is in good standing in its state of formation. The undersigned is unaware of and has received no notice of any alternative association or similar organization or governing body with respect to all or any portion of the Condominium. The undersigned has received no notification regarding franchise taxes for the Association.

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 1 © 2022 Fannie Mae

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3. Borrower (individually or together with its mortgagee) possesses the power (including the requisite votes in any body that directly or indirectly governs the Condominium) sufficient to prevent Condominium termination and any Material Amendment to the Condominium Documents, and Borrower (individually or together with its mortgagee) possesses the power to require (or the Condominium Documents must require) (a) the repair and restoration of the Condominium (including common elements) in the event of a casualty (or damage related to a condemnation) of eighty percent (80%) or less of either the common elements or the Condominium unit(s) owned by Borrower, and (b) with respect to any casualty or condemnation event that cannot be repaired or restored, timely distribution of the insurance or condemnation proceeds to the Condominium unit owners.

4. Attached hereto as Exhibit A and made a part hereof for all purposes are (a) the Amended and Restated Master Declaration of Condominium Ownership and By-Laws, Easements, Restrictions and Covenants for SCND Block 4000 Condominium Association, dated as of April 12, 2017, and recorded April 12, 2017 (“Condominium Declaration”) as Document No. 20170412000218890 in Book DE6726, Page 1, in the official records of St. Charles County, Missouri (the “Public Records”); as reflected in (b) SCND Block 4000 Condominium Plan, recorded June 29, 2015 (the “Plat”) as Document No. 201506290004 15980 PLAT in Book PL48, Page 51 in the Public Records (collectively, the Condominium Declaration, Condominium Bylaws, and Plat are referred to as the “Condominium Documents”). The undersigned hereby certifies that the attached Condominium Documents are true, correct and complete and there have been no amendments other than as attached hereto.

5. Attached hereto as Exhibit B and made a part hereof for all purposes is a schedule of all assessments due and the current status of the assessments to be paid pursuant to the Condominium Documents by each of the owners of all or any portion of the Condominium. The attached schedule is true, correct and complete in all respects. Furthermore, all assessments and any other outstanding expenses and charges against the Collateral Condominium Units payable to the Association have been paid current.

6. Neither the Association nor the Condominium is subject to any management agreement, services contract or other material contractual obligations of any nature, except those named in Exhibit C attached hereto and made a part hereof for all purposes. The Association is not otherwise currently contractually liable pursuant to any lease or similar arrangement whatsoever, whether as landlord, tenant, sublessor or sublessee.

7. The Association is not the owner of any assets other than the funds in the accounts and those items of personal property, if any, described on Exhibit D attached hereto and made a part hereof for all purposes. Without limiting the foregoing sentence, it is expressly certified that the Association does not own any units at the Condominium.

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 2 © 2022 Fannie Mae

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8. The undersigned certifies that the current officers of the Association are:

Office	Name	Address

President	Girish Gehani	520 West Erie, Suite 100 Chicago, IL 60654

Vice President	Sarah Pollard	520 West Erie, Suite 100 Chicago, IL 60654

Secretary	Michael Tchang	420 North Main Street East Peoria, IL 61611

9.   The undersigned certifies that the current members of the Board of Directors of the Association are:

Name	Address

Girish Gehani	520 West Erie, Suite 100 Chicago, IL 60654

Sarah Pollard	520 West Erie, Suite 100 Chicago, IL 60654

Michael Tchang	420 North Main Street East Peoria, IL 61611

10.  The undersigned is not aware of any change likely to occur with respect to the identity of the officers of the Association, the members of the board of directors of the Association, or any other changes in the information provided pursuant to this Estoppel within the next sixty (60) days.

11.  By execution of this Estoppel, the Association hereby acknowledges and agrees that Lender is an acceptable mortgagee of the Collateral Condominium Units under the Condominium Documents, and upon closing of the Mortgage Loan will receive all mortgagee rights and protections afforded therein and copes of all notices of default and any other notices from the Association to Borrower under the Condominium Documents shall be sent to Lender at the address below:

Lender:	CBRE Multifamily Capital, Inc. c/o CBRE Loan Services, Inc. 929 Gessner Road, Suite 1700 Houston, TX 77024 Attn: Chief Legal Officer E-Mail Address: CBRELSCustomerService@cbre.com

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 3 © 2022 Fannie Mae

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The Association acknowledges that, upon written notice by Lender to the Association, Lender may exercise the rights available to it under the Loan Documents to act as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place, and stead, with full power of substitution rights afforded to Lender under the Loan Documents.

12.  The Condominium Documents are valid and in full force and effect, and there is no existing default or unfulfilled obligation by Borrower with respect to any of the terms and conditions of the Condominium Documents, and no event has occurred or condition exists which, with the passing of time or giving of notice or both, would constitute an event of default under the Condominium Documents.

13.  There is no defense, offset, claim or counterclaim by or in favor of the Association against Borrower under the Condominium Documents.

14.  There is no suit, action, proceeding or audit pending or threatened against or affecting the Association or the Condominium under the Condominium Documents, at law, or in equity or before or by any court, administrative agency, or other governmental authority which brings into question the validity of the Condominium Documents or which, if determined adversely against the Association, might result in any adverse impact on the Collateral Condominium Units.

15.  Neither the execution and delivery of any Loan Documents, nor any modification thereof or assignment thereof or of the beneficial interests thereunder, is a default under the Condominium Documents.

16.  The Condominium Documents permit the owner of the Collateral Condominium Units (a) the right to convey, transfer, and assign its right, title, and interest in the Collateral Condominium Units, (b) the right to lease all or any part of the Collateral Condominium Units, (c) the right to mortgage or otherwise encumber its right, title and interest in the Collateral Condominium Units, and (d) the right to use the Collateral Condominium Units for any lawful purpose.

17.  The individual executing this document on behalf of the Association expressly represents and warrants that they are fully authorized to execute this Estoppel on behalf of the Association.

18.  This Estoppel shall inure to the benefit of Lender and its participants, and their respective successors and assigns, and all parties claiming by, through or under them, including any successor holder of the Mortgage Loan encumbering the Collateral Condominium Units, and a copy of this Estoppel may be delivered to any such party.

19.  Lender is relying on the representations and certifications made by the Association herein in connection with Lender’s agreement to make the Mortgage Loan and the Association agrees that Lender may so rely on such representations and certifications.

[Remainder of Page Intentionally Blank]

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 4 © 2022 Fannie Mae

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EXECUTED to be effective          , 2025.

ASSOCIATION:

SCND BLOCK 4000 CONDOMINIUM

ASSOCIATION
a Missouri not-for-profit corporation

By:
Name:
Title:

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 5 © 2022 Fannie Mae

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EXHIBIT A

TO

FRACTURED CONDOMINIUM ESTOPPEL CERTIFICATE

CONDOMINIUM DOCUMENTS

(To be attached)

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 6 © 2022 Fannie Mae

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EXHIBIT B

TO

FRACTURED CONDOMINIUM ESTOPPEL CERTIFICATE

SCHEDULE OF ASSESSMENTS TO BE PAID PURSUANT TO THE CONDOMINIUM DOCUMENTS

(DRAFTING NOTE: INCLUDE REGULAR AND SPECIAL ASSESSMENTS)

(To be attached)

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 7 © 2022 Fannie Mae

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EXHIBIT C

TO

FRACTURED CONDOMINIUM ESTOPPEL CERTIFICATE

LIST OF MANAGEMENT AGREEMENTS, SERVICES CONTRACTS AND OTHER MATERIAL CONTRACTS

(To be inserted)

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 8 © 2022 Fannie Mae

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EXHIBIT D

TO

FRACTURED CONDOMINIUM ESTOPPEL CERTIFICATE

LIST OF ASSETS OWNED BY THE ASSOCIATION

(To be inserted)

Subordination, Non-Disturbance and Attornment Agreement Fannie Mae	Form 6415 12-22	Page 9 © 2022 Fannie Mae

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EXHIBIT P

FORM OF NOCA SNDA

———————-[Space Above This Line For Recording Data] —————————--

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of [ ], 2025, is executed by and among CBRE Multifamily Capital, Inc., a Delaware corporation (“Lender”), NOCA BLU APARTMENTS (IL) OWNER LLC, a Delaware limited liability company, successor-in-interest to TF NOCA BLU, LLC, a Delaware limited liability company (“Landlord”) and SLMLS CORP., an Illinois corporation (“Tenant”).

RECITALS:

A. Tenant has entered into a Lease Agreement dated as of December 12, 2018, as amended by that certain First Amendment to Lease Agreement, dated as of May 30, 2024 (the “Lease”), with predecessor-in-interest to Landlord, covering certain premises more fully described in the Lease (the “Premises”), which Premises are a part of the real property located in Cook County, Illinois (the “State”) as more particularly described on Exhibit A attached hereto (the “Mortgaged Property”).

B. Pursuant to that certain Master Credit Facility Agreement, dated as of November 30, 2018, as amended by that certain Amendment No. 1 to Master Credit Facility Agreement, dated as of May 31, 2019, as amended by that certain Amendment No. 2 to Master Credit Facility Agreement, dated as of December 11, 2020, as amended by that certain Amendment No. 3 to Master Credit Facility Agreement, dated as of March 31, 2022, as amended by that certain Reaffirmation, Joinder and Amendment No. 4 to Master Credit Facility Agreement, dated as of August 23, 2023, and as further amended by that certain Reaffirmation, Joinder and Fifth Amendment to Master Credit Facility Agreement, dated as of the date hereof, executed by Landlord, certain affiliates of the Landlord, and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender has agreed to make an additional loan to Landlord in the original principal amount of [and Dollars ($)] (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Landlord and certain affiliates of Landlord and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

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C. In addition to the Loan Agreement, the Mortgage Loan and the Note are also secured by a certain Deed of Trust dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”). The Note, the Security Instrument, the Loan Agreement and any other agreement executed in connection with the Mortgage Loan are referred to collectively as the “Loan Documents.”

D. Tenant has agreed to the subordination of the Lease to the Security Instrument and the other Loan Documents on the condition that it is assured of continued occupancy of the Premises under the terms of the Lease and this Agreement.

AGREEMENTS:

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord, Lender, and Tenant agree as follows:

Section 1. Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Agreement.

Section 2. Defined Terms.

The following terms, when used in this Agreement, shall have the following meanings:

“Foreclosure Event” means (a) the foreclosure of the Security Instrument or any other sale by Lender or any trustee for Lender pursuant to the Security Instrument or any other Loan Document; (b) any other exercise by Lender of its rights and remedies as holder of the Mortgage Loan or the Security Instrument as a result of which Lender or any other Successor Landlord acquires title to, or the right of possession of, the Mortgaged Property; or (c) acquisition of title to the Mortgaged Property in lieu of foreclosure or other conveyance of Landlord’s interest in the Mortgaged Property in lieu of any of the foregoing.

“Subsequent Sale” means the first sale of the Mortgaged Property by Lender, Lender’s nominee or any trustee for Lender after a Foreclosure Event.

“Successor Landlord” means any party that becomes owner of the Mortgaged Property as the result of a Foreclosure Event or a Subsequent Sale, including, without limitation, Lender and any nominee of Lender.

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Section 3. Lease Subordination.

The Lease and all estates, rights, options, liens, and charges therein contained or created under the Lease are and shall be subject and subordinate to the lien and effect of the Security Instrument and the other Loan Documents insofar as it affects the real and personal property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to all advances made or to be made thereunder, to the full extent of amounts secured thereby and interest thereon. Without limiting the generality of the foregoing subordination provision, Tenant hereby agrees that any of its right, title and interest in and to insurance proceeds and condemnation awards (or other similar awards arising from eminent domain proceedings) with respect to damage to or the condemnation (or similar taking) of any of the Mortgaged Property, shall be subject and subordinate to Lender’s right, title and interest in and to such proceeds and awards.

Section 4. Default.

Lender agrees that, so long as Tenant is not then in default under any of the terms, covenants, or conditions of the Lease or this Agreement, (a) Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Security Instrument or the enforcement of any rights of Lender under the Security Instrument (unless Tenant is a necessary party under applicable law), and (b) in the event that Lender becomes Successor Landlord, Lender agrees not to affect, terminate or disturb Tenant’s right to quiet enjoyment and possession of the Premises under the terms of the Lease or any of Tenant’s other rights under the Lease in the exercise of Lender’s rights under the Security Instrument and the other Loan Documents.

Section 5. Possession of the Mortgaged Property.

In the event that a Successor Landlord acquires title to or the right to possession of the Mortgaged Property upon a Foreclosure Event or a Subsequent Sale, the Successor Landlord and Tenant hereby agree to recognize one another as landlord and tenant, respectively, under the Lease and to be bound to one another under all of the terms, covenants, and conditions of the Lease, Successor Landlord shall assume all of the obligations of Landlord under the Lease subject to the provisions of this Agreement and Tenant agrees to attorn to such Successor Landlord and to recognize such Successor Landlord as “landlord” under the Lease without any additional documentation to effect such attornment (provided, however, if applicable law shall require additional documentation at the time Lender exercises its remedies then Tenant shall execute such additional documents evidencing such attornment as may be required by applicable law). Accordingly, from and after such event, Successor Landlord and Tenant shall have the same remedies against each other for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

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(a)  liable for any act or omission of any prior landlord (including Landlord);

(b)  subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord);

(c)  bound by any rent or additional rent that Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord);

(d)  bound by any amendment or modification of the Lease made after the date of this Agreement without Lender’s prior written consent;

(e)  liable for return of any security deposit not actually paid over to such Successor Landlord by the Landlord;

(f)  bound by, or liable for, any breach of any representation or warranty or indemnity agreement contained in the Lease or otherwise made by any prior landlord (including Landlord); or

(g)  personally liable for the payment of any claim hereunder or for the performance of any obligation, agreement, contribution, or term to be performed or observed by Successor Landlord hereunder or under the Security Instrument, the Loan Agreement, or any other Loan Document, such Successor Landlord’s liability being limited in all cases to its interest in the Mortgaged Property.

Section 6. Delivery of Documents.

Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Successor Landlord, such other instrument or instruments as Successor Landlord shall from time to time request in order to confirm such provision.

Section 7. Representations, Warranties, Covenants and Agreements.

Tenant hereby warrants and represents, covenants, and agrees to and with Lender:

(a)  that the Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises and there are no other agreements, written or verbal, governing the tenancy of Tenant with respect to the Premises;

(b)  not to alter or modify the Lease in any respect without prior written consent of Lender;

(c)  to deliver to Lender in accordance with Section 11 a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord;

(d)  that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter transfer the Lease except as permitted by the terms thereof;

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(e)  not to seek to terminate the Lease by reason of any default of Landlord without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default, and the lapse of thirty (30) days after the expiration of such time as Landlord was permitted to cure such default; provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceeds with such efforts and pursues the same to completion, Lender shall have such time as is reasonably necessary to complete curing such default. Notwithstanding the foregoing, in the event either Lender or Landlord do not cure or commence curing such default within the time provided to Landlord under the Lease and the nature of the default threatens Tenant’s ability to conduct its daily business or threatens to materially or adversely damage Tenant’s property located on the Premises, Tenant shall be permitted to exercise its right under the Lease;

(f)  not to pay any rent or other sums due or to become due under the Lease more than thirty (30) days in advance of the date on which the same are due or to become due under the Lease; and

(g)  to certify promptly in writing to Lender in connection with any proposed assignment of the Loan Agreement, whether or not any default on the part of Landlord then exists under the Lease.

Section 8. Assignment.

Tenant further acknowledges that Landlord has collaterally assigned to Lender the Lease and the rents and other amounts, including lease termination fees, if any, due and payable under such leases. In connection therewith, Tenant agrees that, upon receipt by Tenant of a notice from Lender of the occurrence of a default by Landlord under such assignment and a demand by Lender for direct payment to Lender of the rents due under the Lease, Tenant will honor such demand and make all subsequent rent payments directly to Lender. Landlord hereby agrees that any rents, fees or other amounts paid by Tenant to or as directed by Lender pursuant to this section shall be deemed to have been duly and validly paid by Tenant under the Lease, and any such amounts shall be credited against Tenant’s obligations under the Lease as if the same were paid directly to Landlord. Landlord and Tenant each agree that Tenant shall have no obligation to determine whether Landlord is in default under such assignment, and Tenant may rely on such notice and direction from Lender without any duty to investigate.

Section 9. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 10. Trustee.

If the Security Instrument is a deed of trust and this Agreement is entered into by one or more trustees acting on behalf of Lender in his, her or its capacity as trustee and not individually, then Tenant agrees that neither such trustees, nor any of its officers, employees, agents, or shareholders shall be personally liable under this Agreement.

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Section 11. Notice.

(a)  All notices under this Agreement shall be:

(1)  in writing, and shall be

(A)  delivered, in person,

(B)  mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or

(C)  sent by overnight express courier;

(2)  addressed to the intended recipient at its respective address set forth at the end of this Agreement; and

(3)  deemed given on the earlier to occur of:

(A)  the date when the notice is received by the addressee; or

(B)  if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b)  Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 11.

(c)  Any required notice under this Agreement which does not specify how notices are to be given shall be given in accordance with this Section 11.

Section 12. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

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Section 13. Governing Law; Venue and Consent to Jurisdiction.

(a)  Governing Law.

The validity, enforceability, interpretation, and performance of this Agreement shall be governed by the laws of the State without giving effect to any conflict of law or choice of law rules that would result in the application of the laws of another jurisdiction.

(b)  Venue; Consent to Jurisdiction.

In the administration or litigation of a controversy arising under or in relation to this Agreement or the security for the Indebtedness, Landlord and Tenant each consents to the exercise of personal jurisdiction by State court or federal court in such State. Landlord and Tenant each agrees that the State courts have subject matter jurisdiction over such controversies. If Lender elects to sue in State court, Landlord and Tenant each waives any right to remove to federal court or to contest the State court’s jurisdiction. Landlord and Tenant waive any objection to venue in any State court or federal court in such State, and covenants and agrees not to assert any objection to venue, whether based on inconvenience, domicile, habitual residence, or other ground.

Section 14. Severability; Amendments.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect. This Agreement contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by written agreement signed by the parties hereto.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Landlord, Tenant and Lender have signed and delivered this Agreement under seal (where applicable) or have caused this Agreement to be signed and delivered under seal (where applicable) by their duly authorized representative. Where applicable law so provides, Landlord, Tenant and Lender intend that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

TENANT:

SLMLS CORP.
An Illinois corporation d/b/a South Loop Market

By: ________________________________________________________________
Name: ______________________________________________________________
Title: _______________________________________________________________

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LANDLORD:

NOCA BLU APARTMENTS (IL) OWNER LLC,
A Delaware limited liability company

By:	(SEAL)
Name:
Title:

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LENDER:

CBRE MULTIFAMILY CAPITAL, INC.,
a Delaware corporation

By:
Name:
Title:

[ADD NOTARY PROVISIONS]

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EXHIBIT A

[DESCRIPTION OF THE LAND]

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FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

(Trilogy Midwest Multifamily Collection)

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated as of February   , 2025 (“Amendment Date”) by and between the entities listed as Sellers on the signature pages to this Amendment (collectively, “Sellers”) and MORGAN PROPERTIES ACQUISITION COMPANY LLC, a Delaware limited liability company (“Purchaser”).

BACKGROUND:

WHEREAS, Purchaser and Sellers entered into that certain Purchase and Sale Agreement dated as of February 10, 2025 (the “Original Agreement”) with respect to certain real property more particularly set forth in the Original Agreement; and,

WHEREAS, subject to the terms and conditions of this Amendment, the parties now desire to amend the Original Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, intending to be legally bound, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms set forth herein shall have the meanings ascribed to such terms in the Original Agreement unless otherwise defined herein.

2. Extension of Inspection Period. Notwithstanding anything in the Original Agreement to the contrary, the Inspection Period is hereby amended such that it shall expire at 5:00 PM (Chicago Time) on February 28, 2025.

3. Extension of Title Response Deadline. Notwithstanding anything in the Original Agreement to the contrary, Seller Contract Agent may give a Title Response on or before 5:00 PM (Chicago Time) on February 14, 2025.

4. Ratification. Except as modified by this Amendment, the Original Agreement shall remain unmodified and in full force and effect and is hereby ratified and confirmed in all respects by Sellers and Purchaser.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

6. Counterparts. This Amendment may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Electronic or pdf signatures shall be binding as originals.

[signatures on following page]

IN WITNESS WHEREOF, Purchaser and Sellers have duly executed this Amendment as of the Amendment Date.

PURCHASER:

MORGAN PROPERTIES ACQUISITION COMPANY LLC,
a Delaware limited liability company

By:	/s/ Jonathan Morgan
Name:	Jonathan Morgan
Title:	Vice-President

SELLERS:

TMF II EASTON, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II CENTRAL, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II PARK, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

SELLERS (CONTINUED):

TMF II BAILEY, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF II WATERCHASE, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III SAINT, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III COVE, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TMF III WATERFORD PLACE PARTNERSHIP,
a Delaware general partnership

By:
Name :	Neil Gehani
Title:	President and Chief Executive Officer

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SELLERS (CONTINUED):

TMF III CRESCENT, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TLF II STREETS, LLC,
a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TF NOCA BLU, LLC,
a Delaware limited liability company

By:	/s/ Neil Gehani
Name:	Neil Gehani
Title:	President and Chief Executive Officer

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SELLERS (CONTINUED):

TMF III CRESCENT, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TLF II STREETS, LLC, a Delaware limited liability company

By:
Name:	Neil Gehani
Title:	President and Chief Executive Officer

TF NOCA BLU, LLC, a Delaware limited liability company

By:	/s/ Neil Gehani
Name:	Neil Gehani

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